Exhibit 28(p)(3)

Babson Capital Management LLC

TABLE OF CONTENTS

I.	INTRODUCTION		2
II.	POLICY STATEMENT		2
III.	PROCEDURES		2
	PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS		2
	ARTICLE I: General Policies		2
	A.	Standard of Conduct	2
	B.	General Prohibitions	2
	C.	Confidentiality of Client Transactions	3
	ARTICLE II: Specific Policies for Access Persons and Trustees		3
	A.	Access Persons Requirements	3
	B.	Investment Person Requirements	9
	C.	Conflict of Interest	9
	D.	General Policies for Trustees	10
	PART TWO: CCO RESPONSIBILITIES		11
	ARTICLE I: CCO		11
	A.	Appointment	11
	B.	Primary Responsibilities	11
	C.	Reports	12
	PART THREE: GENERAL INFORMATION		12
	ARTICLE I: Liability for Losses		12
	ARTICLE II: Violations		12
	A.	Reporting of Violations	12
	B.	Penalties for Violations	13
	ARTICLE III: Amendments		13
IV.	CONFLICT RESOLUTION AND ESCALATION PROCESS		13
V.	ASSOCIATED POLICIES		14
VI.	GOVERNING REGULATORY STATUTE		14
VII.	BOOKS AND RECORDS RETAINED		14
	SCHEDULE A: DEFINITIONS		18
	SCHEDULE B: PRE-CLEARANCE/REPORTING EXEMPTIONS		26
	SCHEDULE C: ACCOUNT EXEMPTIONS		28

I.	Introduction
The Code of Ethics (“Code”) (i) establishes standards of business conduct related to personal securities transactions, holdings and related accounts  (“personal trading”) that reflect the fiduciary duty of Babson Capital to its Clients; (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are, or may be, an abuse of fiduciary duties or create a Conflict of Interest; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act.

II.	Policy Statement

For purposes of the Code of Ethics and Personal Securities Transactions Policy (“Policy”), all Babson Capital Associates are considered Access Persons. Certain other Access Persons are defined in Schedule A: “Definitions”. All Access Persons are required to acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of the Code should contact the CCO.
Capitalized terms used in the Code, that are not otherwise defined, have the meanings contained in Schedule A:  “Definitions”.

III.	Procedures
PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS
Article I:  General Policies

A.	Standard of Conduct
The principles that govern an Access Person’s personal trading and the standard of conduct (except for a Trustee of a Fund which is covered later), include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Clients;

•	The requirement that all personal trading be in compliance with the Code;
•	The fundamental expectation that an Access Person should not take inappropriate advantage of his/her position; and
•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to applicable Federal Securities Laws.

The Code does not attempt to identify all possible Conflicts of Interest. Literal compliance with the specific provisions of the Code will not excuse Access Persons from personal trading or other conduct that is illegal and/or violates Babson Capital’s fiduciary duty to its Clients.

B.	General Prohibitions
No Access Person or Trustee of a Fund in connection with the purchase, sale or disposition of a Security can directly or indirectly:
•	Knowingly use information concerning the investment intentions of or influence the investment decision making process of Babson Capital and/or its Clients for personal gain or in a manner detrimental to the interests of Babson Capital and/or its Clients;
•	Employ any device, scheme, or artifice to defraud Babson Capital and/or its Clients;
•	Make an untrue statement of a material fact to Babson Capital or its Clients;
•	Omit to state a material fact necessary in order to make any statement made to Babson Capital and/or its Clients, in light of the circumstances under which they are made, not misleading;
•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Babson Capital and/or its Clients; or
•	Engage in any manipulative practice with respect to Babson Capital and/or its Clients.

C.	Confidentiality of Client Transactions
Until disclosed in a public report to shareholders or public filing to the SEC, all information concerning Securities Being Considered for Purchase or Sale by or on behalf of Babson Capital and/or any of its Clients will be kept confidential and disclosed by Access Persons only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the CCO.

Article II: Specific Policies for Access Persons and Trustees
The following are specific policies that govern the personal trading of Access Persons. Unless otherwise subject to the Code by virtue of being an Associate of Babson Capital, Trustees are only required to comply with the General Policies for Trustees section of the Code.

A.	Access Persons Requirements

1.	Requirement to Pre-clear Transactions
No Access Person can purchase or sell any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below.

All Reportable Security transactions must be pre-cleared except for those listed as exempt from pre-clearance on Schedule B of this Code or where the CCO has otherwise granted an exemption to this requirement.  Share lots will be accounted for by utilizing the first-in-first-out (“FIFO”) method.

Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department.  PTA can only be accessed through Babson Capital’s systems and not through a regular internet portal, due to security measures.

All Access Persons are required to obtain pre-clearance via PTA prior to execution of a transaction.  Pre-clearance requests can only be entered into PTA between 8:30 a.m. through 4:00 p.m. Eastern Time (“ET”) on U.S. business days designated by the New York Stock Exchange and are only valid for that given business day (until 11:59 p.m. ET).  Requests entered outside of this timeframe will automatically be denied.  While it is recognized that the difference in foreign market hours can make this more difficult for foreign market trading, every attempt should be made to request pre-clearance during these hours.  Otherwise, special arrangements will need to be made with the Compliance Department for foreign market transactions.

Access Persons unable to pre-clear through PTA (e.g., not a designated user of PTA or unable to submit through PTA through remote access) will contact the Compliance Hotline (a dedicated e-mail and phone number to promptly assist Access Persons with Code related matters) at codeofethics3@massmutual.com or by calling 413.226.1220 between 8:30 a.m. through 4:00 p.m. ET on U.S. business days to request a pre-clearance.  The Compliance Department will submit the request through PTA on behalf of the Access Person and communicate the pre-clearance approval or denial.

Access Persons must contact the Compliance Department for pre-clearance of bonds, private investment funds (including those advised or sub-advised by Babson Capital), Limited Offerings, or Initial Public Offerings.

2.	Requirement for Approved and Select Brokers
Access Persons can only maintain Reportable Accounts with those broker-dealers approved (“Approved Brokers”) by the Compliance Department. Access Persons hired after November 1, 2009 can only conduct personal trading with Approved Brokers offering electronic data feeds (“Select Brokers”).

A current list of Approved and Select Brokers is maintained in PTA. A Select Broker Exception Request Form is also available in PTA.

The following types of Reportable Accounts do not require the use of Approved or Select Brokers:
•	401(k) Plans;
•	529 College Savings Plans;
•	Stocks held in certificate form;
•	Accounts held with OppenheimerFunds; and
•	Accounts held with MassMutual Life Insurance Company or MML Investors Services.

3.	Restricted Securities
No Access Person can trade in the Securities of any issuer that is included on the Restricted List maintained in PTA. The Restricted List is compiled from a variety of internal sources and considered confidential.  Refer to the Insider Trading and Firewall Policy for additional information regarding restrictions.

4.	Open Orders
No Access Person can transact in a Reportable Security subject to pre-clearance in a Reportable Account on the same business day as the purchase or sale of such issuer in a Client account.

5.	Large Cap/ De Minimis Provision
An Access Person that attempts to pre-clear a transaction that would otherwise have been denied pre-clearance solely because (i) the Security is Being Considered for Purchase or Sale or (ii) the Security is trading in a Client account, may receive approval provided that:
•	The issuer of the Security has a market capitalization exceeding U.S. $3 billion (“Large Cap Security”); and
•	The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in the Large Cap Security does not exceed 10,000 shares or $100,000 principal amount of bonds, within any consecutive seven day period.

Such transactions will be subject to all other provisions of the Code.

6.	Gifts of Securities
With regard to a Gift of Securities given or received by an Access Person, the gift itself does not have to be pre-cleared. However, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the gift. A subsequent sale of the Security will be subject to pre-clearance if the Access Person has a Beneficial Interest in the Security.

7.	Investment Clubs
No Access Person can participate in investment clubs. (i.e., a group of individuals pool their assets and make joint decisions on which Securities to purchase or sell.)

8.	Special Order Types
Access Persons are permitted to enter into limit/stop orders.  Pre-clearance approval must be obtained in PTA on the date that the original order is entered.  When requesting pre-clearance, Access Persons must identify the transaction as a limit/stop order and the limit/stop price of the transaction. Limit/stop order approvals are restricted to a period of no longer than 120 days.  Any limit/stop orders unexecuted beyond that 120 days are not valid and pre-clearance must be resubmitted.

Any transaction that takes place as a result of the limit price being obtained is considered a passive transaction and therefore, exempt from pre-clearance.  However, the transaction must be reported on the next Quarterly Transaction Report.

No Access Person can execute a Good ‘Til Canceled (“GTC”) order.

9.	Short Sales, Options, and Margin Transactions
No Access Person can sell short a Security issued by an entity for which Babson Capital is an investment adviser or sub-adviser. However, Access Persons can otherwise engage in short sales, options, and margin transactions, subject to pre-clearance.

Access Persons engaging in short sales should do so under extreme caution as transactions could be frozen, subject to a forced close out or ban on short term trading.   Action necessary to close out a position may not be approved at the time of closing.

With regard to options, an Access Person is required to pre-clear the purchase, sale or exercise of an option whereby the underlying Security requires pre-clearance. However, the assignment of an option to an Access Person does not require pre-clearance.  Naked call options are not permitted because of the potential for a conflict with the Code to occur that would prohibit the Access Person from placing any necessary covering transaction.  Refer to the Ban on Short Term Trading section below for additional information on executing options.

Access Persons are required to pre-clear the purchase or sale of a Security being used to close out a short position or margin call. Access Persons should be aware that they may be prevented from closing out a short position for an extended period of time and/or may be required to have adequate coverage in the margin account at all times.

10.	Ban on Short Term Trading
No Access Person can either purchase and then sell or sell and then re-purchase the same Reportable Security within any 60 calendar day period. This restriction does not apply to Reportable Securities and/or Reportable Accounts exempt from pre-clearance.

Options requiring additional consideration are as follows:

Call Options
An Access Person can purchase a call option that is subject to pre-clearance only if the call option has an expiration of equal to or greater than 60 days from the date of purchase. The Access Person must either (i) hold the option for at least 60 days prior to sale or (ii) if exercised, must hold the option and the underlying Security of the option for a total of 60 days (i.e., the period during which the call option was held will count towards the 60 day holding period for the underlying Security).

An Access Person can sell (i.e. write) a call option that is subject to pre-clearance only if the underlying Security (in the corresponding quantity) has been held for at least 60 days (i.e. covered call).  The Access Person can not engage in a subsequent purchase of a call option unless the conditions specified above are met.

Put Options
An Access Person can purchase a put option that is subject to pre-clearance only if the put option has a period to expiration of at least 60 days from the date of purchase and the Access Person holds the put option for at least 60 days.  If an Access Person purchases a put option on a Security already owned (i.e. put hedge), the time the underlying Security has been held will count towards the 60 day holding period for the put.

No Access Person can sell (i.e. write) a put option on a Security.

No Access Person can use derivatives including futures, options on futures, or options or warrants on a Security to circumvent the restrictions of the Code.  (i.e. No Access Person may use derivative transactions with respect to a Security if the Code otherwise prohibits them from taking the same position directly in the underlying Security.)

11.	Hardship
In certain circumstances of hardship, an exception can be requested of the CCO with respect to otherwise prohibited transactions.  In the event that an exception is granted, any profits realized or losses avoided on such transactions can be subject to disgorgement.

12.	Section 16 Insider Short Swing Profit Prohibition
Access Persons deemed an insider under Section 16 of the Securities Exchange Act of 1934 or Section 30(h) of the 1940 Act are subject to an additional short swing profit prohibition that requires any profit realized from the purchase and subsequent sale or sale and subsequent re-purchase of the issuer’s Securities within a period of less than six months be paid to the issuer.

13.	Excessive Trading and Market Timing
Access Persons are strongly discouraged to engage in excessive trading of Reportable Securities and should expect additional scrutiny when the volume of personal trading is high. The Compliance Department monitors personal trading and can place restrictions and/or recommend disciplinary action if there appears to be a pattern of excessive and/or questionable trading. This restriction does not apply to non-Reportable Securities or trades made by a third-party with investment discretion over a Reportable Account.

Access Persons that invest in an Open-End Investment Company advised or sub-advised by Babson Capital or participate in MassMutual’s 401(k) Plan, are subject to the market timing and excessive trading policies of those entities.

14.	Reporting Obligations
Access Persons should use PTA for all reporting purposes unless otherwise noted below. PTA is available 24 hours a day, 7 days a week.

Access Persons that are unable to report through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form and the Compliance Department will submit the electronic filing through PTA.

a.	Initial Holdings Report and Certification
New Access Persons must file an Initial Holdings Report disclosing the following for each Reportable Security in which they have direct or indirect Beneficial Interest and/or Investment Control:
•	The name and type of Security;

•	The exchange ticker symbol or CUSIP number (as applicable);
•	The number of shares or principal amount;
•	The name of brokers or other service providers of Reportable Accounts; and
•	Submission date.

Access Persons must submit an Initial Holdings Report with a certification that they (i) have read and understand the Code; (ii) are subject to and will comply with its requirements; and (iii) have reported all Reportable Securities holdings and Reportable Accounts. The Initial Holdings Report must be submitted within ten calendar days.  Information must be current as of a date no more than 45 calendar days prior to becoming an Access Person. Personal trading is restricted until this report is filed.

b.	Reportable Account Confirmations and Statements
Access Persons must arrange for copies of confirmations of all Reportable Securities transactions and periodic Reportable Account statements to be sent by brokers or other service providers directly to the Compliance Department in a timely manner.  Reportable Account statements must be submitted on at least a quarterly basis.  If an Access Person’s broker or service provider is unwilling or unable to send confirmations and statements directly, it is the responsibility of the Access Person to ensure that the Compliance Department receives copies of all such documentation.  Confirmations must be delivered to the Compliance Department no later than ten business days following a transaction and Reportable Account statements must be delivered within 30 calendar days after the end of each quarter.

c.	Quarterly Transaction Report and Certification
Access Persons must file a quarterly report (“Quarterly Transaction Report”) disclosing the following:
•	The transaction dates (i.e. trade dates);
•	The name and type of Security;
•	The exchange ticker symbol or CUSIP number (as applicable);
•	The number of shares or principal amount;
•	The interest rate and maturity date (if applicable);
•	The nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition);
•	The transaction price;
•	The name of brokers or other service providers of Reportable Accounts; and
•	Submission date.

Access Persons must submit a Quarterly Transaction Report with a certification that lists all Reportable Security transactions in which they had a Beneficial Interest or Investment Control during the quarter. The Quarterly Transaction Report must be submitted within thirty 30 calendar days after the end of each calendar quarter. This report is required even if there are no transactions in Reportable Securities during the quarter.

d.	Annual Holdings Report and Certification
Access Persons must file an annual report (“Annual Holdings Report”) certifying that they have reported all Reportable Securities holdings and Reportable Accounts and disclosing the following:
•	The name and type of Security;
•	The exchange ticker symbol or CUSIP number (as applicable);
•	The number of shares or principal amount;
•	The name of brokers or other service providers of Reportable Accounts;
•	Adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code; and
•	Submission date.

The Annual Holdings Report must be submitted within thirty 30 calendar days of Babson Capital’s fiscal year-end.  The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the report was submitted. This report is required even if there are no Reportable Securities currently held in any accounts.

e.	Exemptions from Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report
All Reportable Security transactions and holdings must be reported except for those listed as exempt from reporting on Schedule B of this Code or where the CCO has otherwise granted an exemption to this requirement.

f.	Periodic Code Certifications
As amendments to the Code occur or as requested by the CCO, Access Persons must submit a certification that they (i) have read and understand the Code, and (ii) are subject to and will comply with its requirements.

B.	Investment Person Requirements

1.	Duty to Disclose Conflicts
Prior to making any recommendation that Babson Capital buy or sell any Security of an issuer for any Client, Investment Persons are required to disclose to the Compliance Department and their management if they (i) have Beneficial Interest or Investment Control of any Securities of the issuer and whether such Beneficial Interest or Investment Control represents a material interest in such issuer (e.g. owning more than 5% of the total outstanding voting shares of such issuer); or (ii) have a real or perceived Conflict of Interest in connection with the Security.  This restriction does not apply to Securities traded or held by Private Investment Funds managed directly or indirectly by Babson Capital. To the extent that an Investment Person may be deemed to have Beneficial Interest or Investment Control of any such Security solely by reason of such Investment Person having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

2.	Seven Day “Blackout” Period
Investment Persons are subject to an additional seven day “blackout” period whereby they cannot purchase or sell any Reportable Security that is subject to pre-clearance in a Reportable Account within seven calendar days before or after the purchase or sale of the same Issuer for any Client managed by Babson Capital.  Any profits realized or losses avoided with respect to such purchase or sale can be subject to disgorgement.

C.	Conflict of Interest

1.	Real or Perceived Conflict of Interest
Access Persons should avoid any real or perceived Conflict of Interest whenever possible.  Access Persons are required to disclose any real or perceived Conflict of Interest to their management and the Compliance Department and not participate in any aspect of the business relationship with the relevant person or entity until such time as the Conflict of Interest has been resolved. Refer to the Conflicts of Interest Policy for additional information regarding resolution.

2.	Limited Offerings and Initial Public Offerings
No Access Person can purchase an investment in any Initial Public Offering of equity securities, spin-offs, and debt offerings whereby the issuer has not already issued public equity unless such access person has received written approval from the CCO.

No Access Persons can directly or indirectly acquire Beneficial Interest or Investment Control in a Limited Offering without prior written approval by the CCO.

Preclearance requests for Limited Offerings and Initial Public Offerings including preclearance requests related to the purchase or disposition of a Private Investment Fund managed directly or indirectly by Babson Capital or one of its affiliates, must be submitted manually on the Private Placement and IPO Request Form located in PTA.  Once approved, the request will remain in effect for 90 calendar days.  Any subsequent purchases will require additional approval.

To the extent an Access Person wishes to purchase or dispose of shares of a Private Investment Fund managed directly or indirectly by Babson Capital or one of its affiliates, given the nature of such investments and the potential conflicts associated therewith, such investments may also be subject to the Employee Co-Investment Policy.  Request for approvals of such investments will be granted on a case by case basis under the Code of Ethics and through the Employee Co-Investment Policy.

D.	General Policies for Trustees of a Fund

1.	Standard of Conduct
The principles that govern Trustees personal trading and standard of conduct include:
•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;
•	The requirement that all personal trading be in compliance with the Code and each Trustee’s fiduciary duty to the Fund;
•	The fundamental expectation that a Trustee should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

2.	Trustees Requirements
a.	Purchase or Sale of Reportable Securities
No Trustee can purchase or sell any Reportable Security with the actual knowledge that it is Being Considered for Purchase or Sale by or on behalf of a Fund for which they act as a Trustee.

b.	Certificate of Compliance
Trustees are required to submit a written statement, within 30 calendar days after the end of each quarter, to the CCO stating their compliance with the applicable requirements of the Code.

c.	Holdings and Transaction Report Exemptions
With the exception of those Interested Trustees who are also Associates of Babson Capital and therefore subject to all applicable reporting requirements of the Code, Disinterested and Interested Trustees are exempt from filing an Initial Holdings Report.

Disinterested and Interested Trustees are exempt from filing a Quarterly Transaction Report in accordance with the Reporting Obligations section, except if in the ordinary course of fulfilling official duties as a Trustee, knew or should have known that during the 15 calendar days immediately before and after their transaction in a Security that it was Held Or To Be Acquired by the Fund or its investment adviser.

Interested Trustees are required to complete an Annual Holdings Report in accordance with the Reporting Obligations section of the Code. However, Disinterested Trustees are exempt from completing the Annual Holdings Report.

d.	Serving on Boards of Directors or Trustees
Trustees must notify the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

PART TWO: CCO RESPONSIBILITIES

Article I:  CCO

A.	Appointment
Babson Capital has designated a CCO who will have the authority and responsibility to administer this Code.  Additionally, the CCO can designate persons to act on his or her behalf including handling, without limitation, pre-clearance requests, reviewing transaction and holding reports submitted by Access Persons and granting exceptions to the Code as appropriate.

B.	Primary Responsibilities
The CCO must be familiar with investment compliance practices and policies and report any material matter to the President, CEO, General Counsel, and the relevant Board of Managers/Directors.

The CCO is responsible to:
•	Furnish Access Persons with a copy of the Code and any amendments thereto, and periodically inform them of their duties and obligations there under;
•	Develop policies and procedures designed to implement, maintain, and enforce the Code;
•	Conduct periodic training to explain and reinforce the terms of the Code;
•	Conduct periodic reviews of the reports required to be submitted by Access Persons under the Code, the scope and frequency of such review to be determined by the CCO;
•	Interpret and answer questions regarding the Code, as they relate to laws and regulations;
•	Oversee the manner of disposition of any profits required to be disgorged in conformance with the Code and related guidelines;
•	Maintain confidential information regarding personal trading and holdings and only disclose such information to persons with a clear need to know, as appropriate, including state and federal regulators;
•	Review this Code on a regular basis and recommend material amendments to Babson Capital’s President, CEO, General Counsel, and the relevant Board of Managers/Directors, as appropriate; and
•	Grant and document exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the principles of the Code, and the requirements of applicable laws and regulations.

C.	Reports
The CCO is required to:
•	Prepare a quarterly report documenting any material violations during the previous quarter and any other significant information concerning the application of the Code. Report to Babson Capital’s Conflicts Committee, and, as requested, the relevant Board of Managers/Directors or the Board of Trustees of each Fund advised or sub-advised by Babson Capital;
•	Prepare a report, at least annually, summarizing any material exceptions or exemptions concerning personal trading made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflict of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. This report is submitted to Babson Capital’s Conflicts Committee, relevant Board of Managers/Directors and the Board of Trustees of each Fund; and
•	Annually certify, upon request, to each Fund’s Board of Trustees that policies and procedures are in place to reasonably prevent Access Persons from violating the Code.

PART THREE: GENERAL INFORMATION
Article I:  Liability for Losses
Babson Capital and/or its Clients are not liable for any losses incurred or profits avoided resulting from the implementation or enforcement of the Code.  The ability to purchase and sell Securities is limited by the Code and trading activity by Babson Capital and/or its Clients can affect the timing of when a Security can be bought or sold by an Access Person.

Article II:  Violations

A.	Reporting of Violations
Actual or possible violations of the Code will be brought to the immediate attention of the CCO.  It is a violation of the Code to deliberately fail to report a violation or withhold pertinent information.

Good faith reporting of suspected violations of the Code by others will not subject the reporting person to penalty or reprisal by Babson Capital.

B.	Penalties for Violations
Penalties for violating Federal Securities Laws can be severe, for both the Access Persons involved in such unlawful conduct and Babson Capital.  Access Persons can be subject to penalties even if they do not personally benefit from the violation.  Penalties can include civil injunctions, disgorgement of profits made or losses avoided, jail sentences, fines.

Any violation of the Code can also be subject to sanctions imposed by Babson Capital as deemed appropriate by the CCO.  Such sanctions can include but not limited to: written warnings, fines, bans on personal trading, disgorgement of profits, personnel action (e.g., termination of employment) or referral to civil or criminal authorities.  A schedule of sanctions is available upon request from the Compliance Department.

Sanctions for violation of the Code by either an Interested Trustee who is not an Access Person of Babson Capital or a Disinterested Trustee of a Fund will be determined by the CCO and the relevant Fund chief compliance officer.

Article III:  Amendments
Material amendments to the Code will be approved by the CCO and the Conflicts Committee.  Material amendments to the Code will be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment.

The Funds respective Boards of Trustees must approve any material amendments to the codes of ethics of the Fund and its investment adviser within six months of the adoption of the material amendments in accordance with the requirements of Rule 17j-1.

The CCO will provide each Access Person with a copy of any amendments to the Code.

IV.	Conflict Resolution and Escalation Process
Associates should immediately report any issues they believe are a potential or actual breach of this Policy to their relevant business unit management and to the Chief Compliance Officer or the Compliance Subject Matter Expert identified in this Policy.  The Chief Compliance Officer or designee will review the matter and determine whether the issue is an actual breach and whether to grant an exception, and/or the appropriate course of action.  When making such determination, the Chief Compliance Officer may, as part of his/her review, discuss the matter with relevant business unit management, members of the Senior Management Team, governance committees or other parties (i.e. legal counsel, auditor, etc).

The Compliance Department can grant exceptions to any provision of this Policy so long as such exceptions are consistent with the purpose of the Policy and applicable law, are documented and such documentation is retained for the required retention period.    Any questions regarding the applicability of this Policy should be directed to the identified Compliance Subject Matter Expert or the Chief Compliance Officer.

V.	Associated Policies
•	Conflicts of Interest
•	Employee Co-Investment
•	Insider Trading and Firewall
•	Regulatory Filings and Client Disclosures

VI.	Governing Regulatory Statute
•	Applicable Federal Securities Laws
•	Section 204A of the Advisers Act
•	Rule 204A-1 under the Advisers Act
•	Rule 17j-1 under the 1940 Act
•	Sections 1041A, B, C, E, F and H and 1042A of the Corporations Act
•	Sections 12DA and DF of the ASIC Act
•	Section 16 of the Securities Exchange Act of 1934 or Section 30 (h) of the 1940 Act

VII.	Books and Records Retained
The table below identifies each record that is required to be retained as it relates to this Policy:
Description /Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Access Persons are required to acknowledge receipt of the Code and any amendments thereto	Various Code of Ethics Acknowledgements	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Exception request and CCO approval of exceptions	Personal Trading Exceptions	Access Person	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement
New Access Persons must file an Initial Holdings Report	Initial Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Description /Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Access Persons will arrange for copies of confirmations of all Reportable Securities transactions and periodic account statements to be sent by the Access Person's broker(s) directly to the Compliance	Personal Brokerage Statements & Transaction Confirmations in lieu of Holdings and Transaction Reports	Access Person’s Brokerage Firm	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
All Access Persons will submit a Quarterly Transaction Report and certify that the Quarterly Transaction Report lists all Reportable Security transactions	Quarterly Transactions Report and Certification	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Access Persons must submit an Annual Holdings Report	Annual Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Access Persons are required to certify to the list of their Reportable Accounts disclosed at this time, even if there are no Reportable Securities currently held in the accounts	Access Person Certification of Reportable Accounts	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Trustees will submit a written statement to the CCO that he or she has complied with the applicable requirements of this Code	CI & PI Trustee Quarterly Transaction Certification or Waiver	Trustee	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The CCO will prepare a quarterly violation report as well as an annual material exception report	CCO Violation Reports	Compliance / Risk Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The CCO will annually certify, to each Fund’s Board of Trustees, that Babson Capital and each Fund it advises have adopted procedures	Quarterly CI PI Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Description /Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
A copy of the Code or any other Code which has been in effect during the most recent eight year period	Code of Ethics and Personal Trading Policy	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A record of any Code violations	Code Violation Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Record of Sanction Memos sent to Access Persons	Sanction Memos	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A list of all Access Persons and Investment Persons currently or within the most recent eight year period who are or were required to make reports	Applicable Persons List	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings, Limited Offerings  and  Co-Investments for at least eight years after the end of the fiscal year in which the approval is granted
	Private Placement and IPO Participation Request Form, Co-Investment Request Form	Access Person	Compliance Departments	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Any material amendments to the Code will be reported to the relevant Board of Managers / Directors for review	Code of Ethics Policy Management Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The Fund must approve any material changes to the codes of ethics of the Fund and its investment adviser	Trustee approvals of the Code	Compliance Department	Compliance Department	8 Years	Rule 17j-1 of 1940 Act

Description /Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Record of Pre-clearance Requests (including those received under the Employee Co-Investment Policy)	Pre-clearance Requests	Access Persons	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement
List of Reportable Funds	Reportable Funds list	MassMutual Corporate Compliance	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement
Code of Ethics Training Materials and supporting documentation	Code of Ethics Training Materials	Compliance Department	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement
CI/PI Officers Quarterly Certification	CI/PI Officers Quarterly Certification	Applicable Fund Officers	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement
Tennenbaum Quarterly Certification	Tennenbaum Quarterly Certification	Applicable Portfolio Managers	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

SCHEDULE A - DEFINITIONS

1940 Act	The Investment Company Act of 1940.
Access Person
An Access Person includes:

1.            Any Associate of Babson Capital;
2.            Any director, trustee, officer or employee of a Fund or Babson Capital (or of any company in a control relationship to the Fund or Babson Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.
3.            Any natural person in a control relationship to the Fund or Babson Capital who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.
4.            Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

Advisers Act	The Investment Advisers Act of 1940.
Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with Babson Capital.
Associate
An Associate includes: (i) any employee, officer, director, and member of any board of managers of Babson Capital and any other subsidiaries which may be subsequently organized and that adopt this Code; (ii) any person who provides investment advice on behalf of Babson Capital and is subject to the supervision and control of Babson Capital; (iii)  any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Babson Capital for a period of 30 days or more unless otherwise exempted by the CCO; or (iv) any other individual as the CCO deems appropriate.

Automatic Investment Plan
A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation.  Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) Plan.

Babson Capital	Babson Capital Management LLC and any additional subsidiaries which may be subsequently organized that adopt this Code.
Being Considered for Purchase or Sale
A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed between Investment Persons and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Beneficial Interest
Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in Securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her benefit (e.g., IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person's rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The Chief Compliance Officer of Babson Capital or his/her designee.
Closed-End Investment Company
An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities.  Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed.  A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made.  After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter).

Compliance Department	The Compliance Department of Babson Capital.

Conflict of Interest
A Conflict of Interest exists when an Access Person, a family member of an Access Person, or a personal friend of an Access Person has a direct or indirect material personal financial interest (either through employment, an ownership interest or an investment) in an issuer whose Securities are subject to a recommendation to purchase or sell for a Client account, or in a supplier, vendor, enterprise, company, firm, government entity, or other entity that is doing business with or seeking to do business with Babson Capital.

Direct Obligation of the Government of the United States
Any Security directly issued or guaranteed as to principal or interest by the United States.  Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities).  Agency bonds, including Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.
Exchange-Traded Fund (“ETF”)
An exchange-traded fund, or ETF, is a type of Investment Company whose investment objective is to achieve the same return as a particular market index.  An ETF primarily invests in the Securities of companies that are included in a given market index, investing in either all or a representative sample of the Securities included in the index. For example, one type of ETF, known as a Spider or SPDR, invests in all of the stocks contained in the S&P 500 Composite Stock Price Index.
An ETF can be legally classified as an Open-End Investment Company or unit investment trust (UIT).  If a fund trades on an exchange it does not automatically meet the definition of Exchange-Traded Fund.  The fund must be tied to an index and it cannot be a Closed-End Investment Company.  Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

Federal Securities Laws
For Babson Capital Management, this includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the abovementioned statues.   For Babson Capital Australia this includes the Corporations Act, ASIC Act, Australian Consumer Law Act, Financial Transactions Reporting Act, Commonwealth Crimes Act and related rules and regulations.

Fund	Any registered investment company who has adopted the Code as its own to satisfy applicable regulatory requirements or for which the CCO deems this Code to be applicable.
Gift of Securities
The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person's Immediate Family; or (iii) to you over which you do not control the timing.

High Quality Short-Term Debt Instrument	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized securities rating organization.
HOLDR
A trust–issued receipt that represents your beneficial ownership of a specified group of stocks.  With a HOLDR, you can own a group of stocks as one asset or unbundle them to own each of the underlying stocks. Then, you can trade the stocks individually to meet your tax or investment goals. This feature also facilitates more advanced portfolio strategies without requiring you to monitor each of the individual stocks.  A HOLDR is exchange-traded and priced throughout the trading day just like any other stock.

Immediate Family
Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household.  Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person.  The CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person's Immediate Family does not exist or is too remote for purposes of the Code.

Initial Public Offering (“IPO”)
Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.  This also includes equivalent offerings in Australia.

Interested Trustee	A Trustee of a Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.
Investment Company
An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act.  Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts.

Investment Control
Any instance where an Access Person, or an Immediate Family Member, exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control could include but are not limited to: (a) an account over which an Access Person exercises investment decision-making authority under a power of attorney or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity.

Investment Person	Any Access Person who is a portfolio manager, research analyst or trader, as well as any other individual(s) designated by the CCO.
Involuntary Purchase or Sale
Transactions that are outside of the Access Person’s control.  This includes activities due to corporate reorganizations such as the acquisition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar event generally applicable to all holders of the same class of securities.  This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

However, voluntary tenders and other non-mandatory corporate actions would NOT be considered involuntary, nor would a purchase and/or sale made as a result of a margin call or forced cover of a short position.

Limited Offering
A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Babson Capital.  This also includes equivalent offerings in Australia.

MassMutual 401(k) Plan	Securities held by a trust established to fund the employee retirement benefit plans of Massachusetts Mutual Life Insurance Company and its subsidiaries.
No Direct or Indirect Control
Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account.

Open-End Investment Company
An Investment Company as defined under the 1940 Act which is offering for sale or has outstanding any redeemable security, also known as a mutual fund.  The capitalization of an Open-End Investment Company is open-ended; as more investors buy shares of an Open-End Investment Company, its capital expands.  Conversely, when investors liquidate their holdings, its capital shrinks.

PTA	An intranet-based personal securities trading module used to facilitate pre-clearance, accurate reporting, and oversight of personal trading.
Reportable Account
All accounts in which an Access Person has Beneficial Interest or Investment Control and holds, or has the ability to hold, Reportable Securities.  These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.

Reportable Fund
Any Investment Company for which Babson Capital serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Babson Capital, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries.

Such funds generally include the MassMutual Series Funds, the MassMutual Premier Funds,  Babson Capital Corporate Investors Fund, Babson Capital Participation Investors Fund, Babson Capital Global Short Duration High Yield Fund and the Oppenheimer Funds.  However, this universe is subject to change and thus a current list of Reportable Funds is published from time to time by the Compliance Department.

Reportable Security	Any Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedule B of this Code.

Reportable Security Held Or To Be Acquired
A Reportable Security which, within the most recent 15 calendar days, (i) is or has been held by the Fund and/or a Client or (ii) is being or has been considered by the Fund or a Client; (iii) and such information has been conveyed to Trustees.  This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was held or considered.  The CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.

SEC	U.S. Securities and Exchange Commission
Security
A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act.

The definition of Security is regardless of the registration status or domicile of registration of said Security (i.e. the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.  References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee	A trustee of a Fund who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

SCHEDULE B – PRE-CLEARANCE/REPORTING EXEMPTIONS
(Definitions for italicized terms may be found in Schedule A - Definitions)

Security/Transaction Type	Exempt From Pre-Clearance	Exempt From Initial Holdings Report, Annual Holding Report and Quarterly Transaction Report
Bank Certificate of Deposit	Yes	Yes
Bankers Acceptance	Yes	Yes
Commercial Paper	Yes	Yes
Direct Obligation of the Government of the United States	Yes	Yes
High Quality Short-Term Debt Instrument	Yes	Yes
Money Market Funds (including those advised and sub-advised by Babson Capital)	Yes	Yes
Repurchase Agreement	Yes	Yes
Security traded by a Babson Capital Private Investment Fund[1]	Yes[1]	Yes[1]

Automatic Investment Plan (“AIP”)[2]	Yes	Partially – Not reportable on Quarterly Transaction Report. but must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.
Open-End Investment Company[3] or other fund organized outside the U.S. with structure similar to that of an open-end investment company	Yes
Partially – Not reportable except Reportable Funds, including those held through a variable annuity or life insurance product, which are not exempt and must be reported unless held through a Babson Capital offered benefit plan.[4]

Variable Annuity and/or Variable Life Insurance	Yes	Partially – Not reportable except those tracking a Reportable Fund advised/sub-advised by Babson Capital or a member of the MassMutual family.[4]

Agricultural/physical commodities or commodity futures (e.g., gold, wheat, etc.)	Yes	No
Derivative based on broad-based index, interest rate, currency, or other security exempt from pre-clearance (e.g., futures on a Direct Obligation of the Government of the United States)	Yes - Only upon pre-approval by the Compliance Department	No
Exchange-Traded Fund 3	Yes	No
Gift of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No
Grant of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (e.g. stock option grant is exempt but exercise is not)	No
HOLDR	Yes – Purchase itself exempt; however the transaction to “unbundle” must be pre-cleared as a purchase of each individual stock received/disposed of	No
Involuntary Purchase or Sale	Yes	No
Municipal Bond	Yes	No
No Direct or Indirect Control	Yes - Only upon pre-approval by the Compliance Department	No

“Shadow Shares” of a Reportable Fund traded on the NYSE	No5	Yes

1	To the extent that an Access Person is deemed to have Beneficial Interest and/or Investment Control of Securities traded or held by a Babson Capital Private Investment Fund solely by reason of having invested in the Babson Capital Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Babson Capital Private Investment Fund, the Access Person does not need to report the Babson Capital Private Investment Fund's trades and holdings. The Babson Capital Private Investment Fund's trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A "Babson Capital Private Investment Fund" is a fund managed directly or indirectly by Babson Capital that is exempt from registration as an Investment Company under the 1940 Act.
2	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
3	Closed-end investment companies are not exempt.
4	Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other Babson Capital offered benefit plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons.
5	Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

SCHEDULE C –ACCOUNT EXEMPTIONS
(Definitions for italicized terms may be found in Schedule A - Definitions)

Account Type	Exempt From Pre-Clearance	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report	Pre-approval required from Compliance Department
Mutual Fund And Retirement Accounts
401(k) plans which only offer non-Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No
Australian Superannuation Funds are non-discretionary (i.e. after you make the investment asset class choice, decisions are made by the Fund’s manager).	Yes	Yes	Yes
UTMA or UGMA accounts for a minor child where someone other than you is the custodian	Yes	Yes	No
529 Plans that can only invest in non-Reportable Funds	Yes	Yes	No
Other Accounts
Accounts setup solely for an employee stock option plan, dividend re-investment plan, or other direct investment programs	Yes	No	No
Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No
Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: account becomes reportable when triggering event occurs.
	Yes	Yes	No
Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No
Accounts Requiring Pre-Approval For Exemption
Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes
Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes

Chilton Investment Company, LLC

Section 6:	Code of Ethics

6.1	General Provisions

In the interests of meeting its responsibilities to its Clients and Investors, and pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, the Firm has promulgated this Code of Ethics (the “Code”).

The Code sets forth the standards of conduct and other obligations that the Firm requires of all of its supervised persons – including its directors, officers and employees.  These standards are designed to guide the activities of the Firm and its employees in light of the duties that the Firm owes to its Clients and Investors.

As a minimum, the Firm’s Access Persons (as defined below) and other supervised persons are expected to review the Code, understand its implications, and comply with the specific procedures it sets out.  However, the Firm hopes that employees will strive to live up to not only the letter of the law (and this Code), but also to the ideals of the Firm and the high standards of professional and personal conduct to which the Firm is dedicated.

Standards of Business Conduct

The Firm requires that its supervised persons:

•	demonstrate high standards of moral and ethical conduct;

•	act in accordance with the Firm’s fiduciary duties to its Clients and Investors; and

•	comply with all applicable federal securities laws.

Without limiting the generality of the foregoing, Rule 17j-1(b) of the 1940 Act makes it unlawful for any supervised person or other affiliated person of the Firm to, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Registered Fund:

•	employ any device or scheme to defraud the Registered Fund;

•	make an untrue statement of material fact to the Registered Fund or omit to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Registered Fund; or

•	engage in any manipulative practice with respect to the Registered Fund.

No supervised person or other affiliated person of the Firm may engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

Moral and Ethical Conduct. The Firm is dedicated to providing effective, appropriate and professional investment management services to its advisory Clients and for the benefit of Investors.  The Firm’s reputation is a reflection of the quality of its employees and their dedication to excellence in serving the Firm’s Clients and Investors.  To ensure these qualities and dedication to excellence, supervised persons must possess the requisite qualifications of experience, education, intelligence, and judgment necessary to effectively serve as investment management professionals.  In addition, every supervised person is expected to demonstrate high standards of moral and ethical conduct for continued employment or affiliation with Chilton. The principles of openness, integrity, honesty and trust should guide supervised persons in their conduct on behalf of Chilton at all times.

Fiduciary Duties. As a registered investment adviser, the Firm has fiduciary responsibility to its clients.  In the context of the Firm’s business, fiduciary responsibility should be thought of as the duty to place the interests of the client before those of the investment adviser. Failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act.  Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to engage or continue to engage the adviser to manage the client’s investments.  The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm.  An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients. Finally, fiduciary responsibility includes the duty to avoid taking inappropriate advantage of one’s position. The Firm’s supervised persons are required to act in accordance with these fiduciary duties at all times.

Compliance with Federal Securities Laws.  The Firm’s supervised persons are also required to comply with all applicable federal securities laws in the conduct of their work on behalf of the Firm. This Compliance Manual is intended to address certain laws applicable to the Firm’s activities. Employees who have any questions about the impact of any of the laws, rules or regulations set forth herein should consult with a member of the Legal and Compliance Department.

For purposes of the foregoing, “federal securities laws” means: the Securities Act of 1933; the Securities Exchange Act of 1934; the Sarbanes-Oxley Act of 2002; the 1940 Act; the Advisers Act; Title V of the Gramm-Leach-Bliley Act; any rules adopted by the SEC under any of those statutes; and the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

The provisions of this Code are not meant to be all-inclusive but are intended as a guide for employees in their conduct.  This Code is also intended to lessen the chance of any misunderstanding between the Firm and its employees regarding matters such as personal trading.  In those situations where an employee may be uncertain as to the intent or purpose of this Code, he/she is advised to consult with the General Counsel and CCO.  The General Counsel and CCO may, under circumstances that are considered appropriate or after consultation with the Compliance Committee, grant exceptions to the provisions contained in this Code only when it is clear that the interests of Clients and Investors will not be adversely affected.  All questions arising in connection with personal securities trading should be resolved in favor of the interest of the Clients and Investors even at the expense of the interests of employees.  The Compliance Committee will satisfy themselves as to the adherence to this policy through periodic reports by the General Counsel and/or the CCO.

Applicability of Securities Transaction Reporting Provisions

The Firm’s “Access Persons” are required to provide the Firm with the securities transaction and holdings information described in Section 6.4. The Advisers Act defines an “Access Person” as any of the Firm’s supervised persons, including its directors, officers and employees, who have access to nonpublic information about client holdings or securities transactions, or who are involved in making (or have access to) nonpublic securities recommendations to clients. The 1940 Act defines “Access Persons” of an adviser to include (i)  any director, officer, general partner or employee of the adviser (or any company in a control relationship to an adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Registered Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to an adviser that obtains information concerning recommendations made to a Registered Fund with regard to purchase or sale of Covered Securities by the Registered Fund.  Given the Firm’s size and the variety of ways in which Chilton and CPC personnel may have access to information about Fund portfolios and trading activities in connection with the performance of their duties, the Firm has decided to treat all employees, officers and inside directors of Chilton and CPC as “Access Persons” for purposes of this Code. Directors who are not also employees or officers of Chilton or CPC will not be given access to information regarding nonpublic holdings and recommendations, and therefore, are not considered Access Persons and need not comply with the provisions of Sections 6.3 and 6.4.

Effective Date:  November 2012

Failure to Comply with the Provisions of the Code – Reporting Obligations and Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Chilton.  It is important that employees understand the reasons for compliance with this Code.  The Firm’s reputation for fair and honest dealing with its Clients and Investors, and the investment community in general, has taken considerable time to build.  This standing could be seriously damaged as the result of even a single securities transaction or other action considered questionable in light of the fiduciary duty owed to Clients and Investors.  Employees are urged to seek the advice of the CCO and/or a designee for any questions as to the application of this Code to their individual circumstances.  Employees should also understand that a material breach of the provisions of this Code may constitute grounds for termination of employment with Chilton. Breaches of this Code may also subject employees to lesser disciplinary action, including, without limitation, warnings, reprimands, temporary suspensions, financial penalties or probation. In addition, the Firm may choose or be required to report certain types of disciplinary actions to regulators that enforce securities or other laws.

Each Chilton employee – whatever his or her position – is responsible for upholding the standards set forth in the Code. Each employee is obligated to report any violation of the Code.  If an employee believes that something he or she has done, or that any other supervised person has done, may violate the Code, the employee must promptly report the issue to his or her supervisor and to the CCO and/or a designee.

Distribution of the Code and Any Amendments

It will be the responsibility of the CCO and/or a designee to ensure that the Firm distributes a copy of this Code (and any amendments) to all supervised persons and all other Access Persons. All supervised persons and all other Access Persons will be required to acknowledge in writing their receipt of the Code (and any amendments). Because this Code contains at least the same requirements as the Code of Ethics promulgated to comply with Rule 17j-1 under the 1940 Act (the “17j-1 Code”), an acknowledgement of receipt of this Code (and any amendments) shall also constitute acknowledgement for purposes of the 17j-1 Code.   Any material changes to the 17j-1 Code (i) will be submitted to the Board of Directors of each Registered Fund for which Chilton serves as investment adviser for approval within six months of adoption of such change and (ii) will promptly be reflected herein such that this Code continues to contain at least the same requirements as the 17j-1 Code.

Reports to the Board of Directors of a Registered Fund

At least once a year, the CCO will review the adequacy of the 17j-1 Code and the effectiveness of its implementation. In addition, annually Chilton will provide a written report to the Board of Directors of any Registered Fund for which Chilton serves as investment adviser that describes any issues arising under the 17j-1 Code since the last report to the Registered Fund’s Board of Directors, including, but not limited to, information about material violations of the 17j-1 Code or the procedures thereunder and sanctions imposed in response to the material violations. The report will also certify to such Board of Directors that Chilton has adopted procedures reasonably necessary to prevent Access Persons from violating the 17j-1 Code.

Effective Date:  November 2012

6.2	Terms Applicable to this Code

Covered Securities

Section 202(a)(18) of the Advisers Act and Section 2(a)(3) of the 1940 Act define the term “Security” as follows:

[A]ny note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to a foreign currency, or in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of this Code, the term “Covered Securities” means all such Securities described above except:

•	Securities that are direct obligations of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares of money market funds; and

•	Shares of any registered open-end investment company (i.e., mutual funds) (so long as Chilton does not act as an investment adviser, sub-adviser or principal underwriter of the fund).

Although the term “Covered Securities” represents a broad list of investment products, for purposes of this Code the term will most often apply to securities listed on any of the nationally-recognized stock exchanges of the United States (i.e., the New York Stock Exchange, American Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, or Philadelphia/Baltimore Stock Exchange, or the National Association of Securities Dealers Automated Quotation (“NASDAQ”) market).

For the avoidance of doubt, the term “Covered Securities” specifically includes but is not limited to:

•	Securities of companies domiciled inside and outside of the United States;

•	Private placements and restricted securities;

•	Puts, calls, options including index options, warrants and similar securities that provide a right to acquire or sell equity securities upon exercise or conversion, whether or not such instruments are presently exercisable;

•	Bank loans, corporate bonds, direct obligations of any city, county, or state of the U.S., direct obligations of any foreign government, trade claims, litigation claims, trust certificates, and securities and obligations of distressed entities;

•	Debt and equity derivative securities, such as equity swap contracts and credit default swaps for which the underlying reference security would otherwise be a Covered Security hereunder, providing the holder with a synthetic position in an underlying security;

Effective Date:  November 2012

•	Exchange-traded funds, such as the NASDAQ 100 Index Tracking Stock (ticker “QQQ”) and Standard & Poor’s Depository Receipts (ticker “SPY”);

•	Trust issued receipts, such as the “HOLDRS” products (e.g., ticker “SMH”); and

•	Other financial instruments as determined by Chilton in its discretion.

If there is any question by an employee as to whether a security is a Covered Security under this Code, he/she should consult with the CCO and/or a designee for clarification on the issue before entering into any transaction with respect to the security.

Personal Accounts and No Control Accounts

For purposes of this Code, the term “Personal Account” means an account over which an employee has any direct or indirect influence or control.

For purposes of this Code, it is presumed that each of the following accounts constitutes a “Personal Account” of an employee:

•	A brokerage account in the name of or for the benefit of:

a.    the employee, either individually or jointly;

b.    the employee’s spouse;

c.    any child of the employee sharing the same household as the employee; or

d.    any person who is financially dependent upon the employee.

•	Any account over which the employee has the power, directly or indirectly, to influence the investment decisions.

Notwithstanding the presumption noted above, the term “Personal Account” does not include an employee account that substantially tracks a Client Account (a “Parallel Account”), a No Control Account (as defined below) or an open-end mutual fund account that is not held at a broker, dealer or bank and that cannot maintain individual equity securities, so long as it does not hold shares of mutual funds for which Chilton acts as an adviser.  The Firm reserves the right to review any such account and/or subject it to some or all of the provisions of this Code.

For purposes of this Code a “No Control Account” means an account with respect to which an employee may have a direct or indirect beneficial ownership but over which the employee has no direct or indirect influence or control and which has been approved by the CCO to be treated as a No Control Account, which may include among others a non self-directed 401(k) account and an employee stock purchase plan account.

If an employee believes that any account (including an account that falls under one of the presumptions listed above) should be designated a No Control Account and exempt from the definition of a Personal Account, he/she should so advise the CCO at which time the employee will be required to complete a Request for No Control Account Consideration attached as Exhibit 5.  The CCO and or its designee will determine, in its discretion, whether the account will be approved to be treated as a No Control Account.  While transactions in No Control Accounts do not require pre-clearance, copies of Trade Confirmations and Brokerage Statements for No Control Accounts are required as set out in Section 6.4 below.  On an annual basis, employees are required to certify to No Control Account status by completing the No Control Account Certification attached as Exhibit 6.

Effective Date:  November 2012

6.3	Personal Trading by Employees

Personal securities transactions by employees are subject to the following trading restrictions:

Rules Regarding Purchases

•	Employees generally may not directly or indirectly purchase any Covered Security in a Personal Account, subject to the following exceptions:

o	Employees may purchase (i) a Covered Security that is the subject of a private placement, (ii) corporate bonds, (iii) direct obligations of any city, county or state government in the U.S. or (iv) direct obligations of any foreign governments, but in each case only if the employee obtains prior written approval in accordance with the Pre-Clearance Procedures of this Code.

o	Employees may purchase open-end mutual funds and closed-end mutual funds (but not ETFs and not in an initial public offering or private placement) in a Personal Account without obtaining pre-clearance. ETFs may be purchased by certain qualified employees subject to the rules described below.

•	Covered Securities already held in a Personal Account at the time an employee begins employment with Chilton may continue to be held, but additional shares of such securities generally may not be directly or indirectly acquired in the Personal Account except as permitted above or through an automatic investment plan.

•	Employees may not purchase in a Parallel Account a Covered Security that is the subject of a private placement or an initial public offering.

Rules Regarding Sales

•	Employees may sell a Covered Security in a Personal Account if the employee obtains prior written approval, in accordance with the Pre-Clearance Procedures of this Code, except

o	Employees may sell open-end mutual funds and closed-end mutual funds (but not ETFs) in a Personal Account without obtaining pre-clearance.

•	Employees are prohibited from selling short any Covered Security in a Personal Account.

Rules Regarding ETFs

Employees of Chilton with the title of Senior Vice President and above only and certain employees of affiliated entities as determined on a case-by-case basis by the senior management of such entities, may purchase and sell ETFs.  The following rules apply to such transactions:

•	A total of twelve (12) ETF purchases are allowed in any calendar year with pre-clearance.

•	ETF purchases have a required thirty (30) day holding period. The holding period starts from the date of purchase.

•	There is no limit on the number of ETF sales. Pre-clearance is still required for ETF sales.

•	An established position in an ETF can be added to with pre-clearance. However, each additional purchase will count toward the limit of twelve ETF purchases and must be held for the thirty day holding period.

Effective Date:  November 2012

•	The approval of an ETF purchase or sale is effective only for the same day such approval was made. If an ETF transaction is not made on the date of approval, a new pre-clearance request must be made.

•	If a Portfolio Manager is trading in an ETF for the Firm or CPC when pre-clearance for the same ETF is requested by an employee, the employee’s request will be denied.

•	A Portfolio Manager cannot purchase an ETF for his personal account ahead of the Funds and/or Managed Accounts managed by the Portfolio Manager. If this happens, the Portfolio Manager may have to break the personal trade and disgorge profits.

•	At the point of purchase, a Portfolio Manager cannot take a position in an ETF for his personal account that is in the opposite direction of such ETF’s position in the Funds and/or Managed Accounts managed by the Portfolio Manager at such time.

With respect to any ETF requested to be purchased by an employee, the trading restrictions contained in the last three bullets above may also apply with respect to other ETFs that are substantially similar to the ETF at issue, as determined by the Legal and Compliance Department.  In addition, notwithstanding anything set forth in this section of the Manual regarding trading of ETFs, the Legal and Compliance Department retains authority to restrict any trade that creates an actual or apparent conflict of interest.

Trading Restrictions Based on Knowledge

Unless an employee has disclosed all relevant information to the General Counsel and/or CCO regarding the applicable issue below and has received pre-clearance to trade, no employee may purchase or sell a Covered Security in a Personal Account if the employee is aware that:

•	Such security is being considered for purchase or sale by the Research Department or Research Personnel, whether or not any order has been entered with the Trading Department;

•	The employee’s trade is in a direction contrary to that currently recommended by the Research Department or Research Personnel, i.e., selling a security when the Research Department is recommending the purchase of that security or vice versa;

•	With respect to a purchase transaction by the employee, a Client or a client of CPC is selling such security or a related security, or has sold such a security within the past five (5) business days; or

•	With respect to a sale transaction by the employee, a Client or a client of CPC is purchasing that security or a related security, or has purchased such a security within the past five (5) business days.

Special Circumstances

An employee may engage in a purchase or sale transaction in a Covered Security necessitated by special circumstances (such as estate planning) if the employee informs the General Counsel and/or CCO of the circumstances and obtains prior written approval for the transaction, in accordance with the Pre-Clearance Procedures of this Code.  The General Counsel and/or CCO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty, would otherwise be inconsistent with applicable laws and/or Chilton’s policies and procedures, or would create an appearance of impropriety.  If approval for a transaction is granted, the Firm may impose certain conditions that could impact the manner and timing of the transaction (and future transactions).

Effective Date:  November 2012

Personal Trading Reference Chart

Attached as Exhibit 3 is a chart of common personal securities trading transaction types and their associated rules and is provided as a tool in understanding and navigating the Firm’s personal trading purchase and sale guidelines.

Pre-Clearance Procedures

An employee seeking pre-clearance for a transaction in a Covered Security should email such request to the CCO and/or designee for preliminary pre-clearance.  For all requests that are approved on a preliminary basis, the employee will be required to complete a Personal Securities Trading Request (see Exhibit 9), and provide it to the CCO and/or a designee.  The employee may not place the transaction until he/she receives written authorization, either in paper or electronic mail form, from the CCO and/or a designee.  If a transaction is pre-cleared, the authorization will expire at the end of the day it is given unless a longer period is specified in the authorization.  Once the permissible time period has expired, pre-clearance must be obtained again before any further trading is conducted.  The CCO and/or a designee will maintain records of all pre-clearance requests and authorization decisions.

A pre-clearance request will generally be rejected if the request: (a) involves a security that is being purchased or sold by Chilton or CPC, in either case, on behalf of any Client or client of CPC or is being considered for purchase or sale; (b) is otherwise prohibited under any internal policies of Chilton; (c) breaches any duty to a Client or Investor or client or investor of CPC; (d) is otherwise inconsistent with applicable law, including the Advisers Act; or (e) creates an undisclosed material conflict of interest or an appearance thereof.

Pre-clearance requests must be kept confidential.  When pre-clearance is requested for a securities transaction, the Firm has discretion to reject the request and is not obligated to explain its rationale to the employee making the request.  Nonetheless, the decision to reject the pre-clearance request could be interpreted as a sign that Chilton or CPC intends to trade the same security.  For this reason, all pre-clearance requests and rejections should be kept confidential.  If a third party, such as a broker, is informed that pre-clearance is being sought for a particular transaction, the third party may be able to infer that the Firm intends to trade the security at issue as well as the potential timing of such transaction.

6.4	Securities Reporting by Access Persons

New Access Persons

New Access Persons of Chilton are required to complete and submit to the CCO and/or a designee a schedule of Personal Accounts and No Control Accounts and securities holdings in those accounts within 10 days of becoming an Access Person, generally as part of entering into an employment agreement with Chilton.  The schedule includes the following information:

•	A list of each Covered Security, including the title and type, exchange ticker or CUSIP, number of shares, and/or principal amount (if fixed income securities) of such Covered Security in any Personal Account or No Control Account; and

•	A list of each of the Access Person’s Personal Accounts or No Control Accounts, including with respect to each account its name and number and the name of the broker, dealer or bank with whom the account is maintained.

•	The date the report is submitted by the Access Person.

All such information must be current as of a date not more than 45 days prior to the date on which such person becomes an Access Person. An Access Person may affix (staple) a copy of brokerage account statements that include all the required information to the schedule and attest that such accounts and the securities listed in the statements are complete and current in lieu of listing such accounts and securities in the schedule.  This schedule must be submitted even if an Access Person has no Covered Securities or Personal Accounts to report.

Effective Date:  November 2012

Duplicate Trade Confirmations and Brokerage Statements and Quarterly Reporting

Duplicate Trade Confirmations and Brokerage Statements. All Access Persons must ensure that each Personal Account, No Control Account and Parallel Account of the Access Person is established so that duplicate copies of trade confirmations and monthly account statements1 are submitted directly to the CCO and/or a designee by the broker, dealer or bank with whom the account is maintained, unless other arrangements are made with the written approval of the CCO and/or a designee.  A sample letter that can be used by an Access Person to request such duplicate statements from the broker, dealer or bank is provided as Exhibit 10.

Quarterly Reporting. Access Persons are required to provide a report of quarterly transactions that contains certain information about each transaction during the quarter involving a Covered Security (including a mutual fund advised or sub-advised by Chilton) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership.  This information includes (i) the date of the transaction; (ii) the title, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Covered Security involved; (iii) the nature of the transaction (i.e., purchase, sale); (iv) the price; (v) the name of the broker, dealer or bank through which the transaction was executed and (vi) the date the report is submitted by the Access Person.  In most cases, Chilton will rely on the trade confirmations and/or account statements that it automatically receives and the employee need not re-submit that information.  However, all Access Persons must report any transaction in a Covered Security to Chilton if Chilton does not receive a duplicate copy of the trade confirmation or it does not appear on the brokerage statements that are sent automatically to Chilton.  Such transactions are most commonly transactions in private placements that are not executed through or held in an account with a broker-dealer (such as when an Access Person purchases or sells an interest in a hedge fund).  In such a case, it is the Access Person’s responsibility to report to the CCO and/or a designee that it has completed the transaction in the relevant quarter and such report must be submitted to the CCO and/or a designee no later than 30 days after the end of the quarter. Furthermore, if an Access Person’s confirmations or account statements do not contain all of the information required by applicable law regarding the transactions reported on those confirmations or statements, the Access Person must provide the supplemental information no later than 30 days after the end of the quarter.

Updating Personal Accounts, No Control Accounts and Parallel Accounts

Each Access Person is required to inform the CCO and/or a designee promptly and provide appropriate information to the CCO and/or a designee under the following circumstances:  (1) if any Personal Account, No Control Account or Parallel Account is opened; (2) if any existing Personal Account, No Control Account or Parallel Account is closed; and (3) as other relevant changes occur (e.g., a non self-directed 401(k) account is converted into an IRA or a self-directed 401(k) account, which means the account now meets the definition of a Personal Account).  Each Access Person is required to provide the CCO and/or a designee no later than 30 days after the end of a calendar quarter the following information with respect to any Personal Account, No Control Account or Parallel Account established by the Access Person during the calendar quarter in which securities were held for the direct or indirect benefit of the Access Person: (i) the name of the broker, dealer or bank with whom the account is maintained, (ii) the date the account was established and (iii) the date the report is submitted by the Access Person.

1 Some financial institutions may send account statements on a quarterly basis only.  That is acceptable so long as Chilton receives such statements within 30 days of the quarter end.

Effective Date:  November 2012

Annual Personal Trading and Holdings Report and Acknowledgment with Compliance Attestation

Every Access Person must submit an Annual Personal Trading Report and Acknowledgement with Compliance Attestation (see Exhibit 4) to the CCO and/or a designee.  The report must be submitted within 45 days after year end and must provide the information requested as of December 31 or for the year-ended December 31, as applicable.  The report must contain the following information: (i)  a list of each Covered Security in any Personal Account and Parallel Account, including the title and type of security, the exchange ticker or CUSIP, the number of shares and principal amount, (ii) a list of the Access Person’s Personal Accounts and Parallel Accounts, including with respect to each account the name of the broker, dealer or bank with whom the account is maintained and (iii) the date the report is submitted by the Access Person.

An Access Person may affix (staple) a copy of brokerage account statements that include all the required information and were prepared as of December 31 of the preceding year to the report and attest that such accounts and the transactions and securities listed in the statements are complete and current in lieu of listing such accounts, transactions and securities in the report.  Access Persons are also required to report any transaction in a Covered Security (including a mutual fund advised or sub-advised by Chilton) if does not appear on the brokerage statements that are sent automatically to Chilton (i.e., transactions that are not executed through or held in an account with a broker-dealer (such an interest in a hedge fund)).  An Access Person will also be required to disclose on this report any interests in commodities held by the Access Person.  This report must be submitted even if an Access Person has no Covered Securities holdings, transactions in a Covered Security, Personal Accounts or Parallel Accounts to report.

Access Persons are required to certify following each year end to No Control Account status with respect to each No Control Account by completing the No Control Account Certification.

Any Access Person need not submit separate reports pursuant to the 17j-1 Code provided that such person complies with the reporting requirements under this Code as these requirements are at least as extensive as the reporting requirements under the 17j-1 Code.

Responsibilities of the Legal and Compliance Department

The Legal and Compliance Department will:

•	Inform Access Persons of their reporting obligations;

•	Maintain all of the records described in this Code;

•	Following submission of any report listed in this Section 6.4, review the report for any evidence of improper trading activities or conflicts of interest, and sign and date the report to attest that he/she conducted such review, as appropriate;

•	Review the duplicate trade confirmations and accounts statements supplied by brokerage firms with respect to Personal Accounts of Access Persons to ensure that any transaction in a Covered Security was completed in compliance with this Code, and

•	Periodically match the trading activity of Clients against the securities transactions of Access Persons, and document the results.

6.5	Insider Trading Provisions of Section 204A

Background

On occasion an employee of an investment adviser may receive “inside,” non-public or confidential information pertaining to a security or its issuer.  For example, he/she may obtain non-public information through associations with insiders of such entities.  In these cases, where the employee obtains or receives non-public information and that information is material, the employee has a duty and obligation under the law not to recommend a trade or trade on such information until this information becomes public.

Effective Date:  November 2012

Section 204A of the Advisers Act requires that investment advisers establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by the adviser or any person associated with the adviser.  In light of the increased focus on insider trading and increased penalties, it is important for Chilton to implement the necessary policies and procedures in order to protect itself against the significant penalties and damage in reputation that may result from an insider trading violation.  The SEC has made a review of the required policies and procedures a focal point in its inspections of advisers.

Examples of Insider Trading

All employees are expected to read and be familiar with the following examples of insider trading and responses to the receipt of material, non-public information.

By way of example, violations of the insider trading rule may be found to have occurred when persons trade on material non-public information about:

•	upcoming earnings news;

•	information about a pending merger, acquisition, tender offer, joint venture or sale of assets;

•	a new product or regulatory approval/disapproval of a possible product;

•	new or changing customer relationships;

•	changes in corporate control or management;

•	changes in auditors or delays in the disclosure of financial information;

•	information regarding defaults, redemptions, calls of securities;

•	changes in dividend policy;

•	plans regarding public or private sales of securities;

•	litigation or regulatory proceedings; or

•	changes in analyst recommendations.

This list is non-exclusive and there is a wide range of types of information that can be material and non-public.

Legal sanctions for insider trading have been applied to:

•	persons inside a company who traded the stock;

•	persons outside the company who traded the stock;

•	persons inside the company who told persons outside the company who traded the stock; and;

•	persons outside the company who told other persons outside the company who traded the stock.

Effective Date:  November 2012

An employee may receive information from or regarding an issuer, although no special or confidential relationship exists between them.  For example, an employee may inadvertently hear an officer tell an outsider by telephone of a significant corporate event, such as a large unannounced quarterly loss.  An employee may also receive the information through its use of, and consultation with, expert consultants and research firms.  Please see Exhibit 18:  Use of Expert Consultants and Research Firms for the Firm’s policies and procedures with respect to such consultants and research firms.

Chilton’s Policies and Procedures Regarding Insider Trading

The General Counsel and Assistant General Counsel are responsible for overseeing compliance with insider trading guidelines and providing a resource for giving guidance and answering employee questions.

If an employee, regardless of position, receives information he/she believes is material non-public information, the employee must convey such information to the General Counsel or Assistant General Counsel immediately.  The General Counsel or Assistant General Counsel will then make a judgment as to the handling of such information in order to prevent possible charges of insider trading violations.  Failure by an employee to disclose such information to the General Counsel or Assistant General Counsel in a timely manner may result in termination of the employee.

The following procedures have been established to assist employees in avoiding violations of the insider trading laws.  Every employee must follow these procedures or risk being subject to the sanctions described above.  If an employee has any questions about these procedures, he/she should bring such questions immediately to the General Counsel or Assistant General Counsel.

Identifying Inside Information

Employees should consider the following two questions when determining whether any information might be considered “inside information”:

•	Is the information material? Is this information an investor would consider important in making an investment decision? Would public disclosure of this information affect the market price of the security?

•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace through publication in a magazine or newspaper of general circulation, or through some other media available to the public?

If after considering the above, the employee believes that the information may be material and non-public, he should take the following action:

•	Report the matter immediately to the General Counsel or Assistant General Counsel and disclose all information which the employee believes may be relevant on the issue of whether the information is material and non-public.

•	Refrain from recommending a purchase or sale or from purchasing or selling any security about which such information has been received. This prohibition applies to the employee’s Personal Accounts and/or any Client account managed by Chilton.

•	Refrain from communicating the information to anyone outside or within Chilton, other than the General Counsel or Assistant General Counsel.

After reviewing the information and, if necessary, consulting with counsel and/or Chilton personnel, the General Counsel or Assistant General Counsel will determine whether such information is material and non-public and take appropriate actions, including but not limited to placing the security on the Firm’s restricted list.

Effective Date:  November 2012

Supervisory Procedures

The General Counsel and Assistant General Counsel are critical to the implementation and enforcement of the Firm’s procedures against insider trading.  The supervisory procedures set forth below are designed to prevent insider trading by employees, detect such trading if it occurs and provide appropriate sanctions for violations of these procedures.

Steps to Prevent Insider Trading:

•	Every new employee will be provided with a copy of this Manual and must acknowledge on the Acknowledgement of Receipt (see Exhibit 2) that the employee has read the Manual, specifically including the Code of Ethics and related sections concerning the prevention of misuse of material non-public information.

•	On a quarterly basis, all employees are required to certify their compliance with the Firm’s policies and procedures on the Quarterly Compliance Attestation (see Exhibit 13) with respect to insider trading.

•	The CCO and/or a designee will enforce the applicable personal securities trading restrictions provided in this Code.
.
•	The General Counsel and Assistant General Counsel will, on a periodic basis, conduct training to familiarize appropriate employees with the Firm’s insider trading procedures, including by bringing in outside counsel. Special training may be held, as necessary, for those employees working in areas where they are more likely to receive inside information in the course of their duties.

•	The General Counsel and Assistant General Counsel will be available to assist employees on questions involving insider trading.

•	The General Counsel or Assistant General Counsel will resolve issues of whether information received by an employee is material and non-public.

•	Whenever it has been determined that an employee has received material non-public information, the General Counsel or Assistant General Counsel will implement measures to prevent (i) dissemination of such information and (ii) trading in the security by Chilton, CPC and their employees.

Steps to Detect Insider Trading:

•	The CCO and/or a designee will review all personal securities transactions by employees to ensure that such activities are in compliance with the applicable personal securities trading restrictions provided in this Code and review periodically the trading activities in Chilton’s proprietary accounts, if any; and

•	The CCO and/or a designee will conduct such investigation, as necessary, when the CCO and/or a designee has reason to believe that any employee has received and traded on inside information and/or has disseminated such information to other persons.

6.6	Market Manipulation

Intentional or willful conduct that is designed to deceive or defraud investors by controlling or artificially affecting the price of securities or market conditions is a violation of various securities laws.  Accordingly, no employee may directly or indirectly engage in any conduct that is intended to manipulate the price of any security or trading market.  In particular, an employee should act responsibly when disseminating information within and outside of the Firm and is prohibited from disseminating information or rumors regarding any issuer that the employee believes or knows to be false or misleading or to be of a sensational nature (such that the information might reasonably be expected to affect market conditions).

Effective Date:  November 2012

Market manipulation can subject the employee and the Firm to both civil and criminal sanctions as well as reputational harm.

The CCO and/or a designee may also implement procedures designed to detect and investigate manipulative behavior.

6.7	Dealings with Clients and Investors

No employee may directly or indirectly purchase from or sell to a Client, Investor or Managed Account or any client, investor or managed account of CPC any security, unless the transaction is pre-approved in writing by the General Counsel or Assistant General Counsel and any requirements under the law, if applicable, are followed.

Employees are prohibited from holding funds or securities of an Investor or Managed Account (or an investor or managed account of CPC) or acting in any capacity as custodian or trustee for a Fund account or Managed Account (or a CPC fund account or managed account), unless such act complies with this Manual.

Employees are prohibited from borrowing money or securities from any Investor or owner of a Managed Account (or an investor or managed account of CPC) and from lending money to any Investor or owner of a Managed Account (or a CPC investor or owner of a CPC managed account), unless such person is a member of the employee’s immediate family and/or the transaction has been approved in writing by the General Counsel and CCO and/or a designee.

Employees may not provide legal or tax advice to any Client or potential Client.  When legal or tax questions are raised by a Client or potential Client, including in connection with the completion of any Subscription Document for a Private Fund, employees should encourage such Client or potential Client to consult its own adviser.

6.8	Communications with the Media

All unsolicited inquiries from the press regarding the Firm, its Clients, its Investors, CPC, its clients, its investors or any aspect of Chilton’s or CPC’s business should be referred to the General Counsel.  Similarly, employees should not initiate contact with the press under any circumstances.  It is Chilton’s general policy not to endorse publicly the products or services of the Firm’s or CPC’s suppliers, clients or investors; any exceptions must be approved by the General Counsel.  This includes commentary in press articles (including “in-house” publications) and participation in testimonial advertising, promotional brochures or annual reports.  In general, the Firm will not provide information to the press regarding securities positions held by Clients.

6.9	Personal Obligations to Government and Regulatory Bodies

Since integrity in financial affairs is an important aspect of the Firm’s reputation, employees are expected to adhere to those standards in their personal financial affairs.  Specifically, the Firm expects employees to satisfy their personal obligations to governmental and regulatory bodies, including the timely and accurate filing of relevant tax returns.

Effective Date:  November 2012

6.10	Unregistered Investment Adviser

No employee is permitted to hold himself/herself out as providing personal investment or financial advice to Clients or prospective clients except through his/her employment with Chilton and/or CPC.  Failure to make such distinction may subject the employee to the registration provisions of Section 203 of the Advisers Act since he/she may be deemed to be operating as an unregistered investment adviser.

6.11	Anti-Bribery Laws, including the Foreign Corrupt Practices Act and the UK Bribery Act

Employees, affiliates, agents and consultants acting on behalf of Chilton must comply with all applicable anti-bribery laws and regulations.  These laws include the U.S. Foreign Corrupt Practices Act (“FCPA”), which makes it illegal to pay, promise, offer or authorize the giving of anything of value directly or through a third party to a “government official” to influence official action, and the UK Bribery Act which also prohibits offering, promising or giving anything of value to anyone, including someone in the private sector, to induce that person to perform work duties disloyally or otherwise improperly.  Chilton’s policy to comply with applicable anti-bribery laws is attached as Exhibit 15.  The term “government official” includes any officer or employee of, or person acting on behalf of, a government, government-owned or controlled entity or public international organization, and any political party, party official, or candidate for political office.

6.12	Gifts and Entertainment Policies

General Policy Statement

Chilton employees may not accept or give inappropriate gifts, favors, entertainment, meals, special accommodations, or other things of value to influence the recipient or that could make him or her feel beholden to a person or firm.  Chilton has adopted the policies and procedures to govern the receipt and giving of gifts and entertainment, which are set forth in Exhibit 17.

6.13	Outside Affiliations and Business Activities

Chilton recognizes that outside affiliations and personal business activities could lead to the potential for conflicts of interest and could otherwise interfere with an employee’s duties to Chilton and Clients.  As a result, employees who wish to participate in any outside or personal business activity must seek prior approval from the CCO and/or a designee.   Examples of the types of outside affiliations or personal business activities that require pre-approval include, but are not limited to, serving on a board of directors of an outside company or taking a position of management in an outside company; engaging in outside business or non-profit ventures.

6.14	Political Contributions

In General

Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”) subjects Chilton to potentially severe sanctions in the event that, among other things, Chilton, its employees or their immediate family members make contributions to certain state or local government officials or candidates where the office of such official or candidate is directly or indirectly responsible for or can influence (or has authority to appoint any person who is directly or indirectly responsible for or can influence) the hiring of Chilton to manage the assets of the government entity (such as state government pension plans, state university endowments or other state or local government accounts). In addition, the Pay-to-Play Rule prohibits Chilton and its employees and their immediate family members from fundraising activities that include soliciting or coordinating political contributions or payments to a state or local political party where, or to an official or candidate of a government entity to which, Chilton is providing or seeking to provide advisory services.

Effective Date:  November 2012

Employees are required to pre-clear with the Legal and Compliance Department any contribution2 (including any contribution by their spouse or dependants) made to a (i) government official (whether federal, state or local), (ii) candidate for government office (whether federal, state or local), (iii) political party or (iv) political action committee (“PAC”). Employees also must obtain pre-clearance from the Legal and Compliance Department prior to their (or their spouse or dependants) volunteering for, or otherwise engaging in any activity with respect to, any of the above.

In addition, employees (and their spouses or dependants) are not permitted to solicit or coordinate (i.e., collect and forward), from any person or entity (including a PAC), (i) contributions or (ii) “payments” (whether or not intended to influence an election or campaign) to a government official (whether federal, state or local), candidate for government office (whether federal, state or local), political party or PAC without pre-clearance by the Legal and Compliance Department. Employees should read this prohibition broadly and request pre-clearance if there is any doubt whether a given activity is permitted. For example, this prohibition would include (i) an e-mail (whether sent to Chilton employees or outside the Firm) seeking contributions or (ii) asking a service provider (such as a law firm and accounting firm) or a friend to make a contribution to a state or local candidate.

Employees and their spouses and dependants are prohibited from making any political contribution or engaging in any political activity for the purpose of directly or indirectly influencing or inducing the obtaining or retaining of Chilton’s investment advisory services by a government entity. Further, employees are prohibited from considering Chilton’s current or anticipated business or its business relationships as a factor in making any contribution or as a reason for engaging in an activity described above.

As a matter of policy, Chilton will not engage in any of the activities described above, unless pre-clearance is obtained from the Legal and Compliance Department.

Prohibition on Indirect Activities

Under no circumstances may Chilton or an employee make a contribution indirectly, or engage indirectly in any of the foregoing activities, such as through his or her advisers, family members or any other persons affiliated with Chilton or the employee, as a means of circumventing the restrictions.

Pre-Clearance Procedure

An employee seeking pre-clearance for any proposed contribution or activity described above is required to submit a request to the Legal and Compliance Department by completing the Political Contribution Request Form. For each proposed contribution or activity, the employee will be required to certify that such contribution or other activity is not for the purpose of directly or indirectly, influencing or inducing the obtaining or retaining of Chilton’s investment advisory services by a government entity. If the Legal and Compliance Department determines, in its discretion, that a particular political contribution or activity may violate the Pay-to-Play Rule or other applicable law (or otherwise poses a conflict of interest for Chilton or CPC), the Legal and Compliance Department may prohibit such employee from making the contribution or engaging in the activity. An employee may only make a political contribution or engage in the requested activity after obtaining written approval from the Legal and Compliance Department. Please note that it will take approximately five business days for the Legal and Compliance Department to review and determine whether to permit or deny any such request and it is expected that most contributions to state and local government officials and candidates will be prohibited.

2 For purposes of this policy the term “contribution” is broadly defined and includes a donation of money, a donation of resources (such as a personal residence, office location or refreshments for a campaign event or in furtherance of a campaign), loans, advances, payments of campaign-related expenses and transitional and inaugural expenses, payments to satisfy debts incurred in connection with an election and anything else of value for the purpose of influencing an election.

Effective Date:  November 2012

Recordkeeping

The Legal and Compliance department will maintain a political contributions log that records all of the political contribution and activity requests received from employees and whether the request was approved or denied, as well as the appropriate books and records as set forth in Section 7 of Chilton’s Compliance Manual.

Certifications

Each employee must certify quarterly on the Quarterly Compliance Attestation (see Exhibit 13), that he/she has complied with Chilton’s Political Contribution Policy for the preceding quarter, pre-cleared all contributions and activities in accordance with the Political Contribution Policy and has not made any contributions or engaged in any activities for the purpose of intending to influence the obtaining or retaining of contracts with government entities. In addition, since the Pay-to-Play Rule also incorporates contributions made by individuals prior to their employment with Chilton, each prospective employee will be required to detail his/her past contributions (including those of his or her spouse or dependants) as part of the hiring process.

Placement Agents

Under Rule 206(4)-5 of the Advisers Act, any placement agent hired by Chilton to solicit government entities must be a “regulated person” as defined in Rule 206(4)-5(f)(9) under the Advisers Act.  A “regulated person” is a registered investment adviser, a registered broker-dealer or a registered municipal adviser, each of which must be subject to pay-to-play restrictions. Rule 206(4)-5 will be effective nine months after the compliance date of a final rule requiring municipal adviser firms to register under the Exchange Act.

Each agreement with a placement agent must be reviewed and approved in advance by the Legal and Compliance Department to ensure, among other things, that the placement agent has obtained all required federal, state and local registrations and that the placement agent has complied with and will continue to comply with all applicable laws, rules, regulations and policies, including pay-to-play rules applicable to it. In addition, the Legal and Compliance Department will maintain a record of the names and business addresses of all “regulated persons” whom Chilton engages as a third-party solicitor or placement agent. Such recordkeeping requirement will apply regardless of whether Chilton has a government entity as a client at such time. See also “Section 1.6 Cash Payments for Client Solicitation - Rule 206(4)-3”.

6.15	Cell Phone Usage in the Office

Personal cell phones, including text messaging, should not be utilized to conduct Firm business, unless an employee is out of the office and needs to use a cell phone to conduct Firm business.  In general, personal cell phone usage in the office, including text messaging is disruptive and strongly discouraged.

Other employment policies, principles, and procedures adopted by Chilton are set forth in Chilton’s Employee Manual, a copy of which is provided to all Chilton employees upon joining the Firm and when any material updates are issued.

Effective Date:  November 2012

CQS (US), LLC

CQS (US), LLC
CODE OF ETHICS
POLICIES AND PROCEDURES

(Personal Securities Transactions
and Insider Information)
Dated December 12, 2011

1

IV.	CODE OF ETHICS

As a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), CQS (US), LLC (“CQS US”) adopts this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the “Code”), in accordance with Rule 204A-1 and Section 204A of the Advisers Act, respectively. The Code is applicable to all employees, directors, members, managers and officers of CQS US (each, an “Access Person”). Definitions of underlined terms are included in Exhibit A “Definitions” below.

CQS US is a fiduciary and is committed to maintaining a high degree of ethical standards in the management of its business.  As a fiduciary, we owe our clients a duty of undivided loyalty and to ensure the interests of our clients come before those of CQS US and its employees.   The Code reflects CQS US’ procedures to reasonably ensure that dishonesty, self-dealing, conflicts of interest and insider trading does not occur, and that the Firm’s reputation is not put at risk.  Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements.   Acknowledgement of and compliance with the Code are conditions of initial and continued employment.

All questions regarding the Code or any other section of this Manual is required to contact the CCO before engaging in activity that may cause either a conflict of interest or be inconsistent with this Manual.

Access Person

All employees are designated as an Access Person since you either have or may obtain access to investment information.  This requires that you abide by the reporting and restrictions imposed by  the Code.

As an Access Person, you are required to pre-clear all personal securities transactions and report quarterly all transactions in any securities in which you have any direct or indirect beneficial ownership. The term beneficial ownership means any securities in which you or family and other members of your household have a direct or indirect financial interest. You must also pre-clear security transactions for any non-CQS US client account you advise or have discretion over.

However, you are not required to pre-clear or report transactions effected for, and securities held in, any account over which neither you nor any of your family or other members living in the same household has any direct or indirect influence or control.

Standards of Business Conduct

Access Persons have an obligation to report any violations of this Code of Ethics or unethical conduct, whether actual or suspected, promptly to Compliance.
2

Access Persons must always observe these standards of business conduct to avoid potential conflicts with the interests of our clients as well as a violation of applicable federal securities and other laws and regulations.

In addition, federal securities laws prohibit Access Persons directly or indirectly, from using the mails or any means of instrumentality of interstate commerce to:

•	employ any device, scheme or artifice to defraud a client or prospective client;

•	make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business which would operate as a fraud or deceit; or

•	engage in any manipulative practice,

•	to engage in any behavior or do anything indirectly which, if done directly, would constitute a violation of the securities laws, this Manual, or otherwise compromise the Firm’s fiduciary duty to place the interests of its clients first.

Confidentiality of Client Information

All Employees of CQS US are required to maintain the confidentiality of information placed in their care. In order to safeguard proprietary and non-public information, all Employees must: (i) use proprietary or non-public information only for the specific business purposes for which the information was given, created or obtained; (ii) avoid discussions of proprietary or non-public information in the presence of others who do not have a need to know such information, and exercise extreme caution when discussing proprietary or non-public information in hallways, elevators, trains, subways, airplanes, restaurants, social gatherings or other public places; (iii) keep clients’ identities confidential and use code names or numbers for sensitive projects; and (iv) exercise care to avoid placing documents containing proprietary or non-public information in areas where they may be read by unauthorized persons, and store documents in secure locations when they are not in use. Proprietary information includes, but is not limited to, client names, client holdings, positions and trades, investment strategies, policies and procedures, risk management tools and other investment methodologies or inventions.

Conflicts of Interest

The Firm also prohibits all employees from engaging or otherwise participating in any of the following conflicts of interest without CCO approval:

•	Disclose or share client information of any type to anyone, other than to those necessary to carry out your job function;

•	Serve as a director, officer, employee, partner, trustee, etc. – nor hold any other position of substantial interest – in any outside business enterprise. (Disclosure and approval is also required for participation in charitable, governmental or other organizations.)
3

•	Have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with CQS US or receives services from CQS US, unless it is on the same terms and conditions as they are offered to the public, other than plans offered and approve by CQS-US and its Board;

•	Borrow a material amount of money from a bank or entity that is a client of CQS-US or its affiliates;

•	As a result of your status as a CQS US employee, take advantage of an opportunity that you learn about or personally benefit from information obtained that would not have been available to you if you were not a Firm employee;

•	Convert Firm information and resources for personal use.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield an Access Person from liability for personal trading or other conduct that violates a fiduciary duty to CQS US’ clients.

Personal Securities Transactions

Access Persons are required to conduct all personal securities transactions in a manner that avoids a conflict between their personal interests and those of CQS US and its clients. When Access Persons invest for their own accounts, you are prohibited from:

•	Taking an investment opportunity that would be suitable for a CQS US client for an Access Person’s own portfolio;

•	Front running, or trading before a CQS US client; or

•	Profiting from a client transaction by personally trading in the opposite direction or “Scalping”;

•	Purchasing and selling securities on the Firm’s Restricted List.

•	Taking advantage of information or using CQS US client portfolio assets to have an effect on the market that may be used to the Access Person’s benefit.

Access Persons may not maintain a personal transaction account, including beneficially owned accounts and immediate household members, at any broker, dealer, bank or investment adviser without informing CQS US Compliance immediately and without delay upon establishing such account.  You are to provide the account name, account number and name of the brokerage firm (see e. Reporting below).

The restrictions under this Policy extend to dealings by you:

•	As a trustee of a trust or as a personal representative of an estate in which you or an associate of yours has a significant beneficial interest;
4

•	As a trustee of any other trust including but not limited to registered charities or a personal representative of any estate unless you are relying entirely on the advice of another person (such as another broker under a discretionary management agreement for which you must provide a copy to Compliance); or

•	The account of another person

If you are precluded in any way from entering into any transaction for your own account, you cannot:

(a)	advise or cause any other person to enter into such a transaction; or

(b)	communicate any information or opinion to any other person if you know, or have reason to believe that the other person will, as a result, enter into such a transaction or cause or advise someone else to do so.

This does not apply to actions which you take in the proper course of your employment. For example, the fact that you are prohibited from dealing in a certain stock as a result of one of the provisions above does not mean that you are precluded from giving bona fide advice to a client.

a.	Short Term Trading

Access Persons may engage in personal transactions for investment purposes, not for short-term trading profits. This applies to any investment or account in which an Access Person has any direct or indirect beneficial ownership.  In general, the holding of any position in an Access Person or related account for less than 90 days (measured on a last-in, first-out basis) for a gain is prohibited.  However, an Access Person may request pre-clearance to transact in a holding within 90 days for no profit and to avoid a loss.

b.	Blackout Period

To prevent a violation of this Policy and the appearance of a conflict of  interest with a client account, no Access Person may purchase or sell the same security either being purchased or sold on behalf of a client account on the same day or within 5 business days before and after the Firm trades in the security.   This Blackout Period applies to all personal trading accounts, including any account in which the Access Person has a beneficial interest or is advising, other than a CQS US client account.  However, the Blackout Period does not apply to accounts that are professionally managed in accordance with a fully executed management contract, a copy of which must be provided to Compliance to be considered for this exception

Access Persons must not take any action, including the purchase or sale of personal investments for any Access Person or related account that could cause even the appearance of a conflict of interest.
5

c.	Rights Issues, Takeovers, etc.

This policy extends to making any formal or informal offer to buy or sell, including a takeover or tender offer, taking up rights on a rights issue, exercising conversion or subscription rights and exercising an option. In all cases, pre-approval is only necessary where you are required to make an election.

Should you elect to participate in issuer dividend re-investment plans (DRP’s), you will not require pre-approval.

d.	Transactions in Certain Affiliated Funds

CQS Diversified Fund, New City Energy Fund, New City High Yield Fund, City Natural Resources High Yield Trust, Golden Prospects Precious Metals, Geiger Counter (“Non AIM List Co’s”)

Personal securities transaction requests for Non AIM List Co’s have further conditions of approval.

For all requests to trade Non AIM List Co’s, you must submit a request to trade no later than the date for which the estimated or Final NAV (together the “NAV”) will apply. The trade will conditionally be approved to execute AFTER the NAV has been published for the period of 24 hours (i.e. the day the NAV is published and the next business day).

CQS Rig Finance Fund Limited (RIG LN)

CQS and its affiliates may be in possession of information which could be deemed materially non-public with relation to the underlying funds’ performance and annual accounts prior to their publication. As RIG LN is listed on the London Stock Exchange Alternate Investment Market (“AIM”), it has additional rules it must comply with as a condition of its listing.

In accordance with AIM rule 21 for Companies, an AIM listed company must ensure that its directors and applicable employees do not deal in any of its securities during a close period1.  AIM Rule 5.1 for Investment Companies states an Investment Manager (or any company in the same group) and any of its key employees that are responsible for making investment decisions in relation to the investing company will be considered a director for the purposes and application of Rule 21 of AIM companies.

1 The period of two months preceding the publication of the annual results or if shorter, the period from its financial year end to the time of publication); any period where the company is in possession of unpublished price sensitive information; any time it has become reasonably probable that such information will be required by these rules to be notified.
6

CQS, its staff and their associates are not permitted to transact RIG LN shares within a defined close period. The close period for the CQS Rig Finance is located under the Compliance section on the CQS intranet at http://forum.cqsm.com/pages/home.aspx and from time to time, notification from the Compliance Department.

Prior to making personal securities transaction request in the CQS Rig Finance Fund, please check to ensure the fund is not in a close period.

Outside of a close period, the same approval process as set out below for Non AIM List Co’s will apply.

e.	Pre-Clearance and Reporting Requirements

All Access Persons must obtain pre-approval for each personal securities transaction from a Specified Manager and Compliance prior to placing an order for executing the personal trade, except for exempt transactions described below.  This pre-clearance requirement includes IPOs and private placements.  However, transactions that are the result of an automatic dividend reinvestment plan or for purchases or sales over which you have no direct or indirect influence or control, need not be pre-cleared.

 Any Access Person wishing to pre-clear a personal security transaction must submit an email request to their Specified Manager and Compliance (compliance@cqsus.com) on the same day as of the proposed transaction.

All trades that require pre-approval from the Compliance Department must also be pre-approved by your Specified Manager2. Compliance will not approve a transaction unless explicit approval has been received from your specified manager. In the instance your specified manager is unavailable, alternative arrangements will be made.

All transactions which require pre-approval will normally be approved or denied by the Compliance Department within 24 hours of receipt of specified manager approval. An absence of a response within this time frame must not be deemed as approval.

A pre-clearance request that is granted is effective through the business day following approval.   Access Persons who do not place the pre-approved order for execution by the following business day must submit a new pre-clearance request for any other day they may wish to execute the order. If you have failed to place a pre-approval order with your broker within the prescribed time period, you will subsequently not be permitted to trade in that same issuer (any security of that issuer) for a period of 90 days, subject to the discretion of the CCO to reduce or waive this period after consideration of an explanation, provided in writing, for not executing the transaction. In the case of ETFs and other closed end funds, similar securities of different issuers will be prohibited under this policy.  Compliance has the right to refuse any transaction request without reason if they believe it is in the best interest of our clients. Furthermore, compliance has the right to force disposal of a personal holding at a time inconvenient to the staff member.

2 A schedule of specified managers is available on the CQS intranet under Compliance menu
7

All transactions which require pre-approval will normally be approved or denied by Compliance within 24hrs of receipt of line manager approval. An absence of a response within this time frame must not be deemed as approval.

You will not, as an exception to the pre-approval requirement as set forth above, be required to request approval for transactions that will not exceed $1,500 (or equivalent).  However, pre-approval is required should you engage in future transactions in the same security within 90 days of a prior transaction which causes the total value of all such transactions to exceed $1,500.  Further, should you engage in transactions below $1,500 other than on a rare and exceptional basis as determined by Compliance, you may be required to pre-approve all such transactions on an ongoing basis.

Discretionary Accounts. Personal Trading Accounts where discretionary authority is granted to another money manager, in accordance with a fully disclosed investment management agreement, is exempt from the requirements of this Code.  However, to receive the exemption from the requirements under this Code, Compliance must receive a copy of the investment management agreement evidencing that the Access Person does not have any discretionary authority over the account,   Upon the review of the agreement, Compliance either grants or denies the exemption, whose decision is final and is not required to justify its decision.

Outside Business Activities. All employees are required to receive pre-approval before engaging in outside business activities, either with or without compensation, that can potentially create a conflict of interest, such as serving as a board member of a public or private company including advisory board membership of private funds, or providing investment advice to a non-profit organization or assisting a church investment committee, etc.

f.	Reporting:

New Personal Trading Account.  When opening a new personal trading account, all Access Persons are required to promptly notify Compliance with the requisite information regarding the new account.   Upon establishing an account, you must instruct your bank or broker to provide duplicate confirmations and statements to “Chief Compliance Officer” at the CQS US address.

Initial and Annual Holdings Reports. All Access Persons  report brokerage accounts and holdings in securities in which the Access Person has any direct or indirect beneficial ownership within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually thereafter. Annual reports are submitted by February 14 of each year and the information contained in an annual report is current as of December 31 of the prior year. A copy of the Initial and Annual Holdings Reports are attached to the Code.

Quarterly Transactions Reports. All Access Persons report on a quarterly basis, within 30 days after the end of the quarter, any transaction over which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. If the 30th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.  A copy of the Quarterly Personal Securities Transaction Report is attached to the Code.
8

A record of every transaction is required with the information described in the Quarterly Transaction Report which can be found at the end of this Code. 401(k) Transactions: You are required to report exchanges and transfers within your 401(k) plan (unless it meets one of the exceptions below), but not automatic investments.

g.	Exceptions.

The following are exempt from the requirements of this Code:

•	Purchases or sales effected for any account over which you have no direct or indirect influence or control;

•	Purchases or sales effect for any account where discretionary authority is given to another money manager (the discretionary account agreement must be provided to Compliance);

•	Automatic investment plan; and

•	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government (U.S. treasury bills, bonds and notes);

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, US savings bonds;

•	shares issued by mutual fund money market funds, whether affiliated or non-affiliated; and

•	shares issued by open-end investment companies (e.g., “mutual funds”), other than shares of an affiliated fund, if any, including UCITS;

•	Options/futures on indices and commodities;

•	Currencies;

•	Life insurance policies (unless you have the ability to trade securities within such policy);

•	Property or physical assets such as land, antiques or works of art (unless such property is not for personal use);

•	Property or physical assets such as land, antiques or works of art.

9

•	An Access Person is always required to submit a quarterly transactions report to the Firm, even if all the information in the report would duplicate information contained in brokerage account statements received by the Firm not later than 30 days after the quarter. This provides Compliance with the requisite assurance that there have been no undisclosed transactions or new personal trading accounts opened during the period, as the quarterly transactions report serves as a certification that is signed by the Access Person.

The CCO may grant an exception to the Code at any time based on the facts and circumstances of a particular situation.  Any exceptions granted are memorialized in a memorandum to file

Acknowledgement and Certification. All Access Persons must sign this form (see Attachment A) annually, in accordance with the requirement of the Code. New employees also sign and report their personal holdings information prior to or on their first day on the Firm’s premises, which is the when the new employee would have access to Firm information.

Conflicts of Interest Questionnaire. All CQS US employees (including new employees) sign a Conflicts of Interest Questionnaire annually which is due at the same time the above Acknowledgment and Certification is completed (see Attachment  C).

h.	Compliance Monitoring

The following compliance monitoring is in addition to periodic testing performed, as required by the Firm’s Program.  Compliance periodically reviews all “Access Persons” personal trading activity to reasonably ensure potential conflicts of interest do not occur.    Compliance performs the following tasks:

•	Administers the Code to ensure timely reporting monthly, quarterly and annually by alerting Access Persons of their reporting obligations before the corresponding due date;

•	Reviews all monthly statements and/or confirms to ensure they are being provided;

•	Reviews all Access Persons’ transactions quarterly and compares to:

•	approved pre-clearance notices to ensure all transactions occurred as requested and in the personal trading account pre-cleared

•	client portfolio holdings

•	the Firm’s Restricted List

•	Confirming all quarterly certifications are signed by Access Persons with a reporting obligation and not a representative or family member, unless otherwise approved by Compliance;

•	Memorializes violations of the Code
10

•	Performs ad hoc or on the spot training for Access Persons who run afoul of the Code

•	Escalates violations to senior management through periodic reporting

•	Notifies senior management of repeat Code offenders

•	Recommends appropriate action for serious Code violations, regardless of the Access Person’s position

i.	Code Violations

Any violation of this Code will be sanctioned, as determined in the absolute and sole discretion of the CCO, acting in concert with our U.K. and Jersey affiliates or outside counsel, which may include written reprimands, suspension of personal trading privileges, disgorgement of profits on trades to a charity, report to the SEC, pursue legal remediates in the event of a client action against the Firm and dismissal.   In addition, violations of this Code and its rules that are designed to prevent and mitigate actual and potential conflicts of interests, may subject you and the Firm to SEC sanctions, as well as a loss of business due to reputational exposure.

Insider Trading

CQS US is required, in accordance with §204A under the Advisers Act,  to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. Among these policies and procedures are ones that restrict transactions in both Firm and personal trading accounts through the creation of a restricted list.

a.	Insider Transactions

CQS US considers information material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally (such as through widely disseminated media reports, SEC filings, public reports, prospectuses of registered funds or similar publications or sources). Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

CQS US generally defines insider trading as the buying or selling of a security, in breach of a fiduciary duty or other relationship of trust and confidence (such as through the signing of a Non-Disclosure Agreement or when informed to keep information confidential), while in possession of material, non-public information. Insider trading is a violation of Federal securities laws, punishable by a prison term and significant monetary fines for the individual and liability is extended to CQS US.

•	Tipping of material, non-public information is PROHIBITED. The penalties for tipping is the same even if you do not trade on the inside information.
11

•
Front running involves a transaction in a security before a CQS US client order in the same security is affected, as this is considered non-public information that is material to our client and operates under the fiduciary duty to maintain the confidentiality of client information. Front running is PROHIBITED.

•
Information specific to an insider (such as the CFO or anyone within the company that obtains inside information) of a publicly traded company that is obtained either from an insider or indirectly through another means is considered non-public information when it is not disseminated to the general public.  Inside information can be obtained during a one-on-one analyst meeting or through a research consulting firm.   Trading on this information is PROHIBITED.

b.	Material Non-Public Information

As a common sense guide, all non-public information of a public issuer is considered material unless otherwise approved by Compliance. However, some specific types of information that is material are as follows:

•	Quarterly earnings prior to release;

•	Information from an insider of a public company that has not been released by the company;

•	New product developments or failures;

•	Negative information regarding the CEO, CFO, etc;

•	Resignation of auditing firm;

•	Impairment of the CEO, CFO, etc;

•	Tender offers.

c.	Limitations on the Use of Non-Public Information

Employees may not:

•	Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties, as determined by Compliance, non-public information of a public issuer. As part of those duties, any non-public information regarding any CQS US client portfolio, including any security holdings or transactions of a CQS US client, any security recommendation made to a CQS US client, and any security transaction by or under consideration by or for a CQS US client, including information about actual or contemplated investment decisions.

•	Use any non-public information to transact in the issuer of the company on behalf of a client or personal trading account where non-public information has been obtained.
12

•	Use any non-public information for personal gain.

d.	Procedures

When an employee obtains non-public information of a publicly traded issuer (meaning all securities issued by the parent company, including equity, fixed income, derivatives, etc.), the employee:

•	Does not make use of or communicate the information to anyone;

•	Immediately contacts Compliance to assist in determining whether the non-public information is material;

•	If determined to not be material, Compliance places a memo in file providing rationale as to why the non-public information is not material;

•	If determined to be material, the issuer is immediately placed on the restricted list, which blocks all transactions in the issuer in both Firm managed and personal accounts. In addition, the portfolio managers and traders are informed of the restriction and those who have access to the material non-public information are reminded that they are not to discuss or suggest something is occurring at the company. Finally, both Firm and personal trading activity is reviewed to determine whether there have been any transactions;

•	UK Compliance is immediately informed;

•	All memorandums are provided to UK Compliance

e.	Restricted List

When a security is placed on the restricted list by the compliance department of our U.K. affiliate, the issuer is blocked in all systems used to record transactions on behalf of CQS US client accounts.  This effectively prevents CQS US from buying or selling all securities of the issuer on behalf of CQS US managed accounts.

The Restricted List is maintained by our U.K. affiliate as follows:

•	The name of the issuer, date being placed on the list, and a description of the material non public information will be shown;

•	The list is periodically updated to determine if any of the issuer(s) on the list can be removed because the non-public information is no longer material, has become stale or has been publicly released;

•	When an issuer is removed from the list, a memo or note is placed in a file describing the rationale for the removal;
13

•	The original restricted list is also retained to identify when an issuer was placed on the list.

However, there may be instances where a certain type of material non-public information (“MNPI”) does not restrict a CQS US client account from purchasing the publicly traded securities.  For example, instances where a broker CQS US does business with attempts to sell new shares of a public company that does not have to file a prospectus with the SEC for issuing the additional shares (called Well Known Seasoned Issuers).   If CQS US determines to accept the MNPI from the broker and purchases, or alternatively decides not to purchase the newly offered shares, the issuer is also placed on the Restricted List.  However, the one-time acquisition of additional shares is permitted.   All employees are still restricted from sharing the information with anyone outside of CQS US and purchasing shares for a personal trading account, unless authorized by Compliance.

* Under U.S. Federal securities laws, the penalties for Insider Trading are extremely severe and include disgorgement of three times the profits earned or losses avoided, criminal charges and potential jail time, as well as the extension of liability to the Firm and potentially affiliates.

Gifts and Entertainment

a.	Background

The giving of business gifts is a customary way to strengthen business relationships. However, federal and state laws contain numerous restrictions on the giving and receiving of gifts, particularly with respect to governmental officials. Apart from these legal restrictions, the giving and receiving of gifts can create an actual or give the appearance of a potential conflict of interest.  The giving of gifts or entertainment to foreign officials provided either by the Firm or a joint venture with and/or arrangement for services on behalf of the Firm, or its clients, can violate the Foreign Corrupt Practices Act (“FCPA”) in the U.S. and anti-bribery laws in certain non-U.S. jurisdictions.

Accordingly, the Firm has adopted the following Policy related to the giving and receiving of gifts.  This Gifts and Entertainment Policy applies to all individuals or entities to which CQS US either has established or seeks to establish a business relationship for the provision or receipt of services.   It does not apply to gifts or entertainment given to family members or employees of the Firm and its affiliates, unless the intent of the gift or entertainment is to indirectly violate or circumvent the provisions or intent of this Policy.

b.	General Guidelines

Access Persons must observe the following guidelines when giving or receiving gifts:

•	All gifts, given or received, should be reasonable, customary and in accordance with normally accepted business practices;
14

•	All gifts and/or entertainment, given or received, must be permitted by law and permitted by the third party’s own policies;

•	Never offer or accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence decision-making;

•	Never offer or accept extravagant or excessive entertainment to or from a current or prospective investor, consultant, third party marketer, or fund manager, regardless of whether CQS US has an investment relationship with such person or entity;

•	Never offer or accept cash gifts or cash equivalents;

•	Never offer anything of value to a third party to influence or reward action;

•	A business courtesy such as a gift or entertainment should never be offered or accepted under circumstances that might create the appearance of an impropriety; and

•	Never offer or accept a gift if public disclosure of the gift would be embarrassing to the Firm or the third party.

•	Gifts, where possible, should be shared amongst your unit.

A Gift is any service or item of value that a Firm employee gives to or receives from a third-party that has a direct or indirect existing or potential business relationship with the Firm, where the giver of the service or item of value does not participate in the enjoyment or consumption of the item(s).   Gifts include personal items, office accessories, golf clubs, tennis rackets, baseball bats, etc. However, Gifts do not include items designed for promotional purposes that are of nominal value, such as shirts, hats, bags, pens, golf balls, etc. that display a company logo.   Note that items such as IPods and laptops that display a company logo are not permissible as they are not of nominal value.

Entertainment contemplates that the giver of the service(s) or item(s) of value participates in the enjoyment and or consumption of the service(s) or item(s).  Entertainment includes, but is not limited to, meals, after work drinks, sporting events, receptions, parties and other widely attended events.  The value of Entertainment includes the cost of the activity and any related activities organized around the Entertainment, e.g. prizes, transportation, lodging, etc.

Entertainment does not include research events, industry educational seminars and events sponsored by a firm that may do business with CQS US, provided that these events are for research or educational purposes and there are no activities or other events organized around the research or educational event that is excessive in value.

c.	Gift and Entertainment Limits

Gifts are limited to “Nominal Value” (defined as items of less than $200/person or entity ($100 for broker-dealer employees)) on a cumulative calendar year basis to or from any person or firm with a legitimate or potential business purpose.
15

Entertainment is limited to $250 per person per event, with no more than 4 events in a calendar year.

d.	Pre-approval

All gifts and entertainment must be pre-approved by Compliance when dollar threshold limits are exceeded, or when the giver or recipient is:

•	an ERISA plan or representative;

•	a government or state employee or plan;

•	a foreign official (outside the U.S.) *;

•	a union representative of a Taft Hartley plan †

•	a charitable organization.

*    The U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) generally prohibits U.S. companies and citizens, foreign companies listed on a U.S. stock exchange, or any person acting while in the U.S., from corruptly paying or offering to pay, directly or indirectly, money or anything of value to a foreign official to obtain or retain business – referred to as the “Anti-bribery Provisions”.  There are also reporting requirements under the FCPA for “issuers” (any company including a foreign company) with securities traded on a U.S. securities exchange, as well as books and records requirements.  The Firm may be subject to FCPA potential joint liability when entering into arrangements with non-US companies (e.g., vendor providing support services and other vendor relationships) who may provide gifts, entertainment or cash in violation of the FCPA applicable to US entities.  Adherence to this Policy mitigates this potential risk and protects the Firm’s reputation as well as the potential for extensive litigation.

 †      A union representative is anyone who is a officer, agent, shop steward or employee of a union (also known as a representative of a Taft Hartley plan).  The providing of anything of value in excess of $250 per fiscal year is required to be reported to the Department of Labor (“DOL”) on Form LM-1.  The Form LM-10 is filed within 90 days of our fiscal year end.  For widely held events, the threshold amount for meeting the reporting requirements is determined by dividing all in attendance by the amount of the event or item of value provided.    A copy of Form LM-10 may be found at the following link: http://www.dol.gov/olms/regs/compliance/GPEA_Forms/lm-10p.pdf, Instructions to Form LM-10 at the following location: http://www.dol.gov/olms/regs/compliance/GPEA_Forms/lm-10_instructions.pdf and Frequently Asked Questions here:  http://www.dol.gov/olms/regs/compliance/LM10_FAQ.htm.

e.	Reporting Requirements

Employees complete a report disclosing all gifts and entertainment (excluding infrequent meals, measured on a per-person basis, below the Nominal Value”) given and received within 14 business days providing the following information:

•	The name of the recipients, giver or attendees;
16

•	The name of the firm;

•	A description of the gift or entertainment;

•	A description of the business purpose;

•	The date of the event or when the gift was received by the recipient;

•	Estimated value of the gift or entertainment;

•	A description of all means of transportation, including the use of a private jet;

•	Description of lodging accommodations (CQS US pays for all lodging expenses)

•	Whether the recipient reimbursed the Firm for the gift or entertainment l and the amount of the reimbursement, if any; and

•	Documentation of any reimbursement.

f.	Monitoring

Compliance reviews all gift and entertainment activity monthly to reasonably ensure compliance with the Policy.  Compliance evidences its review by retaining a signed and dated copy of the log.   Any item that appears to not be in compliance with this Policy is referred to the CCO for appropriate handling.

The Firm’s Gift and Entertainment Policy is periodically tested, in accordance with a pre-determined schedule of periodic testing, by Compliance to reasonably ensure conflicts of interests are identified.

17

Political Contributions Policy and Procedures

a.	Statement of Policy

The adoption of SEC Rule 206(4)-53 limits our ability to provide contributions to a government entity that we provide, or seek to provide, investment advisory services to, either directly or through an investment in a private investment fund.   This includes political contributions to an official of a government entity and payments to any third party who is engaged to solicit advisory business from the government entity.  The conflict of interest arises when payments are made for the purpose of influencing the award of an advisory contract, or the decision to invest in a private fund managed by CQS US. This is referred to in the Rule as “pay to play”. Essentially, this regulation prohibits CQS US, with certain exceptions, from:

•	receiving compensation for providing investment advisory services to a government entity, directly or indirectly, for two years after CQS US or any of its covered associates makes a contribution to an official of the government entity;

•	coordinating, or soliciting any person or political action committee to make, (a) contributions to an official of a government entity to which CQS US is providing or seeking to provide advisory services or (b) payments to a political party of a state or locality where the Firm is providing or seeking to provide advisory services to a government entity; and

•	making or agreeing to make payments to third parties to solicit advisory business from a government entity on behalf of CQS US, unless the third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions regarding contributions to officials of government entities as the Firm.

b.	Exceptions to Political Contributions.

The Rule does not apply to contributions made by a covered associate (must be a natural person) to officials if the covered associate is entitled to vote for the official at the time the contribution was made, as long as the aggregate contribution does not exceed $350 to any one official, per election, or to officials where the covered person is not entitled to vote at the time of the contribution when the contribution is not more than $150.

A second exemption is that the prohibition on contributions does not apply to new covered associates for contribution made six months prior to becoming a covered person of CQS US, with the caveat of not being able to solicit clients on behalf of the adviser.

3  CQS, to the extent we seek to advise a government plan, may have additional responsibilities under the code of conduct of a government program or plan it manages and/or the laws of the state or city under the program or plan, respectively.  (See, for example, the Code of Conduct of the New York State and Local Employees’ Retirement System, the New York State and Local Police and Fire Retirement System and the New York State Common Retirement Fund at www.osc.state.ny.us/pension/codeofconduct.pdf.)
18

The last exception is for advisers who: i) discover contribution(s) that result in a prohibition within four months of the date of the contribution, ii) the contribution does not exceed $350; and iii) the contribution is returned within 60 calendar days of the date of discovery.    An adviser with 50 or more employees is allowed 3 exceptions and 2 exceptions for advisers with less than 50 employees but only one exception for an associate that is a repeat offender.

Note: The Rule applies only to the extent that CQS US provides or seeks to provide investment advisory services to a government entity, either directly or through a government entity’s investment in a covered investment pool managed by CQS US.   An investment adviser to an investment pool in which a government entity invests or is solicited to invest is treated as though the investment adviser were providing or seeking to provide investment advisory services directly to the government entity.    Advisers may not do indirectly that which, if done directly, would constitute a violation of the Rule.

c.	Procedures

•	Preclearance of Political Contributions. All CQS US employees, including all immediate family and household members, receives prior written approval from Compliance before making any contribution to any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for state or local office, including any person who is running for federal office.

•	Prior Notification. Any employee either directly or indirectly seeking to communicate in any way with an individual or entity with the objective of soliciting the business of or to provide investment advisory services to a government entity, or to make payments to any party, including affiliates, who is seeking to obtain clients on behalf of CQS US notifies Compliance in advance of any communication or prior to entering into any form of a solicitation arrangement either for or without compensation. (See Use of Solicitors Policy and Procedures).

•	Special Disclosure Prior to Hire, Promotion or Transfer. Prior to the hiring, promotion or transfer of anyone to CQS US, the person discloses all political contributions and payments made to Candidates, political action committees and state and local political parties within the preceding six months. If contributions have been made and if the contribution(s) is detected within four months of the date of the contribution(s), with a dollar amount of no more than US $350, our procedure is to return the contribution within 60 calendar days of the date we discover the contribution.

d.	Definitions

Contributions means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.
19

Covered associates means (i) the Firm’s general partners, managing members, executive officers and other individuals with a similar status or function; (ii) the Firm’s employees who solicit a government entity for CQS US and persons who supervise, directly or indirectly,  employees; and (iii) any political action committee controlled by the Firm or by any person described in (i) or (ii) above.  An “executive officer” of the Firm means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of CQS US who performs a policy-making function or any other person who performs similar policy-making functions for the Firm.

Covered Investment Pool means (i) an investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program of a government entity or (ii) any company that would be an investment company under section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either section 3(c)(1), section 3(c)(7) or section 3(c)(11) of that Act.

Government entity means any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality , including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality, acting in their official capacity.

Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of CQS US by the government entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of CQS US by the government entity.

Payments means gifts, subscriptions, loans, advances or deposits of money or anything of value.

Regulated person means an investment adviser registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity, (A) made a contribution to an official of that government entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or political action committee to make any contribution to an official of a government entity to which CQS US is providing or seeking to provide investment advisory services or payment to a political party of a state or locality where CQS US is providing or seeking to provide investment advisory services, or a “broker”, as defined in section 3(a)(4) of the Securities Exchange Act of 1934, or a “dealer”, as defined in section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such restrictions are consistent with the objectives of the Rule.

20

Solicit means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, the Firm, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

e.	Recordkeeping

Compliance retains all books and records relating to political contributions in accordance with its Record Retention Grid, which includes  a list of (a) the names, titles and business and residence addresses of all covered associates of the Firm, (b) all government entities to which the Firm provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Firm provides or has provided investment advisory services, as applicable, in the past five years (commencing September 13, 2010), and (c) all direct or indirect contributions made by the Firm or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision, or a political action committee.  The records described in (c) above is listed in chronological order and indicates (1) the name and title of each contributor, (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (3) the amounts and date of each contribution or payment, and (4) whether any contribution was the subject of the exception for certain returned contributions.
21

Use of Solicitors or Referral Fee Arrangements Policy and Procedures

Prior approval is required before entering into any client referral or solicitation agreement, whether with an affiliated or unaffiliated party.  All arrangements and description of activities to be performed is captured in a written agreement between CQS US and the solicitor with certain provisions required under SEC Rule 206(4)-3 of the Advisers Act (the “Client Solicitation Rule”).

a.	Procedures

The requirements for using an affiliated solicitor vary from that of an unaffiliated solicitor as follows:

•	Payment of Cash Referral Fees

1.	Affiliated Solicitors

Prior to entering into a Solicitors’ agreement that calls for the payment of cash referral fees to any affiliates or employees of affiliates:

•	Payments are outlined in a written agreement between CQS US and our affiliate;

•	The affiliation is disclosed to the prospect at the time of the solicitation;

•	A search of the solicitor’s regulatory disciplinary history must not reveal any violations of the securities laws or other statutes, as described in the Client Solicitation Rule;

•	The arrangement is disclosed in Form ADV, Part 2A (except for specific terms).

2.	Unaffiliated Solicitors

Additional requirements are imposed when making cash payments to an unaffiliated solicitor.  The written agreement between CQS US and the solicitor:

•	Describes the solicitor’s activities and its compensation.

•	Contains the solicitor’s undertaking to perform those duties under the agreement consistent with our instructions and the Advisers Act.

•	Requires the solicitor, at the time of solicitation, to provide the prospective client with a copy of our Form ADV Part 2A and 2B disclosure documents and a separate written disclosure document describing the solicitor’s relationship with CQS US. The solicitor’s disclosure document contains the following basic information relating to the solicitation, including:

•	The name of the solicitor;
22

•	The nature of any relationship or affiliation between the solicitor;

•	A statement that the solicitor will be compensated for his/her solicitation service by CQS US;

•	A description of the terms of the compensation;

•	The amount the prospect will be charged in addition to the advisory fee as a consequence of the solicitation agreement.

b.	Compliance Controls

Our policy is to not enter into an investment advisory contract with a client that was solicited unless we receive a signed copy of the written and dated acknowledgement from the prospective client.

In addition, our general procedure is to not enter into any solicitation or referral fee agreement unless the solicitor is a FINRA registered broker-dealer who is required to supervise all sponsored representatives that engage in solicitation activity and to establish written supervisory procedures (“WSP”) to reasonably ensure compliance with the Advisers Act Rule.  An exception to this procedure can only be provided by the CCO.

In spite of our ability to pay cash solicitation fees under Rule 206(4)‑3, we never enter into a solicitation arrangement where:

•	Payments are made in any form of non-cash compensation;

•	It does not prohibit paying a person to solicit a public official for business from a “government entity” (as defined in our Policy on political contributions);

•	CQS US has not received a copy of the FINRA registered use of solicitors WSP (as contained in the solicitation agreement); and

•	The individual solicitor and/or broker-dealer have been previous cited for lapses in supervisory oversight.

23

EXHIBIT A:  CODE OF ETHICS DEFINITIONS

General Note

The definitions and terms used in the Code are intended to mean the same as they do under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the other federal securities laws. If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the Advisers Act or other federal securities laws, as applicable.

Affiliated fund means any investment company registered under the Investment Company Act of 1940 (other than a money market fund) for which CQS US serves as investment adviser or sub-adviser.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership is interpreted in this Code in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of such ownership applies to all securities. You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest. Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of your ability to exercise discretion to invest in, sell or exercise voting rights of the security, and your ability to benefit from the proceeds of the security.

CQS Private Fund is any private investment fund, including a private investment fund that relies on the exclusion from the definition of “investment company” set forth in either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, that is advised by CQS US.

Family member includes adoptive relationships and means any of the following persons who reside in your household: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in–law, daughter-in law, brother-in-law or sister-in-law.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
24

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Pecuniary interest in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your family members. For example, you will likely be deemed to have a pecuniary interest in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

•	Your accounts or the accounts of family members;

•	A partnership or limited liability company, if you are or a family member is a general partner or a managing member;

•	A corporation or similar business entity, if you have or share, or a family member has or shares, investment control; or

•	A trust, if you are or a family member is a beneficiary.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security and the purchase, sale, transfer or redemption of an interest in a CQS Private Fund.

Related Person includes children under age 21, whether or not living with an Access Person, the Access Person’s spouse, and family members or other individuals living with the Access Person or for whose support the Access Person is wholly or partially responsible.

Security means the same as it does under Section 202(a)(18) of the Advisers Act, except that it does not include: direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies, other than affiliated funds.
25

ATTACHMENT A:  Form for Annual and Initial Certification
for Employees Regarding Compliance Manual
CQS (US), LLC

From: _________________________________________

To:        Chief Compliance Officer, CQS (US), LLC (“CQS US”)

Re:         Employee Acknowledgment

I hereby acknowledge receipt of a copy the Compliance Manual (the “Compliance Manual”) for CQS US, including the  Code of Ethics (“Code of Ethics”), which is a part of the Compliance Manual.  I have read, understand and am familiar with the Compliance Manual, including the  Code of Ethics.  I recognize that I am, as a condition of employment with CQS US, subject to the Compliance Manual and the Code of Ethics.   I  agree to comply with all provisions of the Compliance Manual applicable to me.

In addition to certifying that I will provide complete and accurate reporting as required by the Code of Ethics and that I have complied with all requirements of the Code of Ethics, I certify that I will notify the Chief Compliance Officer immediately of any activity that I detect during the course of performing my day-to-day duties that appear suspicious or has the potential to be a conflict of interest.

I understand that it is a violation  to fail to submit a record of my personal securities transactions within 30 calendar days of quarter-end and within 45 days of each fiscal year-end.  I also understand my obligations after reading the Compliance Manual.    I further understand the interests of CQS US clients come before my own or the interest of CQS US.

Signature	Date

Name (Print)

INSTRUCTIONS: Return this Acknowledgment of Receipt within 10 days of receipt to Compliance.  Please retain the Compliance Manual for future reference.
26

ATTACHMENT C:  Annual Conflicts of Interest Questionnaire
CQS (US), LLC

1a.	During the last year, were you a director, officer, employee, partner, or trustee of, or did you hold any other position with, any other business enterprise other than the Firm? (You do not need to disclose: Non-profit organizations other than as described in question 1b below.)

___No ___Yes	If yes, please describe the position (name and address of business,type of business, position held).

1b.	Are you a partner, director, executive officer, or 25% shareholder of any non-profitorganization and/or where you have responsibility for investment related activity?

___No ___Yes

2.	Do you have any relationships including vendor relationships, other business relationships, personal relationships and client relationships of the Firm or any known relationships of affiliates, who influenced your investment decisions? If yes, please provide additional details.

___No ___Yes

3.	Do you have any relationships with vendors that the Firm is using to manage its business?

___No ___Yes

4.	Did you act on behalf of a Firm client with respect to any transaction in which you had a personal interest or otherwise benefited?

___No ___Yes                                        If yes, please describe the nature of involvement.

5.	Have you engaged a family or household member in a business relationship in connection with your activities at the Firm?

If yes, what is the relationship with this person and what type of business was conducted with the individual?

___No ___Yes
27

6.	Do you, any family member, or any individual living in your household have ownership interest greater than 1% of the outstanding equity interests of an entity that engaged in any business transaction with the Firm, or which engaged in any business similar to any business of the Firm, during that period? (Family members include, but are not limited to: spouse, parents, children and stepchildren, siblings, in-laws, grandparents, grandchildren, aunts, uncles, and domestic partners.)

___No ___Yes                                        If yes, please describe.

7.	Did you or any family member, or any individual living in your household, receive or give, directly or indirectly, any gift greater than $100 (in the U.S) or entertainment in connection with any business involvements or transactions with the Firm, which was not reported and, if required, approved in accordance with the Firm’s Gift & Entertainment Policy?

___No ___Yes                                        If yes, please describe.

8.	Have you been involved in, or are you aware of, any situation where money, property, or services of the Firm were contributed or otherwise made available to political parties or candidates or used to reimburse individuals for contributions they made?

___No ___Yes                                        If yes, please describe.

9.	During the year, did you contribute to any political cause?

___No ___Yes                                        If yes, please provide details.

10.	To the best of your knowledge, have you ever made a personal charitable contribution to:

1.	a client or prospect?

2.	a charity that is affiliated with a client or prospect?

3.	another charity, at the request of a client or prospect?

___No ___Yes                                        If yes, please describe.

11.	Are you aware of any conduct by others where information, funds, services, business gifts, gratuities, favors, bribes, or kickbacks were given or received by an employee of the Firm in such a manner that it might appear it was intended for the purpose of acquiring special treatment in securing business or special concessions?

___No ___Yes                                        If yes, please describe.
28

12.	Have you been involved in, or are you aware of, any situation where the Firm (directly or indirectly) or its employees or third party representatives offered or paid anything of value or provided a gift or entertainment to or for the benefit of any official, employee or representative of a foreign or domestic state government or public international organization or any foreign political party, party official or candidate.

___No ___Yes                                        If yes, please describe.

13.	Were you involved in any situation that might appear to be a conflict of interest, or are you aware of any unethical or conflict of interest situation on the part of any employee where you did not report it to the CCO?

___No ___Yes                                        If yes, please describe.

14.	Do you have, or are you aware of, any accounting, internal accounting or regulatory control or auditing concern that has not been reported or otherwise addressed?

___No ___Yes                                        If yes, please describe.

15a.	Are any of your relatives currently employed in the securities business including but not limited to broker/dealer, advisory firm and custodian?

___No ___Yes                                        If yes, please describe.

15b.	Did you engage in any business activity on behalf of the Firm involving any of the entities described in 15a?

___No ___Yes                                        If yes, please describe.

16.	Have you ever conducted personal business or financial transaction(s) from the Firm’s premises that might conflict with the normal conduct of the Firm’s business, such as personal transactions for you or a family member or a member of your household with a broker or dealer used to execute client transactions, either as a aggregated order with Firm clients or as a separate transaction, where any such accounts were not a Firm client account?

___No ___Yes                                        If yes, please describe.

17.	Have you ever taken advantage of any opportunity that you learned about, as a result of your employment at CQS US, or otherwise personally benefited from information you obtained as an employee that would not be available to you if you were not a Firm employee?

___No ___Yes                                        If yes, please describe.

18.	If you are involved in portfolio management in any capacity, did you vote proxies on behalf of any client(s) that was not in accordance with the Firm’s voting guidelines, or were you influenced, encouraged (directly or indirectly), or contacted by anyone to vote for or against a proxy proposal?

___No ___Yes                                        If yes, please describe.
29

19.	If you are involved in placing client orders with broker/dealers for execution, have you ever selected a broker for any purpose other than as described in the Firm’s Manual?

___No ___Yes                                        If yes, please describe.

20.	During the year have you communicated or provided any information relating to a client to anyone outside the Firm without Compliance approval?

___No ___Yes                                        If yes, please describe.

21.	During the year have you performed or did you observe anyone at CQS US, or its affiliates performing, any action or engaged in any activity indirectly that if performed directly would be a violation of federal securities laws or the Firm’s compliance manual?

___No ___Yes                                        If yes, please describe.

Date:
(Signature)

(Print Name)

(Title)
30

D.E. Shaw Investment Management, L.L.C.

Code of Ethics

The Firm1 places the highest value on ethical business practices and has adopted the following code of ethics (“Code”) that establishes the standard of business conduct that all employees must follow.  In accordance with our high ethical standards and in order to assist the Firm in meeting its obligations as an investment adviser, the Firm’s Code incorporates the following general principles:

▪	Act in the best interests of clients.

▪	Conduct Firm business and personal securities transactions in a manner consistent with the Code, which includes avoiding any actual or potential conflicts of interest and any abuse of an employee’s position of trust and responsibility.

▪	Avoid taking any inappropriate advantage of one’s position at the Firm.

▪	Maintain confidentiality of information concerning the Firm’s investment recommendations and client holdings and transactions.

▪	Provide full, fair, accurate, timely, and understandable disclosure in reports required by auditors, regulators, or government bodies.
The Firm believes that these general principles not only help the Firm fulfill its obligations undertaken as an investment adviser, but also protect the Firm’s reputation and instill in its employees the Firm’s commitment to honesty, integrity, and professionalism.  Employees should understand that these general principles apply to all conduct, whether or not the conduct is also covered by more specific standards or procedures set forth or described below.

Persons Covered by the Code of Ethics

The Code applies to all employees of the Firm.  For purposes of the Code, all employees are supervised persons (“Supervised Persons”).  Supervised Persons also include partners, officers, or directors (or other persons occupying a similar status or performing similar functions) of the Firm; any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control; and any other person or group of persons notified of such status by Compliance.

Each Supervised Person is required to provide a written acknowledgement of receipt of the Code and of each subsequent amendment to the Code.
Certain provisions of the Code apply only to the Firm’s access persons (“Access Persons”).  The Firm’s Access Persons include Supervised Persons who have access to non-public information regarding any purchases or sales of securities on behalf of a client, who are involved in making securities recommendations to clients, or who have access to recommendations that are non-public.  Supervised Persons should presume that they are Access Persons unless they receive written notification from Compliance that they are not Access Persons.

Compliance with Applicable Securities Laws

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Supervised Persons to comply with applicable U.S. federal securities laws.  These laws, as they apply to private investment funds and investment advisers, include, without limitation, the Securities Act of 1933; the Securities Exchange Act of 1934; the Investment Advisers Act of 1940; the Bank Secrecy Act; and the Dodd-Frank Wall Street Reform and Consumer Protection Act; and any rules adopted by the Securities and Exchange Commission or the U.S. Department of the Treasury under these or other applicable statutes.  The Code also requires all employees to comply with the applicable securities laws of any other countries in which they are conducting Firm business.

Personal Trading Policy

Access Persons must be familiar with and adhere to the Firm’s Personal Securities and Commodities Transactions policy through which the Firm monitors and imposes restrictions on personal securities transactions and holdings.  Access Persons must disclose securities information upon joining the Firm and as soon as possible after opening or becoming affiliated with a new personal (or related) account.  The Firm reviews transactions and holdings to ensure compliance with the Firm’s policies.

Access Persons must also obtain appropriate authorization prior to participating in private placements and other private securities transactions as outlined in the Firm’s Private Securities Transactions policy.

Note that Access Persons may not purchase any “new issue” security, as defined by FINRA Rule 5130.

1 For the purposes of this Code, “Firm” refers to all entities within the D. E. Shaw group that perform investment advisory or related services

Page 1 of 2	October 2011

Outside Business Activities

Any Supervised Person’s directorships, employment, or other business activity outside the Firm may result in possible conflicts of interest for the employee or for the Firm and may therefore require approval by the employee’s supervisor and Compliance.  In accordance with the Firm’s Outside Business Activities policy, written approval must be obtained by applicable employees prior to undertaking certain activities, so that a determination may be made whether the activities interfere with any of the employee’s or Firm’s responsibilities and so that any conflicts of interest may be addressed.

Family Connections

Under the Firm’s Family Connections policy, employees must disclose certain family and/or close personal relationships that may give rise to conflicts of interest, so that the Firm may identify and address any potential concerns.

Gifts and Entertainment

Employees must also comply with the Firm’s Gifts and Entertainment policy and obtain appropriate approvals so that the Firm may ensure that any potential conflicts of interest are avoided.

Confidentiality

The Firm generates, maintains, and possesses non-public information that must be held strictly confidential by employees.  This information includes, without limitation, offering memoranda, investor and client lists, information about investors and clients generally, investment positions, research analyses and trading strategies, investment performance, internal communications, legal advice, and computer access codes, as well as all “Confidential Information” and “Confidential Applicability Information,” as such terms are defined in an employee’s employment agreement.  Employees may not use any confidential or proprietary information for their own benefit or for the benefit of any party other than the Firm.  In addition, employees may not disclose confidential or proprietary information to anyone outside the Firm, except in connection with the business of the Firm in a manner consistent with the Firm’s policies and interests or as required by applicable law, regulation, or legal process after notice to Compliance.  Failure to maintain the confidentiality of this information may have serious detrimental consequences for the Firm, its clients, and the employee who breached the confidence.  Please note that these confidentiality obligations are in addition to those outlined in each employee’s employment agreement and do not modify or amend the terms of the employment agreement.  Employees should consult their employment agreements to ensure they are abiding by the agreements’ terms.

Reporting Misconduct

As required by the Firm’s Internal Reporting policy, employees must promptly report any violation or suspected violation of applicable law, the Code, the Firm’s Investment Adviser Compliance Manual and other internal policies, or any other business-related misconduct by calling the Compliance Hotline or by reporting it to their business unit head. The policy requires each employee to report violations or suspected violations, whether committed by oneself or by another employee, and regardless of whether the violations are inadvertent or intentional.  Any reports will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.  Employees who report a violation or raise a concern in good faith will not suffer harassment, retaliation, or adverse employment consequence.

Sanctions for Violations of the Code of Ethics

Any violation of any provision of the Code may result in disciplinary action.  The Chief Compliance Officer will determine the appropriate disciplinary action on a case-by-case basis and, when appropriate, after consultation with the relevant supervisor.  Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion, or termination of employment.
Administration of the Code of Ethics

Compliance will review all reports submitted pursuant to the Code, including personal and related transaction reports of Access Persons, to ensure transactions are consistent with the policies set forth in the Personal Securities and Commodities Transactions policy and do not otherwise indicate any improper activities.  Compliance also will ensure that all books and records relating to the Code are properly maintained as required by applicable securities laws.

Please contact Compliance with any questions relating to this Code.'

Page 2 of 2	October 2011

Eclectica Asset Management LLP

Code of Ethics

Code of Ethics

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics (“Code”) that contains provisions regarding: the adviser’s fiduciary duty to clients; compliance with applicable US Securities laws; reporting and review of personal securities transactions and holdings; reporting violations of the Code; and providing the Code to all supervised persons.

EAM may advise or sub-advise U.S. investment companies registered under and subject to the regulation of the IC Act (“RICs”).  Rule 17j-1 of the IC Act requires that every RIC and its investment adviser must annually furnish to the RIC’s board of trustees or directors, as the case may be (the “Board”), a written report describing any issues, changes or material violation under the code, among other items.  The Board is then required to consider the Annual Written Report.

Rule 17j-1 under the IC Act makes it an unlawful action for an affiliated person of an investment adviser of a RIC in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the RIC:

•	To employ any device, scheme or artifice to defraud the RIC;

•	To make any untrue statement of a material fact to the RIC or omit to state a material fact necessary in order to make the statements made to the RIC, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the RIC; or

•	To engage in any manipulative practice with respect to the RIC.

Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, EAM and its Employees must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets.  The CCO administers the Code of Ethics (or the “Code”).  All questions regarding the Code should be directed to the CCO.  Employees must cooperate to the fullest extent reasonably requested by the CCO to enable (i) EAM to comply with all applicable US Federal Securities Laws and (ii) the CCO to discharge his duties under the Manual.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees.  Employees must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting EAM’s services, and engaging in other professional activities.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients.  As a fiduciary, EAM must act in its Clients’ best interests.  Neither EAM, nor any Employee should ever benefit at the expense of any Client.  Notify the CCO promptly about any practice that creates, or gives the appearance of, a conflict of interest.

Employees are generally expected to discuss any perceived risks, or concerns about EAM’s business practices, with their direct supervisor.  However, if an Employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the CCO’s attention.

Reporting Violations

Improper actions by EAM or its Employees could have severe negative consequences for EAM, its Clients and Investors, and its Employees.  Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Employees must promptly report any improper or suspicious activities, including any suspected violations of the Code of Ethics, to the CCO.  Issues can be reported to the CCO in person, or by telephone, email, or written letter.  Reports of potential issues may be made anonymously.  Any reports of potential problems will be thoroughly investigated by the CCO, who will report directly to the President/CEO on the matter.  Any problems identified during the review will be addressed in ways that reflect EAM’s fiduciary duty to its Clients.

An Employee’s identification of a compliance issue will be viewed favorably by the Company’s senior executives.  Retaliation against any Employee who reports a violation of the Code of Ethics in good faith is strictly prohibited and will be cause for corrective action, up to and including dismissal.  If an Employee believes that he or she has been retaliated against, he or she should notify the President/CEO directly.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading  rights, imposing a fine, suspending employment  (with or  without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing.  Violations may also subject an Employee to civil, regulatory or criminal sanctions.  No Employee will determine whether he or she committed a violation of the Code of Ethics, or impose any sanction against himself or herself.  All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

RIC Procedures

On a periodic basis, but not less than annually, the Firm’s CCO shall prepare a written report to the RIC’s management and Board setting forth the following:

a)	A description of any issues arising under the Code or underlying procedures since the last report to the Board including, but not limited to, information about material violations of the Code or underlying procedures and sanctions imposed in response to the material violations; and

b)	A certification on behalf of the Adviser that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

The CCO shall maintain a copy of each Annual Written Report for at least five years after the fiscal year in which it was made the first two years in an easily accessible place.

In the event of a material change to the Personal Securities Transactions section of the Code of Ethics, the CCO shall inform each RIC’s CCO of such change and ensure that the change is approved by each RIC’s Board no later than six months after the change is adopted.

Ethics training is one of the supervisory obligations of an NFA Member under NFA Rule 2-9. The Advisor’s ethics training policies and procedures are predicated on the concept that establishing a corporate culture of high ethical behaviour will provide the best service for clients and investors. Also, remaining aware of changing industry standards and adopting an appropriate ethics training program will help ensure that EAM and its associates continually adhere to the high ethical standards that EAM has set.

Estlander and Partners, Ltd.

Estlander & Partners Ltd.

CODE OF ETHICS

INTRODUCTION

Estlander & Partners Ltd, Finland, (“EP”) has adopted this Code of Ethics (“Code”) in accordance with rule 204A-1 of the Investment Advisers Act of 19401. EP has developed this Code to promote the highest levels of ethical conduct among its officers, directors, and employees (individually “Supervised Person” and collectively “Supervised Persons”). Among the purposes of the Code are to: (1) educate Supervised Persons regarding EP’s expectations and the laws governing their conduct; (2) remind Supervised Persons that they are in a position of trust and must act with complete propriety at all times; (3) protect the reputation of EP; (4) guard against violation of the securities laws; (5) protect EP’s clients by deterring misconduct; and (6) establish procedures for Supervised Persons to follow so that EP can assess whether Supervised Persons are complying with EP’s ethical principles.

PART 1.  GENERAL PRINCIPLES

EP owes its clients the utmost duty of loyalty, good faith, and fair dealing. Supervised Persons are obligated to uphold these important duties. EP embraces the following general principles with respect to the conduct of each of its Supervised Persons when acting on behalf of EP or in any capacity that affects the interests of EP’s advisory clients:

1.	The duty at all times to place the interests of our clients first;

2.	The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility

3.	The fundamental standard that Supervised Persons should not take inappropriate advantage of their positions;

4.	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

5.	The principle that EP and its Supervised Persons will exercise independent, unbiased judgment in the investment decision-making process; and

6.	The importance of acting with honesty, integrity and professionalism in all aspects of EP’s business.

These general principles govern all conduct, whether or not the conduct also is covered by more specific provisions below. EP expects all Supervised Persons to abide by this Code both in word and in spirit. Failure to comply with this Code is a serious matter that may result in disciplinary action, up to and including termination of employment.

If you have any questions or need clarification regarding what the Code does and does not permit, please do not hesitate to contact the Chief Compliance Officer (CCO).

PART 2.  SCOPE OF THE CODE

The Code addresses the personal trading of securities and other securities-related conduct of EP’s Supervised Persons and is an integral aspect of EP’s compliance program relating to EP’s business activities in the United States. In accordance with Finnish legislation and regulations from the Finnish Financial Supervisory Authority, EP has developed other compliance policies and internal guidelines covering ethics,  good  conduct  of  business  rules  and  prohibitions  on  insider  trading including EP’s Compliance Manual,  Internal  Policy on  Conflict  of  Interest  and  Internal Policy on Insider Register. As a registered CTA and member of the NFA, EP must also adhere to the good conduct of business and ethics rules of the said regulatory authorities. EP has also prepared an NFA Ethics Training Policy. EP’s CCO or other personnel will notify you regarding the other compliance policies and procedures to which you must adhere.

A.	Persons Covered by the Code

This Code applies to all Supervised Persons of EP.  In addition, those Supervised Persons who EP deems to be “Access Persons” (as such term is defined by the SEC) and certain “Family Members” of Access Persons are subject to certain employee trading related provisions of the Code.

An “Access Person” includes any Supervised Person within EP who is involved in making recommendations to EP’s clients concerning Covered Securities or who has access to such recommendations that are nonpublic.

“Family Members” are an Access Person’s spouse, minor children, and relatives by blood or marriage living in the person’s household.

EP’s CCO will inform any Supervised Person if they are Access Person, may designate additional persons as Access Persons subject to the Code from time to time as appropriate, such as independent contractors or consultants, and will keep a record of such designations.

B.	Securities Covered by the Code

The term “Covered Security” as used in this Code means any security as defined by Section 202(a)18 of the Investment Advisers Act.  This definition generally includes any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act. The term “Covered Security” is very broad and includes items such as: (1) options on securities, on indexes, and on currencies; (2) all kinds of limited partnerships; (3) foreign unit trusts and foreign mutual funds; and (4) private investment funds, hedge funds, and investment clubs.

The term “Covered Security” does NOT include: (1) direct obligations of the U.S. government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; (3) shares issued by money market funds; (4) shares of open-end mutual funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

The Code governs any “Covered Security” in which Access Persons, have any direct or indirect beneficial interest, including interests in a trust, partnership, or retirement plan. For purposes of this Code, you are presumed to have a “beneficial interest” in securities or accounts held by your spouse, minor children, and family members sharing your household (including adult child, stepchild, grandchild, parent, stepparent, grandparent, sibling, or in-laws).

PART 3.  STANDARDS OF BUSINESS CONDUCT

All Supervised Persons are required to comply with certain standards of business conduct in accordance with EP’s fiduciary obligations to our clients.
3

A.	Compliance with Laws and Regulations. Supervised Persons must comply with all applicable U.S. federal securities laws. Supervised Persons are not permitted, in connection with the purchase or sale (directly or indirectly) of a security held or to be acquired by a EP client:

1.	To defraud the client in any manner;

2.	To mislead the client, including by making a statement that omits material facts;

3.	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the client;

4.	To engage in any manipulative practice with respect to the client; or

5.	To engage in any manipulative practice with respect to securities, including price manipulation.

B.	Conflicts of Interest. As a fiduciary, EP has an affirmative duty of loyalty, honesty, and good faith to act in the best interests of our clients. There are many types of potential conflicts of interest. For example, a conflict of interest occurs when the personal interest of an employee interferes (or could potentially interfere) with the employee’s responsibilities to EP and our advisory clients. EP strives to identify and avoid conflicts of interest with clients and to fully disclose all materials facts concerning any conflict that does arise with respect to any client. All Supervised Persons should strive to avoid conflicts of interest and any situation that may have the appearance of a conflict or impropriety.

1.	Conflicts Among Client Interests. Supervised Persons are prohibited from inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

2.	Competing with Client Trades. Supervised Persons are prohibited from using knowledge about pending or currently considered securities transactions for Advisory clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions of Access Persons are addressed more specifically below.

3.	Disclosure of Personal Interest. Supervised Persons who are Investment Personnel are prohibited from recommending, implementing, or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, [he/she] will approve and sign off on any decision-making process regarding the securities of that issuer.

4

4.	Referrals/Brokerage. You are required to act in the best interests of EP’s Advisory clients regarding execution and other costs paid by Advisory clients for brokerage services. Supervised Persons must strictly adhere to EP’s policies and procedures regarding brokerage (including best execution, soft dollars, and directed brokerage). See EP’s brokerage policies and guidelines for more information.

5.	Vendors and Suppliers. Supervised Persons must disclose to the CCO any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of the firm. If a Supervised Person has such an interest, the CCO in [his/her] sole discretion may prohibit you from negotiating or making decisions regarding EP’s business with those companies.

6.	No Transactions with Clients. Supervised Persons are not permitted to knowingly sell to, or purchase from, a client any security or other property, except that a Supervised Person may purchase securities issued by a publicly-traded client, subject to the personal trading procedures described below in section D.

C.	Insider Trading. Supervised Persons are prohibited from any trading, either personally or on behalf of others, while in possession of material, nonpublic information. Supervised Persons are prohibited from communicating material nonpublic information to others in violation of the law. Additionally, Supervised Persons who come into contact with material nonpublic information are subject to EP’s prohibitions on insider trading and any potential sanctions.

D.	Personal Securities Transactions. Access Persons (and their Family Members) are required to strictly adhere to EP’s policies and procedures regarding personal securities transactions.

1.	Pre-Clearance Requirement. Access Persons must obtain prior written approval from the CCO before purchasing, selling or transferring any security or exercising any option. (See Appendix A – Trade Request Form). As discussed in Part 4.A.1 below, certain personal securities transactions are exempt from these pre-clearance requirements.
5

2.	Limited or Private Offerings – Pre-Clearance. For all Access Persons, prior approval by the CCO is required before acquiring securities in a limited offering (e.g., private placement). The CCO shall consider among other factors in approving such an investment, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to the Access Person in question by virtue of his/her position with EP. (See Appendix D Supplement – Limited or Private Offering Request Form).

3.	Initial Public Offerings - Prohibition. Access Persons are generally prohibited from acquiring any securities in an initial public offering. Any exceptions to this general prohibition are subject to pre-clearance and appropriate documentation by the CCO.

4.	Blackout Periods. Access Persons are prohibited from executing a securities transaction on a day during which any client has a pending “buy” or “sell” order in the same (or a related) security until that order is executed or withdrawn. Access Persons are prohibited from buying or selling a security within 30 calendar days before and after a client trades in that security (“blackout” period). Exemptions from the blackout period are permitted as set out in Part 4. A.1 below.

5.	Short-Term Trading. Access Persons are restricted from short-term trading any security. For purposes of this Code, short-term trading is defined as selling a security within 30 days of purchase or purchasing.

E.	Gifts and Entertainment. In order to reduce the possibility of an actual or apparent conflict of interest, Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence the Supervised Person’s decision-making or suggest that he/she is beholden to any particular person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to EP or its supervised person. These policies also apply to your Family Members of Supervised Persons.

1.	Gifts. Supervised Persons may not receive any gift, service, or other thing of more than de minimis value (which amount shall be determined by the CCO from time to time) from any person or entity that does business with or on behalf of EP. Supervised Persons may not give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of EP without prior approval by the CCO.

6

2.	Cash. Supervised Persons may not give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of EP.

3.	Entertainment. Supervised Persons may not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of EP. Supervised Persons may provide or accept a business entertainment event of reasonable value, such as dinner or a sporting event. A Supervised Person should seek CCO prior approval under circumstances where he/she is unsure about the value of proposed entertainment.

4.	Pre-Clearance. Supervised Persons must pre-clear all gifts and any entertainment or other expenses involving any government, municipal or similar authority with the CCO. Additionally, any gifts and business entertainment expenses that bring into question the de minimis or reasonable standard should be pre-cleared with the CCO.

5.	Referrals. A Supervised Person is prohibited from making referrals to clients (e.g., of accountants, attorneys, or the like) if he/she expect to benefit in any way.

F.	Political and Charitable Contributions. Supervised Persons (and your Family Members) are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. Supervised Persons are also prohibited from considering any of EP’s current or anticipated business relationships as a factor in soliciting political or charitable donations. For more information, see EP’s Compliance Manual.

G.	Confidentiality. Information concerning the identity of security holdings and financial circumstances of clients is confidential.

1.	Firm Duties. EP must keep all information about clients (including former clients) in strict confidence, including the clients’ identity, the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the firm.

2.	Duties of Supervised Persons. Supervised Persons are prohibited from disclosing to persons outside EP any material non-public information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding EP’s trading strategies, except as required to effectuate securities transactions on behalf of a client.

H.	Service on a Board of Directors. Given the high potential for conflicts of interest and insider trading issues, Supervised Persons are generally prohibited from serving on the board of directors of a publicly traded company. This policy may be waived in writing by the CCO and shall be granted only based on the best interests of EP and its clients.

7

I.	Other Outside Activities. Supervised Persons must disclose to the CCO any personal interests that may present a conflict of interest or harm the reputation of EP. Additionally, Supervised Persons must obtain prior written approval by the CCO for other outside activities that may create a conflict of interest for the Supervised Person in question or EP, including outside business or investment activities (such as directorships, consulting engagements, outside business affiliations, or public/charitable positions) and acting as an executor or trustee or accepting a power of attorney.

J.	Marketing and Promotional Activities. Any oral or written statement a Supervised Person makes, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way.

PART 4.  COMPLIANCE PROCEDURES

A.    Personal Securities Transaction Procedures and Reporting of Access Persons.

1.	Pre-clearance Procedures.

Access Persons and their Family Members are prohibited from engaging in any transaction in a Covered Security in which an Access Person or his/her family member has any beneficial ownership unless the Access Person obtains, in advance of the transaction, written pre-clearance from the CCO by submitting [Trade Request Form, Appendix A]. Pre-clearance is valid only on the day it is granted. Pre-clearance is not required for the following types of transactions:

a.	Purchases or sales over which an Access Person has no direct or indirect influence or control;

b.	Purchases or sales pursuant to an automatic investment plan (including a dividend reinvestment plan);

c.	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

8

d.	Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

e.	Open end investment company shares;

f.	Unit investment trusts;

g.	Exchange traded funds that are based on a broad-based securities index;

h.	Futures and options on currencies or an a broad-based securities index;

i.	De minimis transactions in large-cap securities, provided they involve no more than 1,000 shares in an issuer with a market capitalization of $3 billion or greater, in a one-month period;

j.	Assignment of options or exercise of an option at expiration; and

k.	Investments in unregistered funds sponsored by EP.

2.	Reporting Requirements for Access Persons

a.	Holdings Reports. Access Persons are required to submit to the CCO a holdings report that includes: (1) information regarding all holdings in Covered Securities in which the Access Person or his/her Family Members have a beneficial interest; and (2) the name of any broker or bank with which the Access Person or his/her Family Members have an account containing any securities (not just Covered Securities) in which the Access Person or his/her Family Members have a beneficial interest. New Access Persons should submit these reports within 10 days of employment with EP, and thereafter on an annual basis. Reports should be current as of a date not more than 45 days before the report is due. The CCO will provide you with Initial and Annual Holdings report forms as appropriate. See Appendix B - Initial Holdings Report and Appendix C – Annual Holdings Report.

b.	Quarterly Transaction Reports. An Access Person is required to submit to the CCO quarterly transaction reports that cover all transactions in Covered Securities in which the Access Person or his/her Family Members have a beneficial interest no later than 30 days after the end of each calendar quarter. See Appendix D- Securities Transaction Report. Certain types of transactions, listed in subsection 3e below, are not required to be included in these reports.

9

c.	Quarterly Account Establishment Reports. An Access Person must disclose to the CCO any account opened during the quarter containing securities held for the Access Person direct or indirect benefit (or the direct or indirect benefit of his/her Family Members). Appendix E – Quarterly Account Establishment Report.

d.	Confidentiality of Reports. EP will keep confidential all transactions and holdings reports, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government authorities.

e.	Reporting Exemptions. The following reporting exemptions apply:

i.	Any report with respect to securities held in accounts over which an Access Person and/or his/her Family Members have no direct or indirect influence or control;

ii.	Any transaction report with respect to transactions effected pursuant to an automatic investment plan (including dividend reinvestment plans); and

iii.	Any transaction report that would duplicate information contained in broker trade confirmations or account statements that EP holds in its records so long as the CCO receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

3.	Duplicate Brokerage Confirmations and Statements.

An Access Person and his/her Family Members must direct his/her/their brokers to provide to the CCO, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. These brokerage confirmations and account statements may be used in lieu of submitting quarterly transaction reports, provided that all of the required information is contained in the confirmations and statements.

4.	Monitoring of Personal Securities Transactions.

The CCO is responsible for periodically reviewing personal securities transactions and holdings reports of Access Persons. The Compliance Team is responsible for reviewing and monitoring the personal securities transactions of the CCO (if an Access Person) and for taking on the responsibilities of the CCO in the CCO’s absence.

10

PART 5.  RECORDKEEPING

EP maintains the following records related to the Code in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of this Code, and of any action taken as a result of the violation;

3.	A record of all written acknowledgments of the receipt of the Code and any amendments;

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

5.	A list of the names of persons who are currently, or within the past five years were Access Persons;

6.	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in a limited offering.

PART 6.  Disclosure to Clients

The CCO shall be responsible for providing an updated copy of the Code to any client or prospective client upon request.

PART 7.  ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.	Training and Education. The CCO shall be responsible for training and educating Supervised Persons regarding the Code. Such training shall be mandatory for all Supervised Persons and shall occur as determined necessary by the CCO and at least annually.

11

B.	Annual Review. The CCO shall review the adequacy of the Code and the effectiveness of its implementation as the CCO deems appropriate and at least annually.

C.	Report to Senior Management. The CCO shall make an annual report to senior management regarding his/her annual review of the Code. Such report shall include a full discussion of any material violations of the Code.

D.	Reporting Violations. All Supervised Persons are required to report actual or suspected violations of the Code promptly to the CCO, or in the case of a violation by the CCO, to senior management.

1.	Confidentiality. Any reports created to satisfy the requirements of the Code shall be treated confidentially and shall be investigated promptly as required by the particular circumstances.

2.	Types of Reporting. Supervised Persons are obligated to report any: (a) noncompliance with applicable laws, rules, and regulations; (b) fraud or illegal acts involving any aspect of the firm’s business; (c) material misstatements in regulatory filings, internal books and records, clients records or reports; (d) activity that is harmful to clients; and (e) material deviations from required controls and procedures that safeguard clients and the firm.

3.	Guidance. Supervised Persons are encouraged to seek guidance from the CCO or other senior management with respect to any action or transaction that may violate the Code and to refrain from any action or transaction with might lead to the appearance of a violation.

E.	Sanctions. A violation of the Code may result in any disciplinary action that the CCO or senior management deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

F.	Further Information Regarding the Code. Supervised Persons should contact the CCO or the Compliance Team to obtain any additional information about compliance and ethics issues.

12

Trade Request Form

Appendix A

_________________________

Name of Access Person (please print)

I hereby request permission to [BUY, SELL, TRANSFER] (please circle) the security specified below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title.

Account Number:	Broker:

Name of Security:	Ticker Symbol:

Number of Shares, Units or Contracts, or Face Amounts of Bonds:

I have read the current Code of Ethics (Code) of EP and believe that the above transaction meets the requirements of the Code.

To the best of my knowledge:

(1)    No EP advisory client has purchased or sold the security listed above during the last 30 days;

(2)    The security listed above is not currently being considered for purchase or sale by any EP advisory client; and

(3)    The requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any EP advisory client.

Please also check as applicable:

This investment is being purchased or sold in a private placement and is accompanied by the attached Appendix D Supplement “Limited or Private Offering Request Form.”

The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. After the purchase I will have a beneficial interest in ___% of the company’s securities. I shall direct my broker to provide a copy of a confirmation of the requested transaction to the CCO, within 10 days of the transaction.
13

Access Person Signature	Date Submitted:

Compliance Review

Reviewed By: ___________________	Approved	Denied

* Permission is effective only on the day approval is received.
14

Limited or Private Offering Request Form

Appendix A Supplement

The following supplement should be completed and delivered to the EP CCO for approval prior to any investment in a limited or private offering in accordance with the EP Code of Ethics.

1.                Name of proposed investment: ______________ Date of Investment: ____________
2.                Nature of the investment: _______________________________________________

3.                Amount to be invested: _______________ No. of shares ____ % of ownership ___%
4.                Terms of investment:
Equity or Debt: ________; Maturity Date: ___________;
Any further investment contemplated: ___________
5.                Was the investment offered to you as a result of your affiliation with EP? ____
6.                Do you hold a position as officer of the offering company or do you have other duties in connection with the investment? ________________________________________

7.                Do you, or will you, provide investment advice to the company or any affiliate of the company? If yes, please describe: ________________________________________
____________________________________________________________________
8.                Are you informed or consulted about investments of the company? If yes, please describe:
_________________________________________________________________________________________________________________
9.                How frequently will you receive statements/communications regarding the investment? __________________________________________________________

10.                Is the company privately/publicly held: ____________________________________
11.                If privately held, are you aware of any plan to bring the company public?
____________________________________________________________________
12.                Have you informed the company that you are a “restricted person” in the event of an initial public offering of securities?  ________________________________________

13.                Describe any connections between the company and EP
_____________________________________________________________________
14.                To your knowledge, are there any EP advisory clients for whom this is an appropriate investment?
_____________________________________________________________________
15.                Describe any client connections to this investment: ___________________________
16.                Are you aware of any conflicts of interest between your duties at EP and this investment?_______________________________________________________

Please attach any relevant reports/statements that describe the investment.

I hereby certify that to the best of my knowledge, the information provided above is true and correct. I will promptly notify the EP CCO in the event of any material changes to the information provided:

Employee Signature	Date
15

Initial Holdings Report

Appendix B

I, ______________________ (name), herby certify that as of the date below, I held the following positions in the following “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) of EP and as required to be reported under the EP Code and Rule 204A-1 of the Investment Advisers Act of 1940.

Title of Security	Type of Security	No.of Shares or	Name of Broker or
Ticker Symbol or Cusip		Principal Amount	Bank Account

This report excludes any Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control.

Name of any broker or bank where I maintain an account in which any securities are held for my or my Family Members’ direct or indirect benefit:

Broker/Bank

1.
2.
3.

I certify that this Initial Holdings Report Form is complete and accurate, and I understand that as an Access Person of EP, that this Initial Holdings Report Form should be completed and submitted to EP CCO within 10 days of my employment with EP and on an annual basis, thereafter.

Signature

Date

16

Annual Holdings Report

Appendix C

I, ______________________ (name), herby certify that as of December 31,

_____, I held the following positions in the following “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) EP and as required to be reported under the EP Code and Rule 204A-1 of the Investment Advisers Act of 1940.

Title of Security	Type of Security	No.of Shares	Name of Broker or
Ticker Symbol or Cusip		(Principal Amount)	Bank Account

This report excludes any Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control.

Name of any broker or bank where I maintain an account in which any securities are held for my or my Family Members’ direct or indirect benefit:
Broker/Bank

1.
2.
3.

I certify that this Annual Holdings Report Form is complete and accurate, and I understand that as an Access Person of EP, that this Annual Holdings Report Form should be completed and submitted to EP Chief Compliance Officer on annual basis.

Signature

Date
17

Securities Transaction Report

Appendix D

I, ______________________ (name), herby certify that for calendar quarter ended ___________, the following transactions were effected in the following “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) EP and as required to be reported under the EP Code and Rule 204A-1 of the Investment Advisers Act of 1940.

Date of	Title of Security	Interest Rate	No. of Shares	Nature of Trans	Price	BD or Bank
Trans.	Ticker /Cusip	Maturity Date	(Principal Amt)	(Buy or Sell)	at which	Through
					effected	Which
Effected

This report excludes any transaction: (1) involving Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control (neither prior to, or as a result of, the transaction); (2) effected pursuant to an automatic investment plan (including dividend reinvestment plans); and (3) that would duplicate information contained in broker trade confirmations or account statements that EP holds in its records, so long as the CCO receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

I certify that this Quarterly Securities Transaction Report is complete and accurate, and I understand that as an Access Person of EP, I must complete this Quarterly Securities Transaction Report and submit it to the EP CCO on a quarterly basis.

Signature

Date
18

Quarterly Account Establishment Report

Appendix E

I, ______________________ (name), herby certify that for the calendar quarter ended ___________, that the following accounts were established for “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) of EP and as required to be reported under the EP Code.

Name of Broker/Dealer or Bank Where	Date Account Was Established
Account Was Established

This report excludes any accounts established that holds Covered Securities over which the undersigned Access Person has no direct or indirect influence or control.

I certify that this Quarterly Account Establishment Report is complete and accurate, and I understand that as an Access Person of EP, I must complete this Quarterly Account Establishment Report and submit it to the EP Chief Compliance Officer on a quarterly basis.

Signature

Date
19

JANA Partners LLC

Chapter 2

JANA PARTNERS LLC
CODE OF ETHICS
January 2013

Introduction

The good name and reputation of the Firm are a result of the dedication and hard work of all of us. Together, we are responsible for preserving and enhancing this reputation, a task that is fundamental to our continued well-being. Our goal is not just to comply with the laws and regulations that apply to our business; we also strive to abide by the highest standards of business conduct.

Set forth below is the Firm's Code of Ethics ("this Code"). This Code is designed to reinforce and enhance the Firm's ethical way of doing business and, in particular, to provide regulations and procedures consistent with the Investment Advisers Act. The substance of this Code is not new, however.  The policies set forth herein reflect the Firm's long-standing tradition of ethical business standards.

All Employees are considered "Access Persons" under this Code and are expected to comply with the policies set forth in this Code. Read this Code carefully and make sure that you understand it, the consequences of non-compliance, and this Code's importance to the success of the Firm. If you have any questions, please speak to Legal and Compliance.

This Code should be viewed as the minimum requirements for conduct. This Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise; for that we must ultimately rely on each person's good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. When in doubt about the advisability or propriety of a particular practice or matter, please speak to Legal and Compliance.

About this Code

We at the Firm are committed to the highest standards of business conduct in our relationships with each other and with our Clients, investors, and others. This requires that we conduct our business in accordance with all applicable laws and regulations.  This Code helps each of us in this endeavor by providing a statement of the fundamental principles and key policies and procedures that govern the conduct of our business.

The Firm acts as a registered investment adviser to its Clients. This Code is based on the principle that the Firm and its Employees owe a fiduciary duty to Clients to ensure that the employees conduct their Personal Securities Transactions (as defined below) in a manner that does not interfere with Client transactions or otherwise take unfair advantage of the Firm's relationship with its Clients.

The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of the Clients first; (2) the requirement that all Personal Securities Transactions be conducted consistent with this
2-1

Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions; and (4) the requirement that investment personnel comply with applicable Federal Securities Laws. Our business depends on the reputation of all of us for integrity and ethical business conduct.  Thus, in many instances, the policies referenced in this Code go beyond the requirements of the law.

This Code is a statement of the fundamental principles and key policies and procedures that govern the conduct of the Company's business. It is not intended to and does not create any obligations to or rights in any employee, client, supplier, or any other person or entity.

Furthermore, this Code does not, in any way, constitute an employment contract or an assurance of continued employment.  Employees of the Firm are employed at-will, except when covered by an express, written employment agreement. This means that employees may choose to resign their employment at any time, for any reason or for no reason at all. Similarly, the Firm may choose to terminate employees' employment at any time, for any legal reason or for no reason at all, but not for an unlawful reason.

I.          DEFINITIONS

"Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

"Beneficial Ownership" of a Security means any interest by which an Access Person or any member of such Access Person's "immediate family" (which, for purposes of this Code includes a spouse or civil partner (wherever they may live), dependent child or stepchild (wherever they may live), or parent, sibling or other relative by blood or marriage living in the same household as the Access Person) can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Covered Security. Thus, an Access Person may be deemed to have Beneficial Ownership of Covered Securities held in accounts in such person's own name, such person's spouse's name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements.

"Covered Security"
For purposes of this Code, a "Covered Security" means a Security as defined in Section 202(a)(18) of the Investment Advisers Act, which includes the following:

any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of
2-2

securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

For the avoidance of doubt, for purposes of this Code, "Covered Security" also includes investments in initial public offerings ("IPOs"), closed-end mutual funds, hedge funds, private equity funds, and limited partnerships,

All Covered Securities require Preclearance except for exchange-traded funds ("ETFs") and municipal securities. Preclearance procedures are described in Section IV below.

For purposes of this Code, a "Covered Security" does not include the following types of securities:

•	Securities of an open-end mutual fund, index fund, money market fund or other registered investment company that is not advised or subadvised by JANA;

•	U.S. Treasury Securities (including purchases directly from the Treasury or a Federal Reserve Bank) and other direct obligations of the U.S. Government, as well as unsecured obligations of U.S. Government sponsored enterprises;

•	Money market instruments, such as bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short- term debt instruments;

•	Shares issued by unit investment trusts invested exclusively in one or more open- end funds, none of which are managed by the Firm;

•	Futures (except individual stock futures contracts) and commodity contracts; "Initial Public Offering" means an offering of Securities registered under the Securities

Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

"Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

"Personal Account" means any Securities account in which an Access Person has any direct or indirect Beneficial Ownership and over which such Access Person exercises sole or shared investment decision-making power (as opposed to passive investments managed on a discretionary basis by a third party), and includes any Personal Account of an Access Person's immediate family over which such Access Person exercises sole or shared investment decision-making power.
2-3

"Personal  Securities  Transaction"  means,  for  any  Access  Person,  a  purchase,  sale, gifting or donation of a Covered Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

"Purchase or sale" of a Security includes, among other things, the writing of an option to purchase  or sell a  Security; or the purchase or sale of any Security that is exchangeable for or convertible into another Security.

Any questions regarding the application of these terms should be referred to, and addressed by the Chief Compliance Officer.

II.      LEGAL REQUIREMENTS

Section 206 of the Investment Advisers Act provides that it is unlawful for any investment adviser, directly or indirectly:

(1)	to employ any device, scheme or artifice to defraud any client or prospective client;

(2)	to engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

(3)	to engage in any act, practice or course of business that is fraudulent, deceptive or manipulative.

Section 204A of the Investment Advisers Act requires the Firm to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Investment Advisers Act or rules or regulations thereunder of material, non-public information by the Firm or any person associated with the Firm.

Pursuant to Section 204A, the SEC has adopted Rule 204A-1, which requires the Firm to maintain and enforce this Code. In accordance with Rule 204A-1, this Code sets forth standards of conduct, requires compliance with the Federal Securities Laws and addresses personal trading. This Code is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Firm's advisory accounts may breach their fiduciary duties, and to avoid and regulate situations that may give rise to conflicts of interest that Rule 204A-1 addresses.

See also the Firm's separate Insider Trading Policy, which is incorporated herein by reference.

III.       STATEMENT OF POLICY

It is the policy of the Firm that the Firm and its Access Persons shall comply with applicable Federal Securities Laws and that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Sections 204 or 206 of the Investment Advisers Act. No Access Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct that would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, a Client or
2-4

an issuer of any Security owned by a Client. In addition, the fundamental position of the Firm is (and has been) that each Access Person shall at all times place the interests of each Client first in conducting Personal Securities Transactions.

The Firm encourages eligible Access Persons to invest a substantial portion of their savings in the Funds so that our Access Persons' interests are aligned with those of our Clients.  We recognize, however, that Access Persons may maintain other investments for diversification and other reasons. Without limiting in any manner the fiduciary duty owed by Access Persons to the Clients under the provisions of this Code, Access Persons may make purchases and sales of Covered Securities including Securities that are owned by the Clients; provided, however, that such Personal Securities Transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code.

In making personal investment decisions with respect to any Security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access Person should be conducted in such a manner so as to eliminate the possibility that the Access Person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a Client's portfolio.

IV.       PRECLEARANCE

Prior to effecting any Personal Securities Transaction, an Access Person must receive written approval from both (i) a Partner of the Firm and (ii) the Chief Compliance Officer (unless (a) the Chief Compliance Officer is unavailable, or (b) the Personal Securities Transaction is being made by the Chief Compliance Officer, in which cases approval shall be received from the Chief Legal Officer, the General Counsel or in both of their absences, the Chief Administrative Officer). Copies of the relevant Preclearance Request Forms are attached hereto as Appendix A & B, respectively.

The following is a general overview of when a Personal Securities Transaction will be approved.

•	If the same Security or the equivalent (e.g., stocks, convertible bonds, and derivatives) is not owned in any Client Account and there is no intention to trade in the same Security or equivalent, the request for the Personal Securities Transaction will generally be approved, subject to the other restrictions set forth below. Such approval shall be effective until the close of business of the following business day. If the Employee requires additional time, a new request form must be submitted.

•	If the same Security or the equivalent is owned in any Client Account but there is no intention to trade in the same Security or equivalent, the Employee may receive approval for the Personal Securities Transaction only after 3:30 P.M. NY time, subject to the other restrictions set forth below. Such approval shall be effective until the close of business of the same business day. If the Employee requires additional time, a new request form must be submitted.
2-5

•	If the same Security or the equivalent has been traded or there is an intent to trade in the same Security or equivalent, the request for the Personal Securities Transaction will generally be denied.

Notwithstanding the foregoing, on days where the Firm has traded or intends to trade in the same Security or the equivalent, Personal Securities Transactions in the same Security or the equivalent will be permitted in each of the following scenarios:

•	Purchases or sales of Securities in which the only Firm trade that day is a Firm rebalancing among Client Accounts (such transactions must take place after 3:30 P.M. and prior to the close of business on that day) ; or

•	Purchases or sales of publicly-traded Securities of companies that have a market capitalization of at least U.S. $30 billion (such transactions may take place at any time prior to the close of business on that day).

The Chief Compliance Officer, or her designee, will confirm trade activity as well as any intentions to trade with the Trading Desk prior to preclearing any of the above-referenced Personal Securities Transactions, as appropriate.

Post-approval is not permitted under this Code. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code.

All Personal Securities Transactions are subject to the holding period described in Section V below.

The Chief Compliance Officer, or her designee, (or in their absence, the Chief Legal Officer or the General Counsel) will decide whether to approve a Personal Securities Transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code. Legal and Compliance is not required to give any explanation for refusing to approve a Personal Securities Transaction.

V.        HOLDING PERIOD – NO SHORT TERM TRADING

Absent specific approval from Compliance, an Employee may not sell any Covered Securities that have been held for less than 45 calendar days. The holding period is calculated on a last-in,  first-out basis, and the day of the trade is  included when calculating the holding period. An exception to the normal 45-day holding period may be made in cases where the value of the Securities purchased by the Employee has decreased by 20% or more since the Employee acquired them (on a first-in, first-out basis).

Notwithstanding the above, the 45-day holding period will not apply (although the obligation to report will apply) to Covered Securities that do not require preclearance (e.g., ETFs).  Nevertheless, short term trading in shares of these Securities is discouraged.
2-6

VI.       EXEMPTED TRANSACTIONS

The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of this Code shall not apply to:

•	Purchases or sales of Securities effected for, or held in, any account over which the Access Person or any member of his or her immediate family has no Beneficial Ownership;

•	Purchases or sales of Securities that are non-volitional on the part of the Access Person or any member of his or her immediate family (e.g., an account managed on a fully discretionary basis by a third party);

•	Purchases or sales of Securities that are part of an Automatic Investment Plan, provided that no adjustment is made by the Access Person or any member of his or her immediate family to the rate at which Securities are purchased or sold, as the case may be, under such a plan during any period in which trading in such Security would not otherwise be permissible;

•	Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

•	Tenders of Securities pursuant to tender offers that are expressly conditioned on the tender offeror's acquisition of all of the Securities of the same class; and

•	Purchases or sales of Securities with respect to which neither an Access Person, nor any member of his or her immediate family, has any direct or indirect influence, control or prior knowledge, which purchases or sales are effected for, or held in, a "blind account." For this purpose, a "blind account" is an account over which an investment adviser exercises full investment discretion (subject to account guidelines) and does not consult with or seek the approval of the Access Person, or any member of his or her immediate family, with respect to such purchases and sales.

Although these transactions are excluded for purposes of this Code, Employees are responsible for providing the Chief Compliance Officer with the relevant documents she may request to evidence that such Access Persons, including any member of his or her immediate family, do not have the power to affect investment decisions. Documentation requested by the Chief Compliance Officer may include a copy of the investment management agreement or a certification signed by the account manager confirming the type of account and relationship between the account manager and Access Person or immediate family member.
2-7

VII.        OTHER RESTRICTIONS

In addition to the foregoing, the following provisions will apply to Access Persons: (i)  No Access Person shall reveal to any other person any information regarding Securities transactions by a Client except in the normal course of his or her duties and/or to advance the interests of Clients, which for investment personnel may include exchanging investment ideas or soliciting or providing input with respect to such ideas, or measuring investor sentiment with respect to a particular company, provided, that it is not reasonably foreseeable in his or her good faith judgment that such communications may disadvantage any Client.

(ii)          Access Persons must, as a regulatory requirement and as a requirement of this Code, obtain prior approval from the Chief Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any Securities in an IPO or in a Limited Offering1. In addition, Access Persons must comply with any additional restrictions or prohibitions that may be adopted by the Firm from time to time.

(iii)          All Access Persons are prohibited from engaging in trading in the shares of mutual funds for the Clients or for their Personal Accounts in a manner inconsistent with a mutual fund's prospectus or applicable laws (e.g., market timing, late trading).

VIII.      ACKNOWLEDGEMENT AND REPORTING

A.          Initial Certification

Within 10 days of becoming an Access Person, such Access Person must submit to the Chief Compliance Officer an acknowledgement that they have received a copy of this Code, and that they have read and understood its provisions.

B.          Initial Holdings Report

Within 10 days after first becoming an Access Person, each Access Person shall provide a list of (i) all Personal Accounts (including name of institution, type, and account number), and (ii) all Covered Securities Beneficially Owned by the Access Person, on the form attached hereto as Appendix  C  ("Acknowledgement  &  Initial  Holdings Report"). The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The Initial Holdings Report should be furnished to the Chief Compliance Officer (or an appropriate delegate).
2-8

Thereafter, all Access Persons must direct their brokers to supply the Chief Compliance Officer on a timely basis with duplicate copies of periodic (i.e., monthly, or if not applicable, quarterly) statements for all Personal Accounts.  If an Access Person is unable to arrange for duplicate copies of periodic Personal Account statements to be sent directly to the Chief Compliance Officer, he or she must immediately notify the Chief Compliance Officer and undertake to provide such periodic Personal Account statements on a timely basis (i.e., monthly, or if not applicable, quarterly) to the Chief Compliance Officer.

Such  Personal  Account  statements  must   contain   the   following   information   (as applicable):

•	The date and nature of each transaction (purchase, sale or any other type of acquisition or disposition), if any;
•	Title, and as applicable the exchange ticker symbol or CUSIP number (if any), interest rate and maturity date, number of shares and, principal amount of each Security and the price at which the transaction was effected;
•	The name of the broker, dealer or bank with or through whom the transaction was effected; and
•	The date of issuance of the Personal Account statements.

C.       Quarterly Report

Within 30 days after the end of each calendar quarter, all Access Persons shall provide quarterly transaction reports confirming that they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant hereto, as well as all Personal Accounts opened and closed, during the previous quarter.

D.       Annual Report

On a date to be selected by the Chief Compliance Officer, all Access Persons shall provide annual holdings reports listing (i) all Personal Accounts currently in effect, and (ii) all Covered Securities Beneficially Owned by the Access Person. The information contained in the Annual Holdings Report shall be current as of a date no more than 45 days prior to the date the report is submitted.

All employees shall certify in the Annual Holdings Report that they have disclosed or reported all Personal Accounts and Covered Securities Beneficially Owned, as required to be disclosed or reported pursuant hereto.

The Chief Compliance Officer shall retain a separate file for each Access Person that shall contain the Personal Account statements, initial and annual holdings reports and quarterly transactions reports listed above, and all Personal Securities Transaction Preclearance Forms (whether approved or denied).

VIII.    REVIEW OF REPORTS

The Chief Compliance Officer (or an appropriate delegate) shall be responsible for the review of the quarterly transactions reports and the initial and annual holdings reports required under Section VIII of this Code. In connection with the review of these reports,
2-9

the Chief Compliance Officer (or an appropriate delegate) shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code and any related procedures adopted by the Firm. The Chief Legal Officer or General Counsel will review the reports submitted by the Chief Compliance Officer.

IX.    CONFIDENTIALITY

All forms, reports and other information submitted to the Chief Compliance Officer pursuant to this Code shall be treated as confidential, except that such forms, reports or other information submitted hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Firm considers necessary or advisable in cooperating with an investigation or inquiry by the SEC or any other regulatory or self-regulatory organization.

X.     REPORTING VIOLATIONS OF THIS CODE

Access Persons must promptly report any suspected violations of this Code to the Chief Compliance Officer. To the extent practicable, the Firm will protect the identity of an Access Person who reports a suspected violation.

Retaliation against any Access Person who reports a violation of this Code is strictly prohibited and will be cause for corrective action, up to and including dismissal.

XI.    SANCTIONS

Upon discovering a violation of this Code, the Firm may impose such sanction(s) as it deems appropriate, including, among other things, a letter of education, fine, suspension or termination of the employment of the violator and/or restitution to the affected Client in an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, the Firm may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade.  It is noted that violations of this Code may also result in criminal prosecution or civil action.

XII.   INTERPRETATION OF PROVISIONS

The Firm may from time to time adopt such interpretations of this Code as it deems reasonable and appropriate.

XIII.  EXCEPTIONS TO THIS CODE

Exceptions to the Code may be made on a case-by-case basis and only with prior written approval by Legal and Compliance.  Exceptions will be documented, as appropriate, and maintained by the Chief Compliance Officer.

XIV. RECORDS

All records relating to this Code including a copy of this Code and any other policies covering the subject matter hereof shall be maintained in the manner and to the extent required by applicable law.  The Chief Compliance Officer shall have the responsibility for maintaining records created under this Code.
2-10

APPENDIX A

PRE-CLEARANCE REQUEST FORM FOR
PUBLICLY TRADED SECURITIES

INSTRUCTIONS: A separate form must be used for each transaction.

Employee Name:	Date:

Transaction Type (buy, sell, short, other):

Issuer Name:

Ticker:	Cusip (non-equity securities only):

Security Type:	# of shares/units:

Market cap:

Brokerage Firm:	Acct #:

If a sale, did you last purchase shares of the same security during the last 45 days? ________

If the security is not currently held in any fund or account managed by JANA, please explain why it is not a suitable investment opportunity for JANA (INVESTMENT TEAM ONLY).

By signing this form, you certify that you and your immediate family members are not in possession of, and do not have access to, material non-public information with regard to this pre-clearance request.  In addition, you certify that you are not aware of any outstanding order to trade regarding this security or any equivalent security on behalf of any fund or account managed by JANA or of any intention by JANA or a client of JANA to trade regarding this security or any equivalent security.

To the best of my knowledge, the foregoing transaction complies with JANA's Code of Ethics.

Employee Signature

Approved by:

Partner Signature	Date

Compliance Signature	Date	Approval Expiration
2-11

APPENDIX B

PRIVATE PLACEMENT APPROVAL FORM

INSTRUCTIONS:  You are required to submit this form to Legal and Compliance prior to making a trade in a Private Placement. You will be notified as to whether or not the investment is approved. For purposes of this review, please provide copies of all available offering documents and business plans, as well as partnership and subscription agreements.

Employee Name:

Buyer or Seller of Security (if different from Employee):

Planned Date of Investment[2]:

Buy or Sell:

Name of Security:

Size of Transaction:

Employee Relationship to issuer or principal promoters:

How did you learn about this investment opportunity?

By signing this form, you certify that you and your immediate family members are not in possession of, and do not have access to, material non-public information with regard to this request.

To the best of my knowledge, the foregoing transaction complies with JANA's Code of Ethics.

Employee Signature	Date

Approved by:

Compliance Signature	Date

2 Securities to be purchased or sold under a private placement must be transacted in promptly.
2-12

APPENDIX C

ACKNOWLEDGEMENT & INITIAL HOLDINGS REPORT
Pursuant to the Code of Ethics

This report must be completed and returned to the Chief Compliance Officer, or her designee, within 10 days of employment.

Employee Name:	Date of Employment:

Account Information:

In accordance with the Firm's Code of Ethics, please provide a list of all securities accounts  in  which  you  have  a  beneficial  interest.  This  includes  accounts  of immediate family members.3

Name of Financial Services Firm	Type of Account (e.g., Brokerage, IRA)	Name on Account	Account Number

☐	I do not have a beneficial interest in any accounts with any financial services firm.

3 For purposes of this form, the term "immediate family" includes a spouse or civil partner (wherever they my live), dependent child or stepchild (wherever they may live), or parent, sibling or other relative by blood or marriage living in the same household as the Officer or Employee.
2-13

Securities Holdings Information:

For each of the accounts listed above, attach to this report a copy of your most recent statement(s) listing all of your securities holdings.  All statements must be current as of a date no more than 45 days prior to your date of employment at the Firm.

In addition, please list in the space below any other securities that may not be held in an account listed above, such as holdings in hedge funds or private equity funds.

Description of Security	Type of Security	Cusip / Ticker	# of shares or Principal Amount

☐	I have no securities holdings to report.

I certify that this form fully discloses all of the securities accounts and securities holdings as of my initial date of employment.  The information provided is current as of a date no more than 45 days prior to my employment at the Firm.

Signature	Date

Print Name

2-14

MatlinPatterson -- MPAM Credit Trading Partners L.P.

ANNEX C
CODE OF ETHICS AND PERSONAL TRADING POLICY

I.	Statement of General Policy

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Rule”) requires the Company to adopt a code of ethics and personal trading policy containing provisions reasonably necessary to prevent access persons (as defined therein) from engaging in any act, practice or course of business prohibited by the Rule.  Accordingly, this Code of Ethics and Personal Trading Policy (the “Code”) has been adopted to ensure that those who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients. The Code does not purport comprehensively to cover all types of conduct or transactions which may be prohibited or regulated by the laws and regulations applicable to the Company and persons connected with it.  It is the responsibility of each employee to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or otherwise take unfair advantage of the Company, and to understand the various laws applicable to such employee.  Any term used but not defined in the Code is defined in the main text of this Manual.

II.	Definitions

(a)	“Automatic Investment Plan” means a program, including a dividend reinvestment plan, in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

(b)	“Beneficial Interest” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, which includes any interest in which a person, directly or indirectly, has or shares a direct or indirect pecuniary interest. A pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from any transaction. In general, “Beneficial Interest” shall mean, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “family member,” including any account in which the employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or other investment authority (e.g., a power of attorney). The term “family member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.”

(c)	“Chief Financial Officer” shall mean Cameron Hillyer, his successor or designee.

(d)	“Code” shall mean this Code of Ethics and Personal Trading Policy.
Annex C-11

(e)	“Compliance Officer” shall mean Robert H. Weiss, his successor or designee.

(f)	“Covered Security” shall mean any “security,” and any security related to or connected with such security. The term “security” shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended, including any right to acquire such security, such as puts, calls, other options or rights in such securities, and securities-based futures contracts, except that it shall not include: (i) securities which are direct obligations of the government of the United States, (ii) shares issued by U.S. registered open-end investment companies, including open-end exchange traded funds, or (iii) bankers’ acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements.

(g)	“General Restricted List” means a combined list of Covered Securities in which any of the Company’s client accounts are invested, or are considering an investment.

(h)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, before the registration, was not required to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or an initial public offering under comparable foreign law.

(i)	“Investment Personnel” means any employee, officer or director of the Company (or any company in a control relationship with the Company) who, in connection his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company. Investment Personnel also includes any person who controls the Company or any investment adviser entity of the Company and who obtains information concerning recommendations made to the Company regarding purchase or sale of securities by the Company.

(j)	“Limited Offering” means an offering that is exempt from under Section 4(2) or Section 4(6) under the Securities Act of 1933, as amended, or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended, and similar offerings under comparable foreign law.

(k)	“Company Executive” shall mean Craig Ruch, Brent Zimmerman, Chris Welker or any of their successors or designees.

III.	PREFERENTIAL TREATMENT, GIFTS AND ENTERTAINMENT

As a general matter, no employee shall seek or accept favors, preferential treatment or any other personal benefit because of his or her association with the Company, except those usual and normal benefits directly provided by the Company.

No employee shall accept any entertainment, gift or other personal benefit that may create or appears to create a conflict between the interests of such person and the Company.  In addition, employees are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company. For purposes of this Code, de minimis is defined as reasonable and customary business entertainment, such as an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety.  For more details, see the Company’s Gift and Entertainment Policy set forth in the Company’s Compliance Manual.  Any questions regarding the receipt of any gift or other personal benefit should be directed to the Compliance Officer.
Annex C-210

IV.	CONFLICTS OF INTEREST

If any employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company, such employee should disclose the situation or transaction and the nature of the conflict to the Compliance Officer for appropriate consideration.  Without limiting the foregoing, Investment Personnel who are planning to invest in or make a recommendation to invest in a security for the Company, and who have a material interest in the security or a related security, must first disclose such interest to the Compliance Officer.  The Compliance Officer shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the Compliance Officer. Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.

V.	SERVICE AS A DIRECTOR AND DIRECTOR COMPENSATION

Investment Personnel are prohibited from accepting any new appointment to the board of director of any unaffiliated company, absent prior authorization of a Company Executive. In determining whether to authorize such appointment, a Company Executive shall consider whether the board service would be adverse to the interests of the Company.  .  It is anticipated that the Company’s Investment Personnel, at the direction of a Company Executive, will be serving on the boards of directors of the companies in which certain Client Accounts invest.  Investment Personnel may participate in a decision to purchase or sell a security, on behalf of any Client Account, of any company for which he/she serves as a director.  All Investment Personnel shall report existing board positions with for-profit corporations, business trusts or similar entities within ten days of becoming an Investment Personnel.  All Investment Personnel must notify the Compliance Officer within ten days of accepting a new appointment to serve on the board of directors of any for-profit corporation, business trust or similar entity (other than any portfolio company in which any of the Company’s Clients invest).  Any fees, including in-kind compensation and stock options, received by a Company employee as a result of serving in his or her capacity as a Company employee on the board of directors of a portfolio company must be paid by such employee to the Company unless other arrangements are made with the Chief Financial Officer.

VI.	INSIDE INFORMATION

U.S. securities laws and regulations, and certain foreign laws, prohibit the misuse of “inside” or “material non-public” information when trading or recommending securities. In addition, Regulation FD prohibits certain selective disclosure to analysts.
Annex C-310

Inside information obtained by any employee from any source must be kept strictly confidential. All inside information should be kept secure, and access to files and computer files containing such information should be restricted.  Persons shall not act upon or disclose material non-public or insider information except as may be necessary to fulfill the Company’s legal or regulatory obligations or for legitimate business purposes on behalf of the Company.  Questions and requests for assistance regarding insider information should be promptly directed to the Compliance Officer.

Inside information may include, but is not limited to, knowledge of pending orders or research recommendations, corporate finance activity, mergers or acquisitions, advance earnings information and other material non-public information that could affect the price of a security.

Company and shareholder account information is also confidential and must not be discussed with any individual whose responsibilities do not require knowledge of such information.

VII.	PERSONAL SECURITIES TRANSACTION RESTRICTIONS

(a)	Purchases and Sales of a Covered Security. No employee of the Company shall purchase or sell, directly or indirectly:

(i)	any Covered Security in which he or she has, or by reason of such transaction will acquire, any direct or indirect beneficial ownership and which, to his or her actual knowledge at the time of such purchase or sale, is being purchased or sold by the Company on behalf of a Client Account, or that is owned by any Client Account; or

(ii)	any related Covered Security to a security being actively considered for purchase or sale by the Company, such as puts, calls, other options or rights in such security.

(b)	Prohibited Conduct. No employee of the Company shall, directly or indirectly:

(i)	discuss with or otherwise inform others of actual or contemplated security transaction by the Company on behalf of a Client Account except in the performance of their employment duties or in an official capacity, and then only for the benefit of the Client Account, and not for personal benefit or for the benefit of others;

(ii)	use knowledge of portfolio transactions made or contemplated for the Company to profit by the market effect of such transactions or otherwise engage in fraudulent conduct in connection with the purchase or sale of a security sold or acquired by the Company;

(iii)	knowingly take advantage of a corporate opportunity of the Company for personal benefit, or take action with such Person’s obligations to the Company. All securities transactions must be consistent with this Code. Employees must avoid any actual or potential conflict of interest or any abuse of any Person’s position of trust.
Annex C-410

VIII.	PRE-CLEARANCE

(a)	No employee may buy or sell any Covered Security (including, for the avoidance of doubt, interests in any private funds unaffiliated with the Company) for personal account unless such employee first enters a request for such trade into the Company’s automated software system (the “Financial Tracking System”) and receives an approval for such trade. If the security is not on the General Restricted List, the Financial Tracking System will generate an approval of the trade. If the security is on the General Restricted List, the Financial Tracking System will send a request to a Company Executive with copies to the Compliance Officer and/or his designee. A Company Executive, the Compliance Officer and his designee(s) will have the authority to approve such trade on a case-by-case basis. After being approved, the transaction must be effected within twenty-four hours or a new request must be submitted into the Financial Tracking System.

(b)	Investment Personnel shall not directly or indirectly acquire an interest in securities through a Limited Offering or in Initial Public Offering without obtaining the prior consent of the Compliance Officer (or his designee), including through the Financial Tracking System.

IX.	EXCLUDED TRANSACTIONS

The following types of transactions do not invoke the trading restrictions of Section VII or the pre-clearance requirements of Section VIII of this Code:

(a)	Transactions effected for any account over which the employee has no direct or indirect influence or control and which has been approved by the Compliance Officer pursuant to Section X.(f)

(b)	Non-volitional purchases and sales, such as Dividend Reinvestment or “calls” or redemption of securities.

(c)	The acquisition of securities by gift or inheritance or disposition of securities by gift to charitable organizations.

X.	REPORTING PROCEDURES

Employees shall make the reports set forth below. Any report required to be filed shall not be construed as an admission by the employee making such report that he/she has any direct or indirect Beneficial Interest in the security to which the report relates.

(a)	Brokerage Accounts. Before effecting personal transactions, each employee must (i) inform the brokerage firm of his affiliation with the Company and (ii) make arrangements for the Compliance Officer to receive duplicate account statements either through the Financial Tracking System or to the extent not feasible, in hard copy by providing the brokerage firm with a copy of the letter attached hereto as ANNEX M.
Annex C-510

(b)	Initial Holdings Report. Each employee must submit a report, on the form included as Exhibit C-1 hereto, containing the following information within ten days of becoming an employee:

-	Title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect Beneficial Interest when the Person became an employee;

-	The name of any broker, dealer or bank with whom the employee maintained an account in which any Covered Securities were held for the direct or indirect benefit of the employee as of date the person became an employee; and

-	The date that the report is submitted by the employee.

The information contained in the initial holdings report must be current as of a date no more than forty-five days prior to the date the person becomes an employee.

(c)	Quarterly Transaction Reports. Not later than thirty days after the end of each calendar quarter, each employee must submit a report which includes the following information with respect to any transaction in a Covered Security (including, for the avoidance of doubt, interests in any private funds unaffiliated with the Company) in an account in which the employee had any direct or indirect Beneficial Interest:

-	The date of the transaction, the title, interest rate and date (if applicable), the number of shares and amount of each Covered Security involved;

-	The nature of the transaction (i.e., purchase, sale or other of acquisition or disposition);

-	The price of the Covered Security at which the transaction was effected;

-	The name of the broker, dealer or bank with or through which transaction was effected; and

-	The date that the report is submitted by the employee.

An employee need not submit a quarterly transaction report if it would duplicate information contained in broker trade confirmations, notices or advices, or account statements received through the Financial Tracking System by the Compliance Officer.

(d)	Annual Holdings Report. Each employee shall submit an annual report containing the information required in Section X(b) above as of December 31, within forty-five days after December 31st each year. Such reports must generally be submitted electronically directly through the Financial Tracking System, provided that to the extent such electronic submission is not feasible, hard copies must be submitted to the Compliance Officer for inclusion into the Financial Tracking System.
Annex C-610

(e)	Review of Reports. The Compliance Officer shall be responsible for notifying employees of their reporting obligations under this Code and for reviewing electronic submissions by employees. The Compliance Officer will maintain the names of the persons responsible for reviewing these submissions, as well as records of all submissions pursuant to these procedures. No person shall be allowed to review or approve his/her own submission. Such submissions shall be reviewed by the Compliance Officer or other officer who is senior to the person submitting the report.

(f)	Exceptions from Reporting Requirements. An employee need not submit reports otherwise required to be made pursuant to this Section X with respect to transactions for, and Covered Securities held in, any account over which the employee has no direct or indirect influence or control. Employees wishing to rely on this exception must receive prior approval from the Compliance Officer. In addition, an employee need not submit reports pursuant to Section X(c) with respect to transactions pursuant to an Automatic Investment Plan.

XI.	ADMINISTRATION OF CODE

The Compliance Officer shall be responsible for all aspects of administering this Code and for all interpretative issues arising under the Code. The Compliance Officer is responsible for considering any requests for exceptions to, or exemptions from, the Code (e.g., due to personal financial hardship). Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the Compliance Officer. The Compliance Officer will take whatever action he deems necessary with respect to any officer or employee of the Company who violates any provision of this Code including, among other things, a letter of censure, disgorgement of profits or suspension or termination of the employment of the violator.

XII.	RECORDKEEPING REQUIREMENTS

The Company shall maintain records, at its principal place of business, of the following: a copy of each Code in effect during the past five years; a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs; a record of each report made by employees as required in this Code; a record of all persons required to make reports currently and during the past five years; a record of all persons who are or were responsible for reviewing these reports during the past five years; and, for at least five years after approval, a record of any decision and the reasons supporting that decision, to approve an Investment Personnel’s purchase of securities in an Initial Public Offering or a Limited Offering.
Annex C-710

XIII.	CONDITION OF EMPLOYMENT OR SERVICE

All employees shall conduct themselves at all times in the best interests of the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance shall constitute grounds for actions which may include, but are not limited to, a reprimand, a restriction on activities, disgorgement, termination of employment or removal from office. All Persons shall certify annually that they have read and agree to comply in all respects with this Code and that they have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code.

*  *  *  *  *
Annex C-810

ACKNOWLEDGEMENT AND CERTIFICATION

I acknowledge that I have read the Code of Ethics and Personal Trading Policy of the Company (a copy of which has been supplied to me, which I will retain for future reference) and agree to comply in all respects with the terms and provisions thereof.  I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code of Ethics and Personal Trading Policy and have complied with all provisions of this Code.

Print Name

Signature

Date
Annex C-910

Exhibit C-1

INITIAL SECURITIES HOLDINGS  REPORT AND CERTIFICATION
(This form must be completed and returned within 10 days of becoming an employee)

Name of Employee:   ____________________________________ (Please print your full name)

Today’s Date: _______________________________

As of the date appearing above, the following are each and every security and account in which I have a direct or indirect Beneficial Interest (not including accounts limited to exempted securities such as bank certificates of deposit, open-end mutual fund shares (including 401(k) accounts limited to such shares), and Treasury obligations (T-bills notes and bonds)).  For purposes of this report, the term Beneficial Interest shall mean ownership of securities or securities accounts by or for the benefit of a person or any account in which the employee holds a direct or indirect Beneficial Interest, retains discretionary investment authority or other investment authority (e.g., a power of attorney).

Name of Account Holder and Account Number	Name of Security/ Type of Security	Amount (No. of Shares or Principal Amount)	Nature of Interest (Direct Ownership, Spouse, Control, Etc.)	Broker, Dealer (or Bank acting as Broker) Involved

I certify that the securities listed above, are the only securities in which I have a direct or indirect beneficial ownership interest.

Employee Signature:

Received By:	Reviewed By:	Comments:

Title:	Title:

Date:	Date

Annex C-1010

Numeric Investors LLC

II.  CODE OF ETHICS

Topics in this Code

A.            Standard of Conduct
B.            Confidential Information
C.            Material Nonpublic Information
D.            Fiduciary Duty and Conflicts of Interest
E.            Scalping or Front running
F.            Unfair Treatment of Certain Clients Vis-à-Vis Others
G.            Dealing with Clients as Agent and Principal
H.            Workplace Communications and Computer Usage Policy
I.            Personal Trading; Timely Reporting of Trades
J.            Employee’s Responsibility to Know the Rules and Comply with Applicable Laws
K.            Designation and Responsibilities of Compliance Officer
L.            Drug and Alcohol Policy

A.	STANDARD OF CONDUCT

The purpose of this Code of Ethics is to set forth certain key guidelines that have been adopted by Numeric as the official policy for the guidance of all personnel and to specify the responsibility of all Employees to act in accordance with their fiduciary duty to Clients and to comply with all applicable laws and regulations concerning the securities industry.  In particular, the Advisers Act makes it unlawful for investment advisers to engage in fraudulent personal securities transactions.4

Employees should be aware of the requirements of the Advisers Act as well as The CFA Institute’s “Code of Ethics and Standards of Professional Conduct.”  Careful adherence is essential to safeguard the interests of Numeric and all Clients.  Numeric expects that all Employees will conduct themselves in accordance with high ethical standards, which should be premised on the concepts of integrity, honesty and trust. A copy of this Manual is made available to all new Employees as part of their orientation process and is available upon request to all Employees during their employment with Numeric.

4 Rule 204A-1 of the Advisers Act requires an investment adviser covered by the Rule to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule.  The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.  This Code of Ethics is adopted pursuant to Rule 204A-1 under the Advisers Act

As noted, all Employees of Numeric must conduct themselves in full compliance with all applicable laws and regulations concerning the securities industry.  In particular, all Employees should be familiar with those laws and regulations governing fiduciary duties and “insider trading.”

This Code of Ethics is based on fundamental principles that Numeric and Employees must put Client interests first.  As an investment adviser, Numeric has fiduciary responsibilities to all of its Clients, including all those invested in pooled investment vehicles for which it serves as investment adviser.  Fiduciaries owe their Clients a duty of loyalty, meaning that Numeric’s interests should never take precedence over those of its Clients.  Among Numeric’s fiduciary responsibilities is the responsibility to ensure that Employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Client transactions or otherwise take unfair advantage of their relationship to Clients.  All Employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein.   It bears emphasis that technical compliance with the provisions of this Code of Ethics and Manual will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an Employee’s fiduciary responsibilities to Clients.  Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of Clients.

All Employees are subject to Numeric’s insider trading policies, which are considered an integral part of this Code of Ethics.  Numeric’s insider trading policies, which are set forth in Section II.C below, prohibit Employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security.  The policy also prohibits Employees from communicating to third parties any material nonpublic information about any security or issuer of securities.

It is the responsibility of every Employee to know these laws and regulations and to comply with them.  If an Employee needs copies of any laws or regulations concerning the securities business or has any questions about the legality of any transaction, the Employee should consult the Compliance Officer.  Failure to comply with such laws and regulations or this Code may result in sanctions and possibly, depending on the circumstances, immediate dismissal.

Although Numeric’s fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with Numeric, the following types of activities are strictly prohibited:

(1)	Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any Client or prospective Client or any party to any securities transaction in which Numeric or any Clients is a participant;

(2)	Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements Numeric has made to such person, in light of the circumstances under which they are made, not misleading;

(3)	Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a Client or prospective Client; and

(4)	Causing Numeric, acting as principal for its own account or for any account in which Numeric or any person associated with Numeric has a greater than 25% beneficial interest, to sell any security to or purchase any security from a Client in violation of any applicable law, rule or regulation of a governmental agency.

In addition, Numeric wishes to maintain a reputation for the highest integrity.  To accomplish this goal, Numeric requires that all Employees continually adhere to these basic principles:

(1)	Place the interests of Clients first;

(2)	Treat Clients fairly and reasonably and those in similar circumstances as equally as possible;

(3)	Exercise due care in handling all information concerning Clients;

(4)	Avoid any actual or potential conflict of interest in personal securities transactions;

(5)	Avoid taking inappropriate advantage of your positions of trust and responsibility; and

(6)	Do not damage the efficient, fair and orderly operation of the securities markets or investors’ confidence therein.

B.	CONFIDENTIAL INFORMATION

1.	General Information on Confidentiality Obligations

Numeric has a fiduciary duty to its Clients not to divulge or misuse information obtained in connection with its services as an investment adviser.  In addition, the SEC’s Regulation S-P requires investment advisers to have policies and procedures in place to protect the nonpublic personal information of Clients that are natural persons and to disclose such policies to such Clients.  Numeric is committed to protecting the nonpublic personal information of Clients.

In addition, all information, whether of a personal or business nature, that an Employee obtains about a Client’s affairs in the course of employment with Numeric should be treated as confidential and used only to provide services to or otherwise to the benefit of the Client.  Such information may sometimes include information about non‑Clients, and that information should likewise be held in confidence.  Even the fact that Numeric advises a particular Client should be treated as confidential, absent specific permission or instructions from the Client.

2.	Who is subject to Numeric’s policies concerning confidential information?

All Employees are subject to these policies.

3.	What are the duties and responsibilities of Employees with respect to confidential information?

Numeric has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser.  Employees must not, at any time during or after their employment with Numeric, repeat or disclose confidential information received from or about Clients outside Numeric to anyone, including relatives, friends or strangers without Numeric’s written consent.  The types of information that constitute “Confidential Information” are described in detail in the non-disclosure agreement each Employee is required to sign upon commencement of employment with Numeric.  Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and Numeric substantial injury.  Failure to comply with this policy may have very serious consequences for Employees and for Numeric, including the possibility that Employees might be criminally prosecuted for misusing the information, as described in Section II. C below.

4.	What are some steps that Employees can take to assure that confidential information is not disclosed to persons outside the office?

There are a number of steps Employees should take to help preserve Client and other confidences, including the following:

(a)	Employees should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restroom, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

(b)	Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside Numeric. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate. Computer files, mobile phones, flash drives or disks should be password protected.

(c)	If an Employee uses a speakerphone, the Employee should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an Employee knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

(d)	In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within Numeric and to take other steps to prevent the leak of confidential information.

(e)	Employees should be aware that email and information transmitted through the Internet may not be secure from hacking or interception and should be cautious in transmitting confidential information by email or through the Internet.

C.	MATERIAL NONPUBLIC INFORMATION

All Employees are reminded that purchasing or selling securities on the basis of, or while in possession of, material nonpublic information for their own, for a Client’s or for Numeric’s account is a crime punishable by imprisonment as well as large fines.  “Tipping” another person who engages in such activities is also a crime.   The terms “material” and “nonpublic” are described below.

The sanctions for trading while in possession of “material nonpublic information” (commonly referred to as “insider trading”) can be severe.  In recent years, the SEC has aggressively sought and prosecuted persons who traded on “inside information.”  Criminal prosecution is also a possibility.  Criminal and civil penalties for insider trading and tipping are severe, both for individuals involved in such unlawful conduct, as well as their supervisors, employers or other controlling persons.  Penalties can be imposed whether or not the person committing the violation actually benefited.  Penalties can include civil injunctions; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided.

Willful misuse of material nonpublic information will, and any form of misuse may, result in dismissal from employment by Numeric.  Numeric may report violations to governmental or regulatory authorities.

Employees should be careful to avoid even the appearance of wrongdoing.  Even an innocent purchase or sale of securities by an Employee who is unaware that other Employees possess material nonpublic information about an issuer may damage Numeric’s reputation and may lead to protracted investigations and audits of both Numeric and Employees.  Because of the legal ramifications and reputational risks to Numeric if any such information is misused or if there is the appearance of misuse, these policies and procedures are of the utmost importance to Numeric’s business.

The following sections of this Manual seek to answer some of the most commonly asked questions about insider trading.  In the questions and answers that follow, the term “issuer” refers to an entity, such as a corporation, partnership or state agency, that has issued securities, and the term “securities” is used in the broadest sense to include privately held and publicly traded stocks, bonds, options and other investment vehicles that the SEC considers to be securities.  Because the analysis of the elements of insider trading is complex, Employees should consult with the Compliance Officer directly if there are any questions about whether information is “material” or “nonpublic” or if a proposed transaction could violate the insider trading laws.  Any Employee who believes that he/she has obtained material, nonpublic information must refrain from sharing and trading on the basis of such information until this consultation occurs.

1.	Who is subject to the insider trading rules?

All Employees and all persons ‑ friends, relatives, business associates and others ‑ who receive material nonpublic information from Employees concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules.  It does not matter whether the issuer is public or private.

At Numeric, the rules apply to all Employees.  Furthermore, if an Employee discloses material nonpublic information concerning an issuer of securities to a person outside Numeric, and that person trades in securities of that issuer, such Employee and such person may both have civil and criminal liability and the Employee may face termination.

2.	What is nonpublic information?

Generally speaking, nonpublic information is information about an issuer’s business or operations (past, present or prospective) that becomes known to an Employee and which is not otherwise widely available to the general public.  The distribution of information through narrower channels, such as the posting of information on a rarely frequented website, may be insufficient to make the information public.  The fact that nonpublic information is reflected in rumors in the marketplace does not mean that the information has been publicly disseminated.  It is important to note that even after information becomes public, many aspects relating to a matter may remain nonpublic.

3.	What is material information?

Although neither the courts nor the SEC has defined “material” precisely, the word is similar in meaning to “important” or “significant.”  Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if the information is reasonably likely to affect the price of an issuer’s securities.  Material information can be positive or negative and may relate to uncertain or speculative events.  Needless to say, if the undisclosed information would influence an Employee’s own decision to buy or sell or to trade for a Client or Numeric, the information should be considered material and an Employee should not trade or permit Numeric to trade for any Client or itself until it has been publicly disclosed.

4.	How does “material nonpublic” differ from “confidential information”?

Here is an example that should clarify the difference between the two.  Suppose Numeric is engaged by the president of a publicly traded corporation to provide advice with respect to her personal pension fund and while working on the matter an Employee learns the amount of alimony she pays to her former spouse.  That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation’s securities and is therefore not “material” information about the corporation itself.  Accordingly, an Employee of Numeric could buy or sell securities of that issuer so long as the Employee possessed no material nonpublic information about the corporation.  However, disclosure of the president’s alimony payments may be embarrassing to her and may be improper under an Employee’s confidentiality obligations (see Section II.B above).

In other words, confidential information should never be disclosed, but it is not always material nonpublic information.  Possessing confidential information is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

5.	Are there certain kinds of information that are particularly likely to be “material nonpublic information”?

Yes.  While the following list is by no means complete, information about the following subjects is particularly sensitive:

(a)	Dividends, stock dividends and stock splits.

(b)	Sales and earnings and forecasts of sales and earnings.

(c)	Changes in previously disclosed financial information.

(d)	Corporate acquisitions, tender offers, major joint ventures or merger proposals.

(e)	Significant negotiations, new contracts or changes in significant business relationships.

(f)	Changes in control or a significant change in management.

(g)	Adoption of stock option plans or other significant compensation plans.

(h)	Proposed public or private sales of additional or new securities.

(i)	Significant changes in operations.

(j)	Large sales or purchases of stock by principal stockholders.

(k)	Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.

(l)	Significant increases or declines in backlogs of orders.

(m)	Significant new products to be introduced.

(n)	Write‑offs.

(o)	Changes in accounting methods.

(p)	Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

(q)	Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

(r)	Significant reductions in the availability of goods from suppliers or shortages of these goods.

(s)	Extraordinary borrowings.

(t)	Major litigation.

(u)	Governmental investigations concerning Numeric or any of its officers or directors.

(v)	Financial liquidity problems.

(w)	Bankruptcy proceedings.

(x)	Establishment of a program to repurchase outstanding securities.

6.	What is the law regarding the use of material nonpublic information?

Insider trading liability may result when an individual trades on the basis of inside information (i) if the trading breaches a duty of trust and confidence owed to the issuer, the source, or the owner of the information, or (ii) if the information was disclosed to the individual in breach of a duty of trust and confidence, owed to the issuer, the source, or the owner of the information, by the person who disclosed the information.  The existence or absence of a duty of trust and confidence is a factual issue requiring an examination of all of the relevant circumstances.

Federal law, and the policy of Numeric, prohibit any Employee from using material nonpublic information, whether obtained in the course of working at Numeric or otherwise, for his or her private gain, for Numeric’s gain or for a Client’s gain and prohibit any Employee from furnishing such information to others for their private gain.  This is true whether or not the information is considered “confidential”.  When in doubt, the information should be presumed to be material and should not be disclosed to the public.  No trades should be executed for any Employee, any Client or for Numeric, if the person executing the trade or Numeric has material nonpublic information about the issuer.

7.	What is “tipping”?

Under the federal securities laws, it is illegal to disclose (or “tip”) material nonpublic information to another person who subsequently uses that information for his or her profit.  In order to minimize this liability, all personnel should comply with the policies regarding protection of confidential information described above, which will include the following measures:

(a)	To reduce the chances of inadvertent tipping of material nonpublic information, any nonpublic information that might be considered material should not be discussed with any person outside Numeric. Such information should be regarded as particularly sensitive, confidential information, and Numeric’s policies for safeguarding such information should be strictly observed.

(b)	Employees should avoid recommending to any person, including Clients, the purchase or sale of Client (or Client related) securities.

(c)	Caution must especially be used when receiving information from securities analysts, corporations in the same business as the Client and members of the press.

Questions regarding whether such information may constitute “inside” information should be referred to the Compliance Officer.

8.	To whom must material nonpublic information be disclosed before an Employee can trade?

To the public.  Public disclosure of material events is usually made by means of an official press release or filing with the SEC.  An Employee’s disclosure to a broker or other person will not be effective, and such Employee may face civil or criminal liability if such Employee (or the person(s) to whom the Employee makes disclosure) trades on the basis of the information.  Numeric staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

9.	How does an Employee know whether particular material nonpublic information has been publicly disclosed?

If an Employee sees information in a newspaper or public magazine, that information will clearly have been disclosed.  Information in a filing with the SEC or a press release will also have been disclosed.   If any Employee has any questions about whether information has been disclosed, such Employee should not trade in the affected securities.  An Employee should contact the Compliance Officer for advice in the matter.

10.	What must an Employee do with respect to material nonpublic information that such Employee may learn about an issuer that is not a Client?

In connection with their work at Numeric, Employees may come into possession of material nonpublic information with respect to issuers that are not Clients such as information with respect to issuers or securities of issuers which are being analyzed for purchase or sale.  This is particularly likely to happen in connection with the recommendation of the purchase or sale of an issuer’s securities.  All personnel receiving material, nonpublic information have the same duty not to disclose or use that information in connection with securities transactions as they have with respect to Client securities.  In other words, Employees may not purchase or sell any securities with respect to which they have nonpublic information for their own, Numeric’s or for a Client’s account or cause Clients to trade on such information until after such information becomes public.  The foregoing prohibition applies whether or not the material nonpublic information is the basis for the trade.  Employees should be alert for information they receive about issuers on their recommendation or approved lists which may be material nonpublic information.

Employees may not engage in any transaction for the purpose of raising, lowering, or maintaining the price of a security or of creating a false appearance of active or directional trading in a security.  Similarly, engaging in any arrangement or scheme with other traders to raise, lower or maintain the price of a security or of creating a false appearance of active or directional trading in a security is prohibited.  In addition, whenever Employees come into possession of what they believe may be material nonpublic information about an issuer; they must immediately notify the Compliance Officer because Numeric as a whole may have an obligation not to trade in the securities of the issuer.  The Compliance Officer shall maintain a list of all issuers about which Numeric has nonpublic information and shall circulate such list to the appropriate personnel at Numeric so as to prevent any trading in securities of such issuers.

11.	Who is available for additional advice or advice about a particular situation?

The Compliance Officer designated from time to time by Numeric will oversee matters relating to nonpublic information and prohibitions on insider trading.

Disclosure outside Numeric of confidential information by an Employee, or participation or tipping others to participate in business or securities transactions when in possession of material nonpublic information, may be a violation of law and subject the employee to severe penalties, including criminal prosecution.

D.	FIDUCIARY DUTY AND CONFLICTS OF INTEREST

Fundamental to the Advisers Act is the notion that an investment adviser is a fiduciary to its Clients and as a fiduciary is obligated to avoid overreaching or taking unfair advantage of a Client’s trust and should avoid or disclose potential conflicts of interest.  This fiduciary duty is not (i) explicitly set forth in the Advisers Act or SEC rules; or (ii) the result of an advisory contract (i.e., it cannot be negotiated away).  Rather, an adviser is a fiduciary by operation of law because of the nature of the relationship between the adviser and its Clients.  The United States Supreme Court has stated:

The Investment Advisers Act of 1940 reflects a congressional recognition “of the delicate fiduciary nature of an investment advisory relationship,” as well as a congressional intent to eliminate, or at least to expose, all conflicts of interest which might incline an investment adviser - consciously or unconsciously - to render advice which was not disinterested.5

A fiduciary owes its Clients more than just honesty and good faith.  A fiduciary must be sensitive to the possibility of rendering less than disinterested advice.  It may be faulted even where it did not intend to injure the Client and even if the Client does not suffer a monetary loss.  This duty to elevate the Client’s interests above the adviser’s describes the duty of fiduciary loyalty.  In addition, fiduciaries owe Clients a duty of care, namely, to exercise on the Client’s behalf the degree of care an ordinarily prudent person would apply in the conduct of his or her own affairs.  For ERISA Clients, this duty is elevated to a duty to provide the degree of care that would be exercised by a prudent expert.

It is worth noting that, like many other securities laws, the Advisers Act specifically prohibits doing indirectly that which an advisor could not lawfully do directly.

Numeric, as a registered investment adviser, and its Employees, have a fiduciary duty to Clients to act for the benefit of the Clients and to take action on the Clients’ behalf before taking action in the interest of any Employee or Numeric.  The cornerstones of the fiduciary duty are the obligations to act for the Clients’ benefit and to treat the Clients fairly.  Clients may therefore expect their fiduciaries to act for Clients’ benefit and not for their own benefit when a conflict of interest between the Client and the fiduciary arises.  No Employee should ever enjoy an actual or apparent advantage over the account of any Client.

5            SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180, 191-192 (1963).

1.	Conflicts of Interest

This Manual attempts to highlight and address many of the common conflicts of interest that may arise between (i) Numeric and Clients, (ii) Employees and Clients, and (iii) Clients and Clients.  It is not possible, however, for every conflict to be addressed in the Manual.  Employees should be particularly sensitive to the existence of actual or potential conflicts of interest not addressed herein and should promptly raise any such conflicts of which they become aware with the Compliance Officer.

The manner in which any Employee should discharge their fiduciary duty and address a conflict of interest depends on the circumstances.  Sometimes general disclosure of common conflicts of interest may suffice.  In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an Employee may be prohibited from engaging in the transaction regardless of whether the Client consents.

The duty to disclose and obtain a Client’s consent to a conflict of interest must always be undertaken in a manner consistent with the Employee’s duty to deal fairly with the Client.  Therefore, even when taking action with a Client’s consent, each Employee must always seek to assure that the action taken is fair to the Client.

Conflicts of interest can arise in any number of situations.  As noted, no comprehensive list of all possible conflicts of interest can be provided in this Manual.  However, the following are common examples of conflicts of interest:

(a)	An Employee may seek to induce a bank to give the Employee a loan in exchange for maintaining excessive cash balances of a Client with the bank.

(b)	An Employee may execute trades for a Client through a broker-dealer that provides research services for Numeric but charges commissions higher than other broker-dealers.

In the former case, such activity would be a violation of the Employee’s fiduciary duty and might subject the employee and Numeric to liability under the Advisers Act and other applicable laws.  In the latter case, if (i) Numeric determines in good faith that the higher commissions are reasonable in relation to the value of the brokerage and research services provided by a broker or dealer viewed in terms of either a particular transaction or Numeric’s overall responsibilities with respect to a Client as to which Numeric exercises investment discretion and (ii) appropriate disclosure is made to the Client and in Numeric’s Form ADV, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Another common conflict of interest occurs when Numeric pays some consideration to a person for recommending Numeric as an adviser.  In those circumstances, an Employee must make disclosure to any prospective Client of any consideration paid for recommending Numeric’s services to that prospective Client and Numeric must comply with Rule 206(4)-3 under the Advisers Act.  This Rule governs situations involving cash payments for Client solicitations and requires that specific disclosure documents which contain information about the solicitor and the adviser be provided to a prospective Client at the time of the solicitation.  The following are additional situations in which conflicts of interest may arise and Numeric’s policies regarding such situations:

Commissions.  Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions but may not enter into any arrangement to pay commissions at a rate that is better than the rate available to Clients through similar negotiations.

Gifts.  Accepting gifts is improper when it would compromise, or could be viewed reasonably as compromising, an Employee’s ability to make objective and fair business decisions that are in the best interests of Numeric and Clients.  Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship. Accordingly, it is Numeric’s policy that (a) each Employee is prohibited from receiving gifts, services or other items (excluding trinkets and logo items of insignificant value) of more than $300 in aggregate value during the course of a calendar year from any people or entities that do business with or on behalf of Numeric or have done in the past or may in the future do business with or on behalf of Numeric (individually a “Business Contact”, and collectively “Business Contacts”) and (b)  Employees may never solicit gifts from Business Contacts.

Business Entertainment.  Business entertainment, such as meals and events sponsored or provided by a Business Contact at which the sponsoring Business Contact is present, is permitted under Numeric’s policy; provided, however, that unreimbursed business entertainment which is expected to exceed $300 per person must be pre-approved by the Compliance Officer.  In addition, unless otherwise approved by the Compliance Officer, Employees are prohibited from attending more than three meals or events (excluding seminars, conferences or similar events) sponsored by the same Business Contact in any calendar year, regardless of the cost of the meal or event.    For purposes of this policy, tickets to sporting events are to be valued at the greater of face value or market value.  Employees may never solicit business entertainment from Business Contacts.

Attention to Special Government Rules.  Many state and local governments, as well as Department of Labor rules applicable to unions and certain regulations applicable to broker-dealers, restrict gratuities to, and entertainment of, representatives of governmental benefit plans.  The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low.  Accordingly, no gift in any amount should be provided to representatives of governmental or union pension plans, or to brokers or broker-dealer firms, without the approval of the Compliance Officer.

Service as a Director or Member of Investment Committee.  Any Employee who wishes to serve as an officer or director of any public company, or of any organization where such duties might require involvement in investment decisions, or who wishes to serve on the investment committee of any organization, must obtain the prior written consent of the Compliance Officer, which shall be granted in his discretion and only if he is satisfied that such service shall not create a conflict with such Employee’s fiduciary duty to Clients.

Personal Relationships.  Business relationships must not be influenced by any considerations other than the best interests of Numeric and Clients.  Personal interests may never be part of a decision to choose a particular vendor or service provider.  In order to avoid even the appearance of a conflict of interest, the following rules apply to the purchase of products and services on behalf of Numeric or its investors:

(a)	An Employee may not be involved in a decision to purchase or lease products or services from a vendor or service provider where the Employee is also an employee, officer, director, or has any other material financial interest in that vendor or service provider.

(b)	An Employee must consult the Compliance Officer before engaging any vendor or service provider to provide goods or services to Numeric or its investors where a member of the Employee’s family or a personal friend of the Employee is an employee, officer, director, or has any other material financial interest in the vendor or service provider. The Compliance Officer will determine whether a conflict of interest exists such that the Employee should re-assign decision-making responsibility to another employee.

(c)	Where the Compliance Officer has determined that a material conflict of interest exists and has re-assigned decision-making responsibility from an Employee that Employee may not attempt to influence any such purchasing decisions.

Charitable Contributions.  In general, Numeric does not make charitable contributions, except that it reserves the right to donate to charity any profits disgorged as a result of violations of its personal trading policy.  However, Employees may participate in or contribute to outside charitable, educational, and other not-for-profit organizations in accordance with the following provisions.

Making frequent or large charitable contributions to organizations where senior representatives of current or potential Clients have associations may create the appearance of a “pay to play” relationship.  Accordingly, an Employee may make appropriate contributions to charitable organizations recommended by representatives of current or potential Clients provided the contributions are not so frequent or large as to raise a question of impropriety.

Political Contributions.  As an investment adviser registered with the SEC, Numeric  is required to have a policy regarding its political activities and those of certain of its employees.  These rules are designed to prevent investment advisers from improperly influencing decision-making by officials who oversee public pensions.  A number of state and local jurisdictions have recently adopted, or are in the process of adopting, “pay-to-play” laws, which may restrict the ability of a governmental investor to invest, or maintain its investment, in a Numeric account or investment vehicle based on certain political contributions drawn on a Numeric account.

Restrictions on Numeric’s Political Activities

Numeric does not and will not, directly or indirectly, make Payments to, or endorse or support, political parties, Public Officials, PACs or political causes.  Numeric does not, and will not, establish, maintain or control any PAC.  Employees are prohibited from committing any of Numeric’s resources to make any such Payments or endorsements or providing any such support.  Numeric does not, and will not, engage third party agents to solicit investment advisory business from any Government Entity on Numeric’s behalf.

Restrictions on Political Activities of Covered Employees

No Covered Employee or Covered Employee Affiliate may, directly or indirectly, without the prior review and written approval of the Compliance Officer:

•	make any Payment to, or for the benefit of or at the request of, any Public Official, PAC or political party;

•	establish, maintain or control a PAC; or

•	coordinate, or solicit any Person (including any family member, political party or PAC) to make any Payment to a Public Official, PAC or political party.

Request for Approval of Certain Political Activities

If a Covered Employee or Covered Employee Affiliate desires to make a Payment, or to coordinate or solicit any other Person to make any Payment to, or for the benefit of or at the request of, any Public Official, PAC or political party, then the Covered Employee will submit a Political Activity Approval Form (Exhibit K - Form A) to the Compliance Officer for review and approval prior to making or soliciting any such Payment.

The Compliance Officer will determine whether the making or solicitation of a particular Payment by a Covered Employee constitutes a violation of this policy or otherwise adversely affect Numeric’s ability to raise capital from Government Entities and/or to receive compensation with respect to investment management services performed by Numeric, under applicable law.  The Compliance Officer will apply this policy objectively and will not make any determination based on political association and/or affiliation.

Applicability to New Hires

Prior to hiring a new Covered Employee, Numeric will ask the candidate for hire to report all Payments to Public Officials in writing using the New Hire Political Contribution Declaration Form (Exhibit L - Form B).  The Compliance Officer will determine whether any reported past Payment to a Public Official by the candidate would adversely affect Numeric’s ability to raise capital from Government Entities and/or to receive compensation with respect to investment management services performed by Numeric, under applicable law.  The Compliance Officer will apply this policy objectively and will not make any determination based on political association and/or affiliation.  Numeric may not extend a formal offer for hire to a candidate unless the Compliance officer has reviewed and approved such candidate’s Form B.

Initial and Annual Compliance Certification by Covered Employees

Each Covered Employee must certify, as of the effective date of this policy, upon hire and annually thereafter, that he or she has read and understands this policy and will comply with this policy.   Such certification may be accomplished by signing the Covered Employee Certification Form (Exhibit M - Form C) or by means of the Covered Employee’s general certification of compliance with Numeric’s compliance policies.  The Compliance Officer may require, in his or her sole discretion, re-certification by each or any subset of Covered Employees at any time.

Books and Records

The Compliance Officer will cause to be maintained books and records of:

•	The names, titles and business and residence addresses of all Covered Employees;

•	All Government Entities to which Numeric has provided investment advisory services (directly or by means of an investment in a pooled vehicle managed by Numeric) during the past five years, from and after September 13, 2010;

•	A record of all direct and indirect Payments by Numeric or any Covered Employee to (i) a Public Official, (ii) political party of a state or political subdivision, or (iii) PAC, including the contributor’s name and title, the recipient’s name and title (including any city/county/state or other political subdivision), the amount and date of the Payment, and whether the contribution was the subject of the exception for certain returned contributions; and

•	Certifications of compliance with the foregoing policy from each Covered Employee.

Definitions

•	“Affiliate” means any entity controlled by, controlling or under common control with Numeric, including without limitation, the Funds and their direct and indirect general partners, but excluding, for purposes of this policy, portfolio companies.

•	“Covered Employee” means any general partner, managing member, executive officer or other individual with a similar status or function and any employee (and his or her supervisor) whose job duties include the solicitation of any Government Entity on behalf of Numeric or any Numeric Affiliate. Covered Employee will also include any consultant or other independent contractor hired by Numeric or a Numeric Affiliate who solicits a Government Entity on behalf of Numeric or any Numeric Affiliate or supervises any Person who performs such activities. The determination of whether a staff person is a Covered Employee will be made by the Compliance Officer.

•	“Covered Employee Affiliate” means, as to any Covered Employee, any Person that is directly or indirectly controlled by, or primarily for the benefit of, such Covered Employee, including but not limited to any PAC under direct or indirect control of such Covered Employee.

•	“Fund” means any investment fund managed by Numeric or any Numeric Affiliate.

•	“Government Entity” means any state and political subdivision of a state, including any agency, authority, or instrumentality of the state or political subdivision thereof; a plan, program, or pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof (e.g., a retirement plan for state or county teachers or employees); and officers, agents and employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

•	“PAC” means a political action committee.

•	“Payment” means any gift, subscription, loan, advance, deposit of money, or anything of value, including but not limited to contributions to an election campaign, payment of debts incurred in connection with such election campaign and transition or inaugural expenses of a successful candidate for public office.

•	“Person” means any natural person, general partnership, limited partnership, limited liability partnership, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

•	“Public Official” means (i) any individual who is, at the time any Payment is made (or coordination or solicitation of Payments by others occurs), an incumbent, candidate or successful candidate for elective office of a Government Entity; (ii) any individual who is a candidate or successful candidate for federal elective office (President, Vice President, Senator or Member of Congress) if such individual, at the time any Payment is made (or coordination or solicitation of Payments by others occurs) holds an elected or appointed office of a Government Entity; (iii) any Person known to be providing assistance with respect to the candidacy of any of the foregoing, including but not limited to any PAC, any inauguration or transition committee, and a local or state political party; and (iv) a foundation or other charitable institution known to be closely associated with any of the foregoing.

Lending Activities.  Any form of a loan by an Employee to a Client or by a Client to an Employee is not allowed as a matter of firm policy and good business practice.

If any Employee is faced with any actual or potential conflict of interest, he or she should consult the Compliance Officer prior to taking any action.

2.            Avoidance of Fraud

In addition to provisions related to the implicit duties of a fiduciary, the Advisers Act explicitly prohibits fraud in very broad terms.  Section 206 of the Advisers Act, the anti-fraud provision, makes it unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce, among other things, to:

•	employ any device, scheme, or artifice to defraud a Client or prospective Client;

•	engage in any transaction, practice, or course of business that defrauds or deceives a Client or prospect; or

•	engage in any fraudulent, deceptive, or manipulative act, practice, or course of business.

This Manual contains policies and procedures designed to assist Numeric in preventing violations of the anti-fraud provision of the Advisers Act.

The coverage of Section 206 is broader than that of antifraud provisions in other federal securities laws in that its application is not limited to the buying and selling of securities but also applies to the investment advisory relationship generally.  It is the SEC’s position that the Section imposes on investment advisers both disclosure obligations and substantive regulatory requirements.  It is Numeric’s policy in this area to adopt the SEC’s position as its own.  The kinds of activities that have given rise to findings or allegations of violations of Section 206 include the following:

•	Front-running or scalping;

•	Misrepresenting pricing methodology or failing to follow disclosed valuation methods;

•	Mispricing of holdings or manipulating market prices to increase valuations;

•	Failing to disclose that good performance was due in part to investing in IPOs (or other opportunities or conditions that might not recur);

•	Misrepresenting internal controls;

•	Miscoding, forging, or failing to submit order tickets;

•	Exaggerating performance results;

•	Buying securities in contradiction of posted fund prospectus (and or offering memorandum) disclosures;

•	Favoring certain Clients or accounts in allocating IPOs or other trades without adequate disclosure of this practice;

•	Appropriating investment opportunities belonging to a Client;

•	Undisclosed commission-splitting;

•	Failing to disclose soft dollar or other brokerage practices;

•	Failing to disclose a financial interest in securities trades for Clients and related conflicts of interest;

•	Failing to disclose personal profiting by trading as a principal with Clients;

•	Misappropriating funds under management;

•	Interpositioning a broker between a Client and a market maker, thereby causing the Client to pay unnecessary expenses;

•	Failing to disclose to Clients that they paid materially different commissions because of directed brokerage arrangements;

•	Failing to seek best execution;

•	Failing to disclose that Client commissions were used to compensate brokers for Client referrals;

•	Failing to disclose market timing or late trading arrangements;

•	Failing to disclose short term trading by portfolio managers (“PMs”) in funds they manage;

•	Selectively disclosing confidential portfolio holdings information; and

•	Misrepresenting that performance data was prepared in accordance with performance standards of the GIPSÒ.

As with all provisions of the securities laws, Numeric’s employees are required to understand and comply with Section 206 of the Advisers Act.  When necessary, employees are expected to consult with the Compliance Officer for advice and guidance concerning the operation of Section 206.

E.	SCALPING OR FRONTRUNNING

Investment advisers may face conflicts of interest when trading for accounts and for their proprietary accounts.  Registered investment advisers generally must trade in accordance with procedures developed to ensure that the adviser, among other things, seeks best execution of Client orders and fairly allocates batched orders among its Clients.  While investment advisers have fairly broad discretion to tailor policies to their specific operations, advisers must disclose potential material conflicts of interest and any procedures implemented to prevent these conflicts.

As a general rule, if any Numeric Employee knows of a pending “buy” recommendation and buys stock before Numeric makes a recommendation to its non-discretionary Clients or takes action on the recommendation for Clients for which it has investment discretion, or if any Numeric Employee is aware of a pending “sell” recommendation and sells stock under such circumstances, such Employee is engaged in a practice known as “scalping” or “front-running.”

A Numeric Employee or family member residing in that Employee’s household or person or entity over which the Employee has control (the “Related Person(s)”) may not engage in the practice of purchasing or selling stock before a buy or sell recommendation, as the case may be, is made to a non-discretionary Client or Numeric takes action for Clients for which it has investment discretion.  Such activities put Numeric and its Employee in a conflict of interest and give the Employee or the Related Person an advantage at the Client’s expense.  Limited exceptions may be granted for liquid securities where the Employee is selling or selling a non-material number of shares.  Any trades undertaken for an Employee’s own account, for the account of Numeric, for the account of any non‑Client or for a Related Person must be done so as not to disadvantage a Client in any way.  This means that all Numeric Employees and their Related Persons must generally wait to trade a security until all trading in that security for all Accounts and Clients is completed, although in some cases it may be appropriate to aggregate a personal or a Numeric trade with Client trades (see Section IIIA).  If all Client trades are not completed before a Numeric Employee or Related Person trades, the antifraud provisions of the Advisers Act may be violated.

F.	UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-À-VIS OTHERS

A Numeric Employee who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others.  Employees must be careful not to give preference to one Client over another even if the preferential treatment would benefit Numeric or the Employee.

For example, an Employee should not (i) provide better advice to a large, prestigious Client than is given to a smaller, less influential one, (ii) give sale advice to one Client ahead of another, or (iii) direct securities of a limited supply and higher potential return to particular Clients because they generate larger fees for Numeric.

As in other instances, the fiduciary duty of an Employee to a Client must govern the Employee’s actions in each situation and the extent of the fiduciary duty of an Employee to a Client is determined by the specific relationship between the parties and the reasonable inferences to be drawn from the relationship.  In the absence of express or implied agreements between the parties, usage and custom should be used to determine how an Employee should discharge his or her duty.  Each situation should be examined closely to determine whether the Client has consented to the Employee’s actions favoring another Client and whether the resulting relationship with the Client which was not favored is fair and consistent with the securities laws.  If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.  If a question arises about any action that may give rise to a conflict of interest involving preferential treatment of one Client over another, an Employee should consult the Compliance Officer prior to taking any such action.

G.	DEALING WITH CLIENTS AS AGENT AND PRINCIPAL

Section 206(3) of the Advisers Act addresses specifically two conflict of interest situations:  sale and purchase of securities to and from a Client either as a broker for another person or as a principal for the account of the adviser.  Section 206(3) makes it unlawful for an investment adviser “acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction.”

Thus, Section 206(3) requires that Employees involved in the situations where Numeric is buying or selling securities from a Client or where Numeric acts as a broker-dealer for a non-Client in a transaction with a Client disclose to the Client the capacity in which Numeric acts and obtain the Client’s consent.  Disclosure under Section 206(3) must be in writing.  Numeric must, under Section 206(3), disclose to the Client its capacity, its profits (if it acts as principal) and its commissions (if it acts as agent for another).  These types of transactions can be particularly troublesome under applicable laws and must not be entered into without prior consultation with the Compliance Officer.

H.	WORKPLACE COMMUNICATION AND COMPUTER USAGE POLICY

Set forth below is Numeric’s policy regarding workplace communications and computer usage.  This policy applies to all employees of Numeric.

Numeric provides all Employees access to Numeric Technology, including by way of example only, computer networks, network connectivity programs and devices, software products (including highly confidential and proprietary business products owned by Numeric), laptop computers, personal digital assistants and the telephone system.  The Numeric Technology exists to support and facilitate Numeric business and the use of these resources should be limited to work-related purposes.  Every Employee who uses Numeric Technology (including programs and devices enabling remote connectivity to or from Numeric’s computer networks, and the voicemail and email systems) is responsible for ensuring that all communications and usage are professional, businesslike and in the interest of Numeric.  In this regard, all Employees of Numeric are reminded that they are bound, legally and contractually, to keep Numeric Confidential Information -- including, among other things, Numeric-created computer databases, simulations and models predictive of the behavior of various segments of the securities markets -- in strictest confidence at all times and never to misappropriate them for any non-Numeric use.

Numeric understands that communications on its communication systems may be transmitted to and stored in several different computers on the way to their destinations, and that many people, both within Numeric and in the outside world, may be able to read an Employee’s email and other documents on the system.  Accordingly, before sending electronic communications to Clients and other business contacts, Employees are instructed to consider whether the matter is so confidential or sensitive that it should not be transmitted electronically without permission, encryption, or both.  In a related vein, Employees are reminded that, if they make use of the system for personal communications or to store personal files despite Numeric’s restriction on such activity, such Employees cannot expect them to be private.  In addition, Employees are informed that it may become necessary for Numeric, in the course of its legitimate business activities, to access documents and information contained within the systems.

Access to Numeric Technology

Safeguarding Numeric’s Property

Employees are instructed to never access or transmit to or from Numeric Technology, whether from within or remotely from outside Numeric, unless they are utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  Employees must also never access or transmit Numeric Confidential Information, whether within or outside the Company, unless utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  The transmission of Numeric Confidential Information to non-Numeric computers systems, laptops, remote connectivity or storage devices is strictly forbidden except with senior management’s express permission.  Similarly, the transmission of Numeric Confidential Information to non-Numeric internet or intranet sites or any other remote storage locations is strictly forbidden except with senior management’s express permission.

No Guarantee of Personal Privacy

Employees are reminded that all computer equipment, connectivity devices, passwords, software, files, documents, email and instant messages are the property of Numeric.  Numeric reserves the right to access email and any other documents and files produced or stored on Numeric computers or disks when it determines, in its sole discretion, it has a legitimate business purpose for doing so.

The telephone, voicemail system, all voice messages, beepers and beeper messages are also the property of Numeric.  Numeric reserves the right to access any Employee’s conversations and voice messages when it determines, in its sole discretion, it has a legitimate business purpose for doing so.

Due to the nature of electronic communications in general and because Numeric reserves the right to access, for legitimate business reasons, any and all documents, messages or other information maintained in its communication systems, employees of Numeric should not expect that any information created or maintained in the system is private, confidential or secure.  As noted above, Numeric reserves the right to monitor the communication of individual employees in its sole discretion.

Archiving of Emails and Instant Messages

Numeric is required to maintain records of certain workplace communications.  In order to facilitate the preservation of email records, Numeric has established a system for archiving all emails and instant messages sent to or from Numeric.  Employees should be aware that all emails and instant messages are being saved and may, subject to applicable law, be subject to review by Numeric’s officers and by regulators.  Employees are encouraged to use Numeric’s email and instant messages system only for Numeric business and to use their own personal email system/accounts for their personal communication.

Internet Access and Downloading

Ban on Unapproved Accessing and Transmitting to and from Numeric

Employees are prohibited from accessing or transmitting to or from Numeric Technology, whether from within or remotely from outside the Company, unless they are utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  Employees are also prohibited from accessing or transmitting Numeric Confidential Information, whether within or outside the Company, unless utilizing programs, devices and protocols specifically approved by Numeric for this purpose.

Guidelines for Appropriate Internet Use

Delivery of email is not guaranteed.  Not only can email be lost or corrupted in transmission, but an error in even one character in an Internet address may prevent delivery or cause a document to be delivered to an unintended recipient.  Accordingly, in conducting Numeric business by email, employees shall observe each of the following guidelines.

•	Use email for distribution of materials containing Client information only with the Client’s permission or when the content is plainly not so confidential that interception would be harmful to the Client.

•	When considering email to transmit matter that plainly is confidential, take care that the Client has given permission with knowledge that security is not guaranteed or use encryption on the confidential matter, or both.

•	When guaranteed, on-time delivery is important, do not rely exclusively on email, unless such email is sent with a confirmation of receipt; secondary delivery medium with hard copy should be used as well for time sensitive information sent via email without confirmation of receipt.

•	When sending a message by email, do not assume that it will be received in a short time or even at all. If delivery matters, telephone and check. If it really matters, do at least what you would do with a fax: call ahead to alert the addressee that an important message is coming, and call afterwards for confirmation that it has been received and is readable.

•	If a Client wants to use email for something important or time-sensitive, ask the Client to observe the same practices.

•	Double-check the email addresses before sending emails.

In addition because documents transmitted by email can be altered inadvertently, sometimes in ways that can be hard to detect, employees must guard against transmission errors by proofreading carefully everything they send and receive and authenticating hard copies of documents that they send.

Ban on Inappropriate Internet Use

Employees should be aware that some material circulating on the Internet is illegal, for example, child pornography.  In a related vein, some Internet material is noxious and, if distributed unsolicited (either intentionally or accidentally) to fellow Employees who object to such content, may subject both Numeric and the sender to civil liability.  Accordingly, each Employee must never use Numeric’s system to download or access illegal, offensive, harassing, intimidating, discriminatory, obscene or other matter generally understood to be noxious to a civilized community.

In addition, some material circulating on the Internet is copyrighted or otherwise illegally distributed.  It is illegal to make or distribute copies without a license from the copyright owner.  Employees thus must never use Numeric’s system to download or access copyrighted or otherwise illegally distributed material.

Further, some material circulating on the Internet could damage Numeric’s computer system or interfere with others’ use of it.  Such material includes, but is not limited to, viruses and extremely large files consuming large amounts of memory, such as those containing graphics or animation.  Accordingly, Employees should use caution and consideration when downloading Internet materials.

Additional Restrictions on Use

You must never use the computer (including but not limited to the email system) or voicemail system to create or send messages of a harassing, abusive, discriminatory, obscene, intimidating, or offensive nature, or messages that are otherwise prohibited by law or Numeric policy.  Numeric will respond to complaints of harassing or discriminatory use of its computer and telephone systems and discipline such inappropriate use.

Employees must also refrain from taking any of the following prohibited actions related to computer, software and telephone use:

•	Degrading any system in any way, such that access to the system by other users is prevented or interfered with.

•	Using another Employee’s computer or telephone account (including accessing or intercepting email or voicemail or accessing documents stored by other Employees) without the explicit permission of that individual or the System Manager.

•	Tampering with the operation of the Numeric computer systems (i.e., all hardware), software programs or telephone system.

•	Using the computer or telephone for commercial purposes other than Numeric business.

•	Inspecting, modifying or copying programs or data without the authorization of the owner or Numeric.

•	Allowing people outside of Numeric access to the computer or telephone systems without the explicit permission of system and network administration.

•	Removing computer or telephone equipment from the building without the prior authorization of the Numeric Systems Group.

Finally, Numeric Employees are strictly prohibited from disclosing in chat rooms any confidential, proprietary, personal or business information related to Numeric, including but not limited to about its business, financial condition, Client or Client business, people or employment practices.  There are no circumstances under which employees of Numeric should gossip about Numeric matters outside of Numeric, including on-line.

Passwords

Each Employee will create unique passwords to the computer and voicemail systems.  Numeric reserves the right to bypass such passwords and access the systems in its sole discretion.  At the same time, Numeric strongly recommends each Employee keeps his or her passwords secret from other employees as well as from third parties.

U.S. Mail and Other Deliveries

Mail and other deliveries arriving at Numeric are assumed to be related to Numeric business.  To preserve the integrity of its business operation, Numeric reserves the right to access any incoming mail or other deliveries, in its sole discretion.  In particular, Numeric may open all mail delivered to an Employee who is absent from the premises, whether due to vacation, sick time, leave time, business travel or otherwise.  Employees must never use the mail system to receive illegal materials at Numeric, or misuse the mail system in any way that is otherwise prohibited by law or Numeric policy.

Privacy/Sharing/Collaboration

Numeric encourages behaviors that actively foster an environment of collaboration and sharing. This is especially true in the investment group where challenging assumptions and openly debating research results is critical to creative and robust research outcomes.  We believe that there are substantial benefits to the firm that come from sharing, collaborating, and building off of previous successes. No one person has a monopoly on good ideas and it is important that we take full advantage of the high caliber talent at Numeric. This philosophy is reflected in employee evaluations which emphasize collaboration and openness. This has been one of our founding principles and is an important part of our culture. It is based on mutual trust and respect of your colleagues.

When it comes to code, data, and documents (or any other kind of digital work in progress), we do believe that it is prudent to have some restrictions on the information that is broadly available, in particular between groups. This reduces security risks regarding the integrity of our research system and the proprietary nature of our research, as well as with the other systems and information within the other groups. To enforce this, we have instituted group level security clearances within our UNIX systems. This restricts access between the major organizational groups within the firm (for example, it prevents the finance team from viewing and editing research code within the investment group). However, it is the policy of the firm that individuals within a group leave all their code, data, and other documents unrestricted for group access. Personal and private materials should be stored outside the office on personal computer equipment.

Enforcement/Sanctions

All Employees are expected to assist in the enforcement of this policy.  Any conduct expressly in violation of this policy or in any other way involving abuse or misuse of network privileges, software products, the telephone system or the mail may result in disciplinary action, ranging from suspension of network or telephone privileges or of access to software products, up to and including termination.  In addition, some misconduct prohibited by this policy may also constitute harassment or discrimination or may otherwise be illegal and will be treated in accordance with Numeric’s policies and the law regarding such misconduct.

I.	PERSONAL TRADING; TIMELY REPORTING OF TRADES

Personal Trading

Numeric and its associated persons should not conduct personal or firm proprietary trading to profit from the prior or intervening execution of Client trades recommended or executed by the adviser.  Numeric generally should not otherwise trade in securities for its own accounts contrary to recommendations made to Clients.

Set forth below are Numeric’s policies regarding personal trading.  These policies apply to all Numeric Employees (including all long-term (greater than 6 months) on-site consultants and interns, who have access to Numeric Systems).  The reporting and pre-approval requirements set forth in this policy do not apply to directors of Numeric or its parent companies who are not also employees of Numeric because they are not involved in, and do not have access to, the investment decisions made by Numeric for Clients.

Employees have a fiduciary responsibility to put Clients’ interests ahead of the interest of their own accounts.  Accordingly, this requires that any trades which Employees undertake for their own account, or for the account of any non-Numeric Client, must be done so as not to disadvantage any Numeric Client and not to interfere with Client portfolios in any way.  Any Employee trading activity should be entirely segregated from and have no impact on the investment process Numeric performs for Clients.  Actual or perceived conflicts of interest and front-running should not take place and personal trading activity should be kept to a minimum.

For the purposes of this chapter, except as specified to the contrary, a “reportable security” does not include:

•	shares of open end mutual funds (but only so long as Numeric has no open-end funds as Clients)

•	money market funds

•	direct obligations of the United States government

•	bankers acceptances

•	bank certificates of deposit

•	commercial paper and high quality short-term debt instruments, including repurchase agreements.

The term “reportable security” does include all securities other than those enumerated above, specifically including:

•	public or private partnerships and other entities formed for the purpose of purchasing real estate or securities for investment and other pooled investment vehicles (including hedge funds, venture funds and the like)

•	exchange traded funds (including, for example, iShares)

•	exchange traded notes

•	obligations of any state or local government (e.g., municipal bonds)

•	closed end mutual funds.

Numeric actively discourages personal trading of reportable securities or derivatives by persons covered by this policy to the extent that there could be a conflict of interest with Client accounts.  Such trading exposes Numeric and its Employees to additional risks for which there exists no compensation.  It also might provide a distraction from managing Client assets.  For these reasons, Employees are encouraged to minimize the amount of trading of securities or derivatives in any Covered Accounts (i.e., securities trading accounts in which the Employee has any direct or indirect beneficial ownership interest) including those:

•	of immediate family members sharing the same household including the following persons: spouse, child, step-child, parent, step-parent, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, adoptive relationships, and any other relationship which Numeric’s Compliance Officer determines could lead to the possible conflicts of interest or appearances of impropriety which this policy is intended to prevent; or

•	where the Employee exercises any degree of control or has an economic interest including but not limited to: trusts, estates, investment clubs, charitable organizations, or any other account if acting as authorized agent or portfolio manager.

The following rules of conduct related to personal investing activities apply:

•	An Employee shall not take advantage of business and Client information in the Employee’s private affairs.

•	An Employee shall avoid becoming so closely involved with a Client or supplier of Numeric privately that there is a risk of price-sensitive/insider information being communicated or of inappropriate mixing of business and private interests.

•	An Employee may not execute any transaction further to or in anticipation of orders on behalf of Accounts and/or Clients.

•	After placing an order for a transaction in reportable securities or open end mutual funds, or the execution of such an order, an Employee may not place an order for the same or similar securities that is the reverse of such a transaction within the subsequent six trading days.

•	An Employee may not sell, assign or otherwise trade in any stock for a period of 30 calendar days following the receipt of a stock option for such stock by the Employee, and for a period of 30 days following the exercise of such stock option without obtaining written approval in advance from the Compliance Officer.

•	An Employee may not profit from a transaction (in reportable securities or open end mutual funds, other than mutual funds that invest only in cash or near cash instruments and/or debt securities) for the same or similar securities that is the reverse of such transaction within 30 calendar days.

•	Employees shall avoid any inappropriate mixing of business and private interests or reasonably foreseeable appearance thereof.

Any profits realized by an Employee in contravention of the foregoing principles, will be required to be disgorged.  The Compliance Officer may make an exception to this requirement for severe and extenuating circumstances.  Profits disgorged by Employees shall be credited to Client accounts affected by the improper activity. If, however, the Compliance Officer in his discretion determines that the amount disgorged would be immaterial from the perspective of an affected Client’s account, Numeric may opt to donate such disgorged profits to charity.

Employees must obtain prior approval from Numeric’s Compliance Officer to execute transactions in reportable securities other than certain ETFs not listed below, ETNs or municipal bonds.  The following ETFs MUST be pre-cleared by the Compliance Officer: XLB (Material Select Sector SPDR Trust), XLE (Energy Select Sector SPDR Fund), XLF (Financial Select Sector SPDR Fund), XLI (Industrial Select Sector SPDR Fund), XLK (Technology Select Sector SPDR Fund), XLP (Consumer Staples Select Sector SPDR Fund), XLU (Utilities Select Sector SPDR Fund), XLV (Health Care Select Sector SPDR Fund), XLY (Consumer Discretionary Select Sector SPDR Fund).  Employees are prohibited from trading the security until the Compliance Officer gives pre-approval in writing (which may include email).  Employees should send the specifics of the proposed trade to the Compliance Officer by email.  After the Compliance Officer checks current trading of the security with Numeric’s trading desk, he/she will approve or deny the request.   If approval to execute a personal security transaction has been granted, the Employee may trade the security as long as the Trading Procedure below is adhered to.

Approvals for purchases of securities requiring pre-approval (including securities in an initial public offering or a private placement) are generally not granted.  Approval for liquidations of existing positions will generally be granted, provided that the security or derivative is not currently being contemplated for purchase or sale for Clients’ accounts.

For rights allocated to an Employee in a rights issue, approval for liquidation will generally be granted.  If a sale of these rights is contemplated for Clients’ accounts, the Employee’s rights will have to be sold at the last available trading day for the rights.

Trading Procedure

Employees should execute pre-authorized trades on the same or the next business day after authorization was granted.  ETFs that require pre-clearance must be traded on the SAME day that pre-clearance is granted.  Multiple trades of the approved transaction may be executed during this period of time without additional pre-approval.

Employees who have any doubt about the reporting, timing, feasibility or any other element of a personal securities transaction must seek clarification from the Compliance Officer before executing the trade, even after being authorized. Any uncertainty about the rules and regulations will require that the individual shall not execute the trade.  Misinterpretation of the rules is no excuse for non-compliance.  If Numeric decides to trade in a security for which an Employee has been granted pre-authorization to trade within the subsequent two trading days after the day the security was initially traded by the Employee, the Compliance Officer will require the Employee to (1) disgorge any profit from the trade to the affected Client accounts or (2) give up the profits from that trade to Numeric, to be contributed to a charitable organization of Numeric’s choosing.  Profit is defined as the difference between the Employee’s per share execution price and Numeric’s per share average execution price, multiplied by the number of shares executed in the Employee’s trade.

Reporting

Initital / Annual Reporting

 Employees must provide the Compliance Officer with a statement of all reportable securities holdings in all personal or Covered Accounts at the commencement of employment at Numeric (within ten 10 days of becoming an employee, current as of a date no more than 45 days prior), and as of December 31st every year thereafter (current as of a date no more than 45 days prior).  A copy of Numeric’s current form for these reports is attached to this Manual as Exhibit B.

Quarterly Reporting

Employees must provide Numeric’s Compliance Officer with quarterly summaries showing all trades of reportable securities executed (and any related corporate actions affecting an Employee’s holdings) during the preceding quarter.  These reports are reviewed by the Compliance Officer within 30 days of the end of each quarter.  Accordingly, Employees are requested to provide their reports to the Compliance officer within 15 days of the end of the preceding quarter.  Employees must provide written confirmation of all trades or other acquisitions or dispositions of securities to Numeric’s Compliance Officer along with the quarterly report.  For convenience, it is recommended that Employees instruct each broker, bank or other financial institution in which the Employee has a Covered Account to provide Numeric with duplicates of all trade confirmations and all account statements on a monthly/quarterly basis.  Employees are also required to report transactions in securities issued by non-publicly traded companies and private funds.

Employees must also certify that all trades made by the Employee or any other transactions in any securities were disclosed to Numeric and were made in conformance with all procedures as specified in this Manual. A copy of Numeric’s current form for these reports is attached to this Manual as Exhibit A.

Frequently Asked Questions

Below are answers to some frequently asked questions (FAQ) about this policy.  This FAQ is a summary only and is qualified in its entirety by the preceding narrative.

Who is subject to Numeric’s Personal Trading and Reporting policy?
All Employees and long-term consultants and interns, as well as their family members sharing the same household.  The policy also applies to trusts, estates or other entities over which a person covered by the policy has control or an economic interest.

Non-employee directors are not subject to the policy.

Do securities transactions require pre-approval by the Compliance Officer?
Yes.  Except for transactions in the security types described below, the Compliance Officer must provide approval in writing before a transaction may be executed.  To avoid confusion, please be aware that this includes transactions in, among other things, private partnerships, hedge funds, venture funds and other pooled investment vehicles that are not registered under the federal securities laws or traded on a recognized exchange.

Securities for which pre-approval is not required include:

•    open-ended mutual funds (so long as Numeric continues not to have any open ended mutual fund Clients),
•    Exchange traded funds (ETFs) (so long as Numeric does not trade ETFs for Client accounts)*
o    Current ETFs that REQUIRE pre-approval:  XLB, XLE, XLF, XLI, XLK, XLP, XLU, XLV, XLY
•    Exchange traded notes (ETNs) (so long as Numeric does not trade ETNs for Client accounts)*
•    Municipal bonds*,
•    money market funds,
•    U.S. government obligations,
•    other high quality, short term debt instruments.

* Although pre-clearance is not required for trading in ETFs, ETNs or municipal bonds, trades in those securities must be included on holdings and trading reports described below.  Holdings and transactions in other securities excluded above are not required to be included on such reports.

How quickly must trades be completed after pre-approval is obtained?	Pre-approved trades may be executed only on the day pre-approval is obtained and the next trading day.
What rules apply to securities transactions that do not require pre-approval? What is the consequence of a violation of the rules?
•    For six days after placing an order (or its execution), whether long or short, an Employee may not place an order for the same or similar securities that is the reverse, whether short or long, regardless of whether the second transaction results in a profit. Violation of this rule could result in disgorgement of profits or other sanctions.
•    Employees may not execute any securities transaction that is the reverse of a prior transaction conducted within a thirty (30) calendar day period if that transaction will result in a profit.  This restriction does not apply to transactions that will result in a loss.  Violation of this rule could result in disgorgement of profits or other sanctions.

What rules apply to securities transactions that do require pre-approval? What is the consequence of a violation of the rules?
•    After placing an order for a transaction or the execution of such an order, an Employee may not place an order for the same or similar securities that is the reverse of such a transaction within the subsequent six trading days, regardless of whether the transaction results in a profit.  Violation of this rule could result in disgorgement of profits or other sanctions.
•    Employees may not execute any securities transaction that is the reverse of a prior transaction conducted within a thirty (30) calendar day period if that transaction will result in a profit.  This restriction does not apply to transactions that will result in a loss.  Violation of this rule will result in disgorgement of profits or other sanctions.

•    In addition, if Numeric trades a security within two (2) trading days of a pre-cleared trade, the Employee may be required to disgorge the excess performance, if any, of the pre-cleared trade over any trades in the same security for Numeric’s Client accounts.

What is required to be reported?
Initial Report / Annual Report:  Within 10 days after becoming subject to the policy and thereafter as of each December 31, a report must be submitted listing holdings of securities covered by the policy.  The holdings list shall be as of a date within 45 days prior to the date the person became subject to the policy.
Quarterly Reports.  Quarterly reports showing transactions in securities covered by the policy. These reports are reviewed by the Compliance Officer within 30 days of the end of each quarter.  Accordingly, Employees are requested to provide their reports to the Compliance Officer within 15 days of the end of the preceding quarter.
Trade Confirmations / Reports.  Trade confirmations for pre-cleared trades (including private securities transactions) must be submitted to the compliance group promptly after the settlement of the trade.
Forms of these reports are attached as Exhibits to this Manual.

J.	EMPLOYEE’S RESPONSIBILITY TO KNOW THE RULES AND COMPLY WITH APPLICABLE LAWS

Numeric’s employees are responsible for their actions under the law and therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them.  It is the policy of Numeric to comply with all applicable laws, including securities laws, in all respects.  Each Employee must promptly report any violation of the Code of Ethics of which he becomes aware to the Compliance Officer, regardless of whether the violation was committed by the Employee or another Employee.  The Compliance Officer shall consider whether it is appropriate to protect the confidentiality of the identity of an Employee reporting a violation by another Employee.  It is the strict policy of Numeric that no Employee shall be subject to any form of retaliation in connection with reporting a violation of the Code, and any person found to have engaged in retaliation may be subject to dismissal or other sanction.

Employees must certify in writing on an annual basis that they have read and understood this Manual, that they will conduct themselves professionally in complete accordance with the requirements and standards described here and that they are not aware of any violations of the Code during the prior year.  A copy of Numeric’s current form of compliance certificate is attached to this Manual as Exhibit C.

Additional Employee Responsibilities

•	Report knowledge of any violations to the Compliance Officer.

Employees have an obligation to report to the Compliance Officer any knowledge they have of violations of this Manual or violations of any other applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing Numeric’s professional, financial, or business activities.  Failure to report knowledge of any violation will be considered a violation and will potentially subject the employee to immediate dismissal.

•	Report Client Complaints.

Client complaints must be promptly reported to the Compliance Officer.

•	Report Broker’s Investigation or Sanctions.

Employees must promptly inform the Compliance Officer when they receive information that a broker with whom Numeric does business has its license revoked or is subject to an investigation that could lead to its license being revoked.

K.	DESIGNATION OF AND RESPONSIBILITIES OF COMPLIANCE OFFICER

Kristina I. Eisnor shall serve as Numeric’s Chief Compliance Officer (the “Compliance Officer”) until such time as a new Compliance Officer is appointed by Numeric’s Chief Executive Officer.  In her absence, Numeric’s Chief Executive Officer shall be the acting Compliance Officer.  It will be the responsibility of the Compliance Officer to oversee the enforcement of the matters described in this Manual and to educate employees of their responsibilities herein.  The Compliance Officer will provide new Employees with a copy of this Manual as soon as possible after they join the firm and, upon their request, of the Advisers Act and other applicable laws and regulations.  The Compliance Officer shall conduct training for new and existing Employees on the provisions and requirements of this Manual from time to time as the Compliance Officer determines to be appropriate.

With the assistance of the compliance staff, the Compliance Officer will be regularly available for Employee consultation and will promptly return phone calls and emails from Employees.  The Compliance Officer is responsible for staying current with significant new legal developments in the area of financial advisory services, fiduciary responsibilities, and insider trading and to convey such developments to Numeric’s employees.  As part of his/her duties, the Compliance Officer, together with other members of the compliance staff, shall conduct a review in accordance with Section 206(4)-7 of the Advisers Act, including a review of this Manual, no less frequently than annually.  The review shall include consideration of any compliance matters that arose during the prior year, whether the existing policies have proven effective and any changes in the business activities of Numeric and any changes in the Advisers Act and related regulations that might necessitate revisions to the Manual.

The Compliance Officer will review all employee trading reports in a timely manner to identify any violation of the Code’s approval procedures and any improper trades or any patterns of trading (including achieving execution or results which differ materially from the execution or results obtained for Clients) which suggest that an Employee may be engaging in abusive practices, and take such action as he or she deems necessary to obtain compliance with the policies set forth in this Manual and with applicable laws provided, however, that the trading report of the Compliance Officer shall be reviewed by the Chief Executive Officer of Numeric.

L.	DRUG AND ALCOHOL POLICY

1.	Introduction

It is the goal of Numeric to provide for all of our Employees a workplace that is free of drug and alcohol abuse.

Numeric believes it to be critical that Numeric and Employees share a commitment to a safe and healthy work environment. An Employee who abuses drugs or alcohol poses a serious threat to his or her own well-being, to that of fellow Employees and to the general public.  For the safety of the Employees and of others, Numeric and each Employee must be able to depend on each other Employee each other to report for work and to perform our duties free of alcohol and illegal drugs.

This policy applies to all Employees.

This policy does not in any way constitute, and should not be construed to create, a contract of employment or a promise of employment between an Employee and Numeric.  It is merely a guide to some of Numeric’s policies and procedures as of the date set forth below.  Numeric reserves the right to depart from, interpret, update, modify, amend and/or rescind the policies and other matters described herein from time to time in its sole discretion without prior notice.

2.	Voluntary Self-Referral for Treatment

Numeric strongly encourages any Employee with a drug or alcohol problem to seek treatment before his or her job is jeopardized.

In Numeric’s sole discretion, it may grant a leave of absence and reinstatement to any Employee who voluntarily seeks treatment in a residential drug or alcohol treatment program prior to violation of this policy.  Among other things, evidence of successful completion of the program and the Employee’s written commitment to remain drug and alcohol-free and to continue his/her participation in any recommended follow-up treatment will be required as a condition of continued employment.

3.	Definitions

As used in this policy, the term “drug” means any controlled substance listed on Schedules I through V of the federal Controlled Substances Act.  Controlled substances include, for example, narcotics such as codeine and heroin, depressants such as barbiturates, stimulants such as cocaine and amphetamines, hallucinogens such as LSD and PCP and cannabis (marijuana).

An “illegal drug” is any controlled substance that cannot be obtained legally (such as LSD) or that, although available legally (by prescription), has been obtained illegally.  In other words, “illegal drugs” include not only “street” drugs, but also prescription drugs that have not been lawfully prescribed for the individual.

A “distribution” includes sale, purchase and any other form of transfer or attempted transfer.

4.	Prohibitions

(a)            Alcohol and Illegal Drugs

Employees are prohibited from manufacturing, distributing, dispensing, possessing, or using illegal drugs, in any amount, while on Numeric premises or while at work or on duty.  In addition, employees are prohibited from reporting for work or performing any work for Numeric, whether on or off Numeric premises, while abusing or under the influence of any drug, illegal drug, or alcohol, or having measurable traces of any illegal drug in his or her system.  Violators of this policy may be subject to immediate discipline, up to and including termination.

(b)            Prescribed and Over-the-Counter Drugs

This policy does not prohibit Employee use of legally-prescribed drugs, consistent with appropriate medical treatment plans, provided that use of such drugs does not impair the Employee’s ability to perform safely and effectively.  Any Employee using prescription medication that could impair the Employee’s safety or job performance must report the use of such medication to Numeric prior to performance of such employee’s duties.  The Employee may be required to provide Numeric with a copy of the prescription and/or other medical verification.  If the Employee is unable to perform his or her job duties safely and effectively while taking a prescribed medication, the Employee may be reassigned or, if no suitable position is available, placed on leave of absence.

The distribution of a prescription drug by one Employee to or from another is prohibited.

Employees are also prohibited from using or reporting to work under the influence of or impaired by any over-the-counter (“OTC”) drug that could impair the Employee’s safety or job performance.  An exception is made in the case of an OTC drug taken as directed on the instructions of a physician, which drugs will be treated like prescription drugs for purposes of this policy.

Peak 6 Advisors LLC

CODE OF ETHICS
Fiduciary Duty – Statement of Policy

The Firm is a fiduciary of its Clients and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts.  Most violations of fiduciary duty are associated with a violation of the general antifraud provisions contained in Section 206 of the Advisers Act.  The SEC has made clear that these general antifraud provisions of Section 206, apply not only to Clients, but also to prospective Clients and in the case of private fund(s) advised by the Firm, any investor or prospective investor in a private fund.  Mere negligence on the part of the Firm in breaching its fiduciary duty to a private fund(s), or its investors or prospective investors, is sufficient to establish a violation under the Advisers Act.  For example, the Firm must take care not to include false or misleading statements in private fund offering documents, Form ADV disclosures, investor reports, responses to “requests for proposals”, or other disclosures to Clients, investors or prospective Clients of investors.

The adviser’s fiduciary duty is particularly pertinent whenever the adviser is in a situation involving a conflict or potential conflict of interest.  The Firm and all Employees must affirmatively exercise authority and responsibility for the benefit of Clients, and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Manual.  In addition, Employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of the Firm’s Clients.  Accordingly, at all times, we must conduct our business with the following precepts in mind:

1.	Place the interests of Clients first. We may not cause a Client to take action, or not to take action, for our personal benefit rather than the benefit of the Client. For example, causing a Client to purchase a security owned by an Employee for the purpose of increasing the price of that security would be a violation of this Code of Ethics. Similarly, an Employee investing for himself or herself in a security of limited availability that was appropriate for a Client without first considering that investment for such Client may violate this Code of Ethics.

2.	Moderate gifts and entertainment. The receipt of investment opportunities, perquisites, or gifts from persons doing or seeking to do business with the Firm could call into question the exercise of our independent judgment. Accordingly, Employees may accept such items only in accordance with the limitations in this Code of Ethics.

3.	Conduct all personal securities transactions in compliance with this Code of Ethics. This includes all pre-clearance and reporting requirements and procedures regarding inside information and personal and proprietary trades. While the Firm encourages Employees and their families to develop personal investment programs, Employees must not take any action that could result in even the appearance of impropriety.

May 31, 2013
2-1

Code of Ethics

4.	Keep information confidential. Information concerning Client transactions or holdings may be material non-public information and Employees may not use knowledge of any such information to profit from the market effect of those transactions.

5.	Comply with the federal securities law and all other laws and regulations applicable to the Firm’s business. Make it your business to know what is required of the Firm as an investment adviser and otherwise, and of you as an Employee of the Firm, and integrate compliance into the performance of all duties.

6.	Seek advice when in doubt about the propriety of any action or situation. Any questions concerning this Code of Ethics should be addressed to the Chief Compliance Officer, who is encouraged to consult with outside counsel, outside auditors or other professionals, as necessary.

The Policies and Procedures in this Code of Ethics implement these general fiduciary principles in the context of specific situations.

May 31, 2013
2-2

Code of Ethics

Client Opportunities

Law

No Employee may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for himself or herself.  Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients.  While these provisions speak of fraud, they have been construed very broadly by the SEC and are used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations.  One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Policy

An Employee may not take personal advantage of any opportunity properly belonging to the Firm or any Client.  This principle applies primarily to the acquisition of securities of limited availability for an Employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an Employee’s account prior to selling a position from the account of a Client.

Under limited circumstances, and only with the prior written approval of the Chief Compliance Officer, an Employee may participate in opportunities of limited availability that are deemed by the Chief Compliance Officer not to have an adverse effect on any Client.  In the case of trades in listed securities in broad and deep markets, where Employee participation will not affect Client investment opportunities, Employees may trade the same security(ies) as Clients provided it is considered an Exempt Transaction (see Personal Securities section), or, appropriate pre-clearance is obtained.

An Employee may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Employee accounts.

Procedures

Disclosure of Personal Interest.  If an Employee believes that he or she (or a related account) stands to benefit materially from an investment decision that the Employee is recommending or making for a Client, the Employee must disclose that interest to the Chief Compliance Officer and obtain approval prior to making the investment.

Restriction on Investment.  Based on the information given, the Chief Compliance Officer,  CEO, CIO, COO or their designee will make a decision on whether to restrict an Employee’s participation in the investment decision in light of the following factors, among others: (i) whether the opportunity was suitable for the Client; (ii) whether the Client is legally and financially able to take advantage of this opportunity; (iii) whether the Client would be disadvantaged in any manner; (iv) whether the Employee’s opportunity is de minimis; and (v) whether the Employee’s opportunity is clearly not related economically to the securities to be purchased, sold or held by the Client.

Record of Determination and Monitoring.  A record of the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the Chief Compliance Officer.  The Chief Compliance Officer will monitor Employees’ personal securities transactions to identify, and will investigate any instance of, an Employee purchasing or selling a security of limited availability or limited market interest prior to making the opportunity available to Clients.

May 31, 2013

2-3

Code of Ethics

Insider Trading

Law

Section 204A of the Advisers Act requires that investment adviser’s establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by broker-dealers, investment advisers and their employees.  The Firm is also subject to Rule 17j-1 of the Investment Company Act, which imposes similar requirements on firms that serve as investment advisers or sub-advisers to registered investment companies.  This Code of Ethics is designed to comply with these requirements.

In the course of business, the Firm and its Employees may have access to various types of material non-public information about issuers, securities or the potential effects of the Firm’s own investment and trading on the market for securities.  Trading while in possession of material non-public information or communicating such information to others who may trade on such information is a violation of the securities laws.  This conduct is frequently referred to as “insider trading” (whether or not one is an “insider”).

While the law concerning insider trading is not static, it is generally understood to prohibit:

•	trading by an insider while in possession of material non-public information; in the case of an investment adviser, information pertaining to the adviser’s positions or trades for its clients may be material non-public information;

•	trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

•	communicating material non-public information to others; or

•	trading ahead of research reports, if any, or recommendations prepared by the Firm.

Concerns about the misuse of material non-public information by the Firm or Employees may arise primarily in two ways.  First, the Firm or an affiliate of the Firm may come into possession of material non-public information about another company, such as an issuer in which it is investing for Clients or in which its own personnel might be investing for their own accounts.

Second, the Firm as an investment adviser has material non-public information in relation to its own business.  The SEC has stated that the term “material non-public information” may include information about an investment adviser’s securities recommendations, as well as securities holdings and transactions of Clients.

Who is an Insider?  The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, and banks, and the employees of such organizations.  In addition, a person who advises or otherwise performs services for a company may become a temporary insider of that company.  An Employee of the Firm could become a temporary insider to a company because of the Firm’s and/or Employee’s relationship to the company (e.g., by having contact with company executives while researching the company).  A company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider.

May 31, 2013
2-4

Code of Ethics

What is Material Information?  Trading on non-public information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security.  Material information can be positive or negative and can be related to any aspect of a public company’s business, including the industry in general, or to a type of security.

Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition discussions, proposals, or agreements, major litigation, liquidity problems, knowledge of an impending default on debt obligations, knowledge of an impending change in debt rating by a statistical rating organization, and extraordinary management developments.

Material information does not have to relate to the issuer’s business.  For example, in one case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a reporter at The Wall Street Journal was found criminally liable for disclosing to others the date that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

In addition, as indicated, the SEC has stated that information concerning an investment adviser’s holdings or transactions in Client accounts may be material non-public information.  Moreover, the SEC requires mutual funds to have policies and procedures concerning the disclosure of non-public portfolio holding information.  Divulging non-public portfolio holdings to selected third parties is permissible only when the mutual fund has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the non-public information.

What is Non-public Information and what is Public Information?  Information is non-public until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in The Wall Street Journal or other publications of general circulation, or a quotation services such as Bloomberg, could be considered public. General release of the information over a computer based-service, in a corporate communication to shareholders or in a widely distributed prospectus, followed by the passage of adequate time for the investing public to absorb such information normally constitutes adequate disclosure.  In addition, the Firm generally considers sell-side published research to be public information.  That said, the circulation of rumors, however, even if they turn out to be accurate, does not constitute sufficient public disclosure.  Information is not adequately disclosed to the public merely because a finite number of persons in the investment community may be aware of it.

May 31, 2013
2-5

Code of Ethics

Material information that is communicated under circumstances where it is indicated that is it has not been widely disseminated or where the recipient knows or suspects that it has been provided by an inside source should be treated as non-public information.

What is Tipping?  Tipping involves providing material non-public information to anyone who might be expected to trade, or trades, while in possession of that information.  An Employee may become a “tippee” by acquiring material non-public information from a tipper, which would then require the Employee to follow the procedures below for reporting and limiting use of the information.  As noted below, it is the Firm’s policy that any material non-public information that an Employee becomes aware of not be shared with any other Employee or person, other than the Compliance Department and Legal Department.

Penalties for Insider Trading.  Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided.  A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

Policy

Section 204A of the Advisers Act and Rule 17j-1 require that investment advisers establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers and their employees.  In addition, Employees of the Firm have ethical and legal responsibilities to maintain the confidences of the Firm, and to protect as valuable assets confidential and proprietary information developed by or entrusted to the Firm.  Furthermore, violations of the laws against insider trading by Firm Employees can expose the Firm and such Employees to severe civil and criminal liability.

The Firm has adopted the following policies and procedures in attempt to: (i) ensure the propriety of Employee trading activity; (ii) protect and segment the flow of material, non-public and other confidential information; (iii) avoid possible conflict situations; and (iv) identify trades that may violate the prohibitions regarding insider trading and tipping and other manipulative and deceptive devices contained in the federal and state securities laws and the rules thereunder.  Upon joining the Firm, each Employee will be required to sign an acknowledgement indicating that each such person is familiar with the Manual, including this Insider Trading policy, and will adhere to this policy at all times during his or her association with the Firm.

PEAK6 Investments, L.P. (“PEAK6”, the parent company of the Firm) and/or the Firm may adopt more specific policies as applicable.  The Chief Legal Officer and/or the Chief Compliance Officer may, in their discretion, amend or waive these policies at any time without notice.  Any questions about these policies should be directed to the Chief Compliance Officer and the Chief Legal Officer.

May 31, 2013
2-6

Code of Ethics

All employees are required to immediately report any known breach of these policies to the Compliance Department and the Legal Department.

Firm policy prohibits Employees from effecting securities transactions while in possession of material, non-public information. Employees also are prohibited from disclosing such information to others.  The prohibition against insider trading applies not only to the security to which the inside information directly relates, but also to related securities, such as options or convertible securities, and, if such information affects the industry in which the subject issuer conducts business, the securities and related securities of other participants.  If Employees receive inside information, they are prohibited from trading on that information, whether for the account of any Client, or their own account, any accounts in which they have a direct or indirect beneficial interest (including accounts for family members) or any other account over which they have control, discretionary authority or power of attorney.  In addition, Employees must refrain from communicating any inside, proprietary or confidential information to any person (including the CEO and CIO), other than the Chief Compliance Officer or Chief Legal Officer.  The Firm’s insider trading prohibitions apply to all Employees and extend to activities within and outside their duties as Employees of the Firm.

In addition, it is the policy of the Firm that all information about Client securities holdings and transactions is to be kept in strict confidence by those who receive it, and such information may be divulged only within the Firm and to those who have a need for it in connection with the performance of services to Clients.  Despite this blanket prohibition, some trades in securities in which the Firm has also invested for Clients may be permitted because the fact that the Firm has made such investments may not be viewed as material information (e.g., trades in highly liquid securities with large market capitalization).  The personal trading procedures set forth below establish circumstances under which such trades will be considered permissible and the procedures to follow in making such trades.

Procedures

Identification and Protection of Insider Information.  If an Employee believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is material and non-public, he or she should take the following steps:

•	Report the matter immediately to the Chief Compliance Officer, who will document the matter.

•	Refrain from purchasing or selling the securities on behalf of himself or herself or others.

•	Refrain from communicating the information inside or outside the Firm other than to the Chief Compliance Officer or Chief Legal Officer.

If the Chief Compliance Officer determines that an Employee is in possession of material non-public information, she will determine whether to restrict all trading in the security.

May 31, 2013
2-7

Code of Ethics

Restricted List.  If a determination is made to restrict trading, the Chief Compliance Officer will notify all appropriate Employees that the security is restricted.  The list of restricted securities applied to the Firm can also be found on Compliance11.  All decisions about whether to restrict a security, or remove a security from restriction, will be made by the Chief Compliance Officer and/or the Chief Legal Officer.  Restrictions on such securities may also extend to options, rights, warrants and debt relating to such securities.  When a security is deemed restricted, all new trading activity of such security for the Firm may cease, unless otherwise approved in writing by the Chief Compliance Officer or the Chief Legal Officer.  If trading in a security is restricted, Employees are prohibited from communicating that fact to anyone outside the Firm.  A security will be removed from restriction if the Chief Compliance Officer or the Chief Legal Officer confirms that no insider trading issue remains with respect to such security (for example, if the information becomes public or no longer is material).

Watch List.  In addition to the Restricted List, the Firm maintains a Watch List.  The Chief Compliance Officer and/or the Chief Legal Officer may place an issuer on the Watch List if it is determined that special surveillance of Firm trading is required versus, for example, restricting an affiliated entity or entities.  Employee and Employee Related Account pre-clearance requests may also be monitored for requests to purchase or sell securities on the Watch List.  Employee and Employee Related Accounts requests to purchase or sell securities on the Watch List may be denied without explanation.

The content of the Watch List is highly confidential and generally limited to the staff in the Compliance Department and the Legal Department and other individuals deemed appropriate by the Chief Compliance Officer and/or the Chief Legal Officer.

Policies for Handling Non-Public Information.  Employees may not intentionally receive or access non-public information without pre-approval from the Chief Compliance Officer or the Chief Legal Officer.  If an Employee inadvertently receives or accesses non-public information without pre-approval, the Employee is required to immediately notify the Compliance Department or the Legal Department.  Upon such notification, the Chief Compliance Officer and/or the Chief Legal Officer will determine the course of action, which may include restricting an Employee or the Firm.

Limitations on Use of Non-public Information.  Non-public information may be received subject to a non-disclosure or confidentiality agreement to be used for a specific purpose, such as, but not limited to, consideration of a specific trade or investment.  All non-disclosure or confidentiality agreements to be entered into by PEAK6 or the Firm must be approved by the Chief Legal Officer.  Any use of non-public information in violation of a non-disclosure or confidentiality agreement is prohibited.

Disclosure of Non-public Information.  PEAK6 or the Firm may release non-public information to outside parties such as PEAK6’s or the Firm’s outside counsel or auditors who have a valid business “need to know” such non-public information.  These other parties are subject to a non-disclosure or confidentiality obligations.  The Chief Compliance Officer and/or the Chief Legal Officer will ensure that the appropriate agreement is in place prior to the Firm’s release of non-public information to other parties.

May 31, 2013
2-8

Code of Ethics

In certain limited cases, for example when considering a merger or acquisition transaction, the Firm, may, when permitted under applicable confidentiality agreements, release non-public information to Employees that have a legitimate business “need to know” such non-public information in order for those Employees to perform their job responsibilities.  Generally, such Employees would be Employees in the Compliance, Legal and Finance Departments.  In the event that non-public information needs to be released to Employees beyond those initially approved to receive or access non-public information, the Chief Compliance Officer and/or the Chief Legal Officer should be consulted to determine whether additional restrictions need to be put in place, which could include but is not limited to, restricting the trading of the Firm or establishing another information barrier, if appropriate.

In all circumstances, all Employees that have received or have access to non-public information must recognize that non-public information may not be shared in violation of these policies and that regardless of any non-disclosure and/or confidentiality agreement in place, or any legitimate business “need to know”, release of non-public information may not be released to any person if it appears that that person will or likely will misuse the non-public information.

Restricting Access to Material Non-public Information.  To preserve the confidentiality of material non-public information, Employees should undertake the following steps:

•	Material inside information should be communicated only when there exists a justifiable reason to do so on a need to know basis inside or outside the Firm. Before such information is communicated to other persons, Employees should contact their CIO or the Chief Compliance Officer.

•	Confidential matters should not be discussed in elevators, hallways, restaurants, airplanes, taxicabs or any place where the information may be overheard.

•	Confidential or sensitive information should not be left on desks or in other places where they can be read by others. Computer terminals should not be left unattended without exiting open files.

•	Confidential or sensitive documents should not be read in public places or discarded where they can be retrieved by others.

•	Confidential or sensitive documents should not be carried in an exposed manner.

•	On drafts of sensitive documents, use code names or delete names to avoid identification of participants.

•	Do not discuss confidential business information with spouses, other relatives or friends.

•	Avoid even the appearance of impropriety.

May 31, 2013
2-9

Code of Ethics

Mutual Fund Portfolio Holdings.  For any mutual fund Client, the Chief Compliance Officer must obtain and review the Statement of Information to determine the circumstances, if any, under which selective disclosure of mutual fund portfolio holdings may be made and communicate this information to Employees with access to such information.  Employees with access to such information are required to abide by such restrictions and to advise the Chief Compliance Officer of any circumstance in which such restrictions have not been observed.

Account Review to Detect Insider Trading.  To detect insider trading, the Chief Compliance Officer will review statements and/or statement information received and requested of Employees (not otherwise, included in any Compliance11 or other Firm databases or systems) for trades subject to pre-clearance that were not pre-cleared or trades subject to restriction on trading issued by the Chief Compliance Officer under the Firm’s insider trading policies and procedures within 45 days after the end of each calendar quarter.  Such review will be evidenced by electronic signature and date in Compliance11 (on statements and/or statement information uploaded to Compliance11) or by initialing, dating and maintaining statement and/or statement information of Employee accounts.  In addition, each private fund CIO will review trading activity in Firm accounts on an ongoing basis.  The Head of Trading Management will review trading activity in each mutual fund account on an ongoing basis.  Further, it is also the responsibility of each Employee to notify the Chief Compliance Officer of any potential insider trading issues.  The Chief Compliance Officer will investigate any instance of possible insider trading and fully document the results of any such investigation.  At a minimum, an investigation record should include:  (i) the name of the security; (ii) the date the investigation commenced; (iii) an identification of the account(s) involved; and (iv) a summary of the investigation disposition.

Paid Research Consultants.  The Firm does not currently pay or solicit research consultants to provide “expert network” services.  In general, “expert network services” would be a service whereby a provider; compensates third party experts to communicate with the Firm, and/or compensates third party experts to provide information and analysis to the Firm.  In no circumstances may any Employee solicit or engage for payment an “expert network” or a research consultant that provides “expert network” services without prior approval of the CEO, the Chief Compliance Officer, and the Chief Legal Officer.

Contacting Public Companies.  The Firm permits Employees to contact the investor relations departments of public companies to confirm or attain publicly available information.  In addition, the Firm permits certain Employees to contact public companies as described in the Research and Research Contact section of this Manual.  In all instances, contacting or soliciting other departments, individual staff members or company executives of public companies by any Employee in effort to seek non-public information is prohibited.

As a point of clarification, contacting a public company regarding the purchasing of goods or services of such company in the ordinary course of the Firm’s business, by an Employee authorized to make such purchasing decision or contact, is not prohibited, but in all circumstances no Employee is ever permitted to solicit non-public information.

Publishing Research.    The Firm does not currently publish research.

May 31, 2013
2-10

Code of Ethics

Personal Transactions

Law

Employee investments must be consistent with the mission of the Firm always to put Client interests first and with the requirements that the Firm and its employees not trade on the basis of material non-public information concerning the Firm’s investment decisions for Clients or Client transactions or holdings.

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act require that a registered investment adviser’s “access persons” report their transactions and holdings periodically to the Chief Compliance Officer and that the adviser review these reports.

Under the SEC definition, the term “access person” includes any employee who has access to non-public information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to (or in the case of a discretionary manager like the Firm, investment decisions on behalf of) clients or who has access to such recommendations that are non-public (“Access Persons”).

Transaction Reporting Requirements.  All Access Persons must electronically file, via Compliance11, initial and annual holdings reports and quarterly transaction reports with respect to all securities of which he or she is “Beneficial Owner,” except holdings or transactions in the following securities (“Exempt Investments”):

•	direct obligations of the Government of the United States;

•	money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

•	money market fund shares;

•	shares of open-end mutual funds other than public funds managed by the Firm, if any;

•	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds; and, as determined by the Firm;

•	futures; and

•	annuities or other insurance products.

 “Beneficial Owner” of securities means any person who, directly or indirectly, through any contract, agreement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.  The term pecuniary interest means the opportunity to profit or share in any profit from a transaction in a security.  An Access Person is presumed to be the Beneficial Owner of accounts of the Access Person and immediate family members who share the Access Person’s household.  All such accounts are referred to as “Employee and Employee Related Accounts.”  Employee and Employee Related Accounts also may include accounts of others who share the Access Person’s household, anyone to whose support the Access Person materially contributes and other accounts over which the Access Person exercises discretion or a controlling influence.

August 6, 2013
2-11

Code of Ethics

Policy

Access Persons.  All Access Persons must electronically file, via Compliance11, all required initial and annual holdings reports and quarterly reports of transactions in Employee and Employee Related Accounts.  A list of such persons is maintained by the Chief Compliance Officer.  In addition, Access Persons must adhere to the following requirements in connection with their personal trading.

Disclosure of Employee and Employee Related Accounts.  Prior to or promptly upon employment, or opening, closing or changing any Employee or Employee Related Account, an employee must complete a Personal Account Notification Disclosure on Compliance11, a web-hosted system of maintaining certain employee related compliance records.  All accounts falling under the definition of Employee and Employee Related Accounts as described above must be disclosed via Compliance11.  Separately, for each of the Employee and Employee Related accounts disclosed for which the Chief Compliance Officer is required or chooses to receive statements or statement information (i.e.; activity and holdings), the Chief Compliance Officer will prepare a letter or letters to the financial institution maintaining the account, advising such institution to provide duplicate account statements or statement information to the Firm.  In certain instances, the Firm may choose not to receive statements or statement information. For example, the Firm may not require ongoing receipt of statements or statement information of:

•	State sponsored Section 529 education savings programs;

•	Employer sponsored 401(k) programs;

•	Automated dividend reinvestment programs; and

•	Accounts solely limited to open end mutual fund company investments (e.g.; American Funds).

Promptly upon the start of employment, each new Employee is responsible for providing a copy of the most current or last month’s statement of all Employee and Employee Related Accounts disclosed in Compliance11 to the Chief Compliance Officer.  Lastly, Employees are responsible for providing copies of any statement of activity or holdings upon the request of the Chief Compliance Officer.

Requirement to Maintain Employee and Employee Related Accounts with Approved Brokers.  Employee and Employee Related Accounts for which the Chief Compliance Officer requires or chooses to receive statements or statement information are to be maintained by certain approved brokers (“Approved Brokers”).  Limiting Employee and Employee Related Accounts to certain Approved Brokers improves the effectiveness and efficiency of the Firm’s compliance program.  The current list of Approved Brokers, which may be amended from time to time, is as follows:

August 6, 2013
2-12

Code of Ethics

•	OptionsHouse, LLC

•	E*Trade Securities LLC

•	TD Ameritrade, Inc.

•	Scottrade, Inc.

•	Fidelity Brokerage Services LLC

•	Charles Schwab & Co., Inc.

•	Merrill Lynch, Pierce, Fenner & Smith Inc.

•	Morgan Stanley Smith Barney LLC (not including Citibank/Citigroup accounts)

•	J.P. Morgan Chase & Co. (Private Bank only, not Chase accounts)

•	UBS Financial Services, Inc.

Upon the start of employment but no later than 30 days following commencement of employment, Employees are required to transfer Employee and Employee Related Accounts to an Approved Broker(s) unless the Chief Compliance Officer has advised the employee otherwise.  Exceptions may be made for Qualified Investment Managed Accounts (see below) and for certain compelling circumstances; however, exceptions are not normal and customary.

Pre-clearance.  All securities transactions by Access Persons, including investing in shares of initial public offerings and private placements, are subject to pre-clearance according to the procedures set forth below, except for transactions in Exempt Investments.  The Compliance Department may amend the list of Exempt Investments from time to time.

Pre-clearance requests are submitted via Compliance11.  Generally, permission or denial of the request will be rendered by the CIO, COO or their delegate(s) by the end of the trading day on which the request is received.  Pre-clearance approvals will be effective for the period specified in the approval notification sent to the employee, generally one trading day.  The Firm reserves the right to deny requests or delay approval at their discretion.

Employees must furnish any prospectus, private placement memoranda, subscription documents and other materials about private placements as the Chief Compliance Officer may request.

Short-Term Trading.  Short-term trading in securities of issuers in which an Employee is an officer, or director or the owner of 10% or more of a class of equity securities is subject to significant restrictions under the securities laws.  Although other short-term trading activity is not strictly prohibited, employees and their related accounts are strongly discouraged from trading for speculative purposes and short-term trading profits.  As a matter of policy, an Employee is not permitted to trade in and out of a position, other than a position in an Exempt Investment in less than ninety (90) days, unless otherwise approved by the Chief Compliance Officer.  Further, the exchange traded funds noted below under Permitted Transactions are subject to a thirty (30) day holding period.

August 6, 2013
2-13

Code of Ethics

Prohibited Transactions.  Access Persons are not permitted to trade any security that could result in even the appearance of impropriety.  Therefore, Access Persons may be prohibited in trading products (options, common stock, warrants, corporate bonds, etc.) in the same issuers that are traded in Client accounts.   For example, Access Persons that trade for Client accounts (“Portfolio Managers”) or that assist Portfolio Managers trading Client accounts may not be permitted to trade in the same issuer and/or products that are primarily traded for Client accounts.

Further, Access Persons may not trade in any account in any security subject to a restriction on trading issued by the Chief Compliance Officer under the Firm’s insider trading policies and procedures set forth in this Code of Ethics unless otherwise approved by the Compliance Department.

Permitted Transactions.  Generally, Access Persons are permitted to trade in a variety of issuers and products provided that there is no conflict with Client accounts.  For example, provided that an Access Person is not a Portfolio Manager and would also generally not have access to Client accounts, such Access Person may be permitted to trade options (or stock, convertible bonds, etc.) in the same options (or stock, or convertible bonds, etc.) traded for Client accounts.  Another example, Access Persons that are Portfolio Managers or that assist Portfolio Managers trading Client accounts may be permitted to trade options (or stock, or convertible bonds, etc.) provided that the option (or stock, convertible bond, etc.) is available in sufficient quantities and provided the Client is not disadvantaged in the opinion of the respective CIO, Head of Trading Management, COO or their respective designee.  In addition, trading is generally permitted in the following exchange traded funds (“ETFs”) provided that pre-clearance requests are submitted and approved via Compliance11:

o	SPDR® S&P 500® (SPY);

o	iPath® S&P 500 VIX Short-Term Futures™ (VXX);

o	Financial Select Sector SPDR® Fund (XLF);

o	iShares Russell 2000 (IWM);

o	PowerShares QQQ Trust, Series 1 (QQQ);

o	SPDR® Gold Shares (GLD);

o	iShares Silver Trust (SLV);

o	Energy Select Sector SPDR® (XLE);

o	iShares U.S. Real Estate (IYR); and

o	SPDR® Dow Jones® Industrial Average (DIA).

Any pre-clearance request that could result in the appearance of impropriety may not be permitted.  Further the Chief Compliance Officer is permitted to change this policy without notice.

August 6, 2013
2-14

Code of Ethics

Trading Frequency.  In addition to the ninety (90) day and thirty (30) day hold policies, Access Persons are limited to executing a maximum aggregate of twelve (12) personal  transactions in permitted Employee and Employee Related Accounts per quarter, excluding transactions in Exempt Investments and the aforementioned ETF’s.

In this instance, maximum aggregate means across multiple Employee and Employee Related Accounts.  For example, an Access Person can choose to take a position in XYZ common stock across multiple Employee and Employee Related Accounts and be counted as one (1) personal transaction provided that the executions take place on the same trading day(s). Note that in this example, maximum aggregate applies to a single position in XYZ common stock, it does not apply to multiple products (or options classes or series) in the same issuer.

Initial Public Offerings.  Financial Industry Regulatory Authority (“FINRA”) Rules 5130 and 5131 prohibit the sale of equity securities in an initial public offering (“IPO(s)”) to accounts of certain categories of purchasers (“Restricted Persons”).  Restricted Persons include but are not limited to broker-dealer personnel, immediate family members of broker-dealer personnel, portfolio managers of an investment adviser and others.  In general, Employee and Employee Related Accounts are typically prohibited from participating in equity IPOs.  FINRA Rule 5130 does not include the following types of securities: rights, convertible, preferred and others.  Secondary offerings of equity securities do not fall under the definition of an IPO.

Exception for Qualified Investment Managed Accounts. If an Employee is required to disclose an Employee and Employee Related Account but does not exercise investment discretion over such account, transactions in such account may be excluded from pre-clearance.  To exclude such account’s transactions from pre-clearance, the Employee must provide the Compliance Department with satisfactory written documentation demonstrating that a qualified investment manager or broker has investment discretion over the “Qualified Investment Managed Account.”  In addition, the Employee must submit a signed certification attesting to the account(s) and identity of the qualified investment manager or broker, and also attest that all investment decisions are made by the qualified investment manager or broker and not directly or indirectly by the Employee or an immediate family member.

Employees and their immediate family members are not permitted to provide advice, suggestions or directions to purchase or sell any security in Qualified Investment Managed Accounts; however, Employees are permitted to discuss investment goals and asset allocation amongst asset classes in such approved accounts with their qualified investment manager or broker.

All Qualified Investment Managed Accounts must be approved by the Compliance Department prior to the account’s transactions becoming excluded from pre-clearance.  Exclusion from pre-clearance does not imply that the qualified investment manager or broker is exempt from providing duplicate account statements or statement information to the Compliance Department.

August 6, 2013
2-15

Code of Ethics

Procedures

Access Persons.  The Chief Compliance Officer maintains a list of all persons who are considered Access Persons for purposes of Rule 204A-1 and Rule 17j-1.

Opening an Access Person Account.  Prior to or promptly upon opening any Access Person Account, an Access Person must complete the Personal Account Notification Disclosure on Compliance11, a web-hosted system of maintaining employee related compliance records.

If an Access Person has a Beneficial Interest in an account, but does not exercise investment discretion over such account, the account may be excluded from pre-clearance.  To exclude such an account, the Access Person must provide the Chief Compliance Officer with written documentation showing that someone other than the Access Person has been granted investment discretion over the account.

Statements or Statement Information.  For Employee and Employee Related Accounts for which the Firm chooses to receive statements or statement information, the Chief Compliance Officer will prepare a letter or other appropriate request to the financial institution maintaining the account advising such institution to provide duplicate statements or statement information to the Firm.

Such statements must be provided upon issuance for the Employee and Employee Related Accounts, and all such statements or statement information must be received no later than 30 days after the end of each quarter.  The Access Person is responsible for ascertaining that such documentation has been sent to the financial institution and for providing a copy of the first month’s statement to the Chief Compliance Officer.

Initial and Annual Holdings Reports.  Each Access Person must electronically file a holdings report disclosing all securities (other than Exempt Investments and those that have not been previously reported on account statements received by the Firm) in any Employee and Employee Related Account on the Personal Securities Holdings Report or any substitute acceptable to the Chief Compliance Officer, no later than 10 days after becoming an Access Person and annually thereafter during the month of January.  Each such report must be current as of a date no more than 45 days before the report is submitted.

Quarterly Reporting Requirements.  Each Access Person must electronically submit to the Chief Compliance Officer via Compliance11 within 30 days after the end of each quarter a report of all securities transactions (other than transactions in Exempt Investments) effected in each Employee and Employee Related Account during such quarter that have not been otherwise provided to the Chief Compliance Officer.  This would include securities held by brokers and other financial institutions, but also securities held at home, in safe deposit boxes, or by an issuer.  The report must include the name of the security, date of the transaction, quantity, price, nature of the transaction and name of the bank, broker-dealer or financial institution through which the transaction was effected.  Information regarding such transactions need not be reported if duplicate account statements or statement information for all Employee and Employee Related Accounts have been provided to the Chief Compliance Officer or are managed by Compliance11.  Employees must independently report securities that do not appear on the account statements (e.g., any securities acquired in private placements or by gift or inheritance) on the Electronic Quarterly Securities Transaction Report form provided via Compliance11.  Even if no transactions are required to be reported, each Employee must electronically submit such a report certifying that all transactions have been reported.

August 6, 2013
2-16

Code of Ethics

Pre-clearance.  Each Employee who wishes to effect a transaction in any IPO, private placement, in any publicly traded securities except Exempt Investments, or otherwise prohibited under the Trading Frequency policy must first obtain pre-clearance of the transaction from either the CIO, Head of Trading Management, COO or Chief Compliance Officer or their designee, as appropriate, by submitting a Pre-Clearance Request via Compliance11.  A decision on permissibility of the trade generally will be rendered by the end of the trading day on which the request is received barring any research that may need to be done or requests for additional documentation by the CIO, Head of Trading Management, COO or the Chief Compliance Officer or their designee.  Pre-clearance will be effective for the period specified in the approval notification sent to the employee.  In approving any IPO, the Chief Compliance Officer must cite the reasons for such approval.

Review of Employee and Employee Related Accounts.  All information supplied under these procedures, including quarterly transaction and initial and annual holdings reports that is not managed by Compliance11, will be reviewed by the Chief Compliance Officer for compliance with the policies and procedures in this Code of Ethics.  Employee and Employee Related Account exceptions generated by Compliance11 will be reviewed and generally resolved by the Compliance Department within 15 business days.  The Chief Compliance Officer will review statements and statement information received and requested of Employee and Employee Related Accounts (not otherwise, included in Compliance11 or other Firm databases or systems) for trades subject to pre-clearance that were not pre-cleared or trades subject to restriction on trading issued by the Compliance Department under the Firm’s insider trading policies and procedures within 45 days after the end of the quarter and note evidence of such review by initialing, dating, and maintaining statements and/or statement information of Employee and Employee Related Accounts.

Confidentiality. The Chief Compliance Officer will maintain records in a manner to safeguard their confidentiality.  Each Employee’s personal account records will be accessible to the respective Employee, the Chief Compliance Officer and appropriate compliance staff, other senior officers and appropriate personnel.

August 6, 2013
2-17

Code of Ethics

Gifts and Entertainment

Law

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its Clients.  If the Firm or an Employee were found to be acting in a position of undisclosed conflict of interest, it could be sanctioned under Section 206 of the Advisers Act.

Section 17(e)(1) of the 1940 Act generally prohibits an adviser from accepting “compensation” for the purchase and sale of securities to or from a registered investment company.  The provision or acceptance of gifts and entertainment in relation to an investment company business might be viewed as compensation that violates this provision.

In addition, ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money and anything of value that are given with the intent of influencing decision-making with respect to any employee benefit plan.  The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and therefore unlawful under ERISA.  Many public employee benefit plans are subject to similar restrictions.

Other federal laws and regulations prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transactions with the institution, which is viewed as a form of bribery.  Finally, providing gifts and entertainment for foreign officials may violate the Foreign Corrupt Practices Act.

Regarding political contributions, the SEC has stated that investment advisers who seek to influence the award of advisory contracts by public entities making political contributions to public officials may cause such officials to compromise their fiduciary duty to such entities.

Policy

Accepting Gifts and Entertainment.  Employees must electronically disclose gifts and entertainment received or provided during the normal course of business via Compliance11 other than gifts promotional items (i.e., caps, t-shirts, pens, etc.)

Employees are not permitted to accept gifts that have an aggregate value of more than $100 annually from a single giver.  Such gifts must be declined or returned, absent pre-approval via Compliance11 from either the CEO, CIO, COO, Chief Compliance Officer or their designee as appropriate.  Gifts that have an aggregate value of no more than $100 annually from a single giver and promotional items may be accepted.  Gifts should be sent to Employees at the Firm’s offices and may not be sent to an Employee’s home.  Employees may accept entertainment provided: (i) there is a specific business purpose for such event; (ii) both the Employee and the giver are present; and (iii) the Employee’s participation in the event is disclosed within 10 days of the event via Compliance11, per event, regardless of how often.  Please note that tickets to sporting and cultural events and similar events are considered gifts unless the giver is present at such event.

May 31, 2013
2-18

Code of Ethics

Giving Gifts and Providing Entertainment. Employees may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with a broker, vendor, or other person that does business with the Firm, or in excess of $50 per year to any employee of an exchange.  Employees may provide reasonable entertainment provided: (i) there is a specific business purpose for such event; (ii) both the Employee and the recipient are present; and (iii) the entertainment has been disclosed within 10 days (unless otherwise permitted) of the event via Compliance11, per event, regardless of how often.

Cash.  No Employee may give or accept cash gifts or cash equivalents (e.g., gift cards or certificates) to or from Clients, brokers, vendors, or other persons that do business with the Firm.

Solicitation of Gifts.  All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

Political Contributions:  Pay to Play Arrangements.  Political contributions to public officials may not exceed limits established under SEC rules for contributions to any one official per election.  See “Marketing Practices – Pay-to-Play Arrangements” below.

Gratuities to Foreign Officials.  The Foreign Corrupt Practices Act prohibits the giving of anything of value to foreign officials and foreign political parties, their officials and their candidates for office.

Client Complaints.  Employees may not make any payments or other account adjustments to Clients in order to resolve any type of complaint.  All such matters must be handled by the Chief Compliance Officer.

ERISA Considerations.  Employees should never offer gifts or other favors for the purpose of influencing an ERISA Client or prospective Client decision-making.  Entertainment of ERISA or public plan trustees may be permissible if there is a business purpose for the entertainment (e.g., review of account performance), but any such entertainment must be consistent with any Code of Conduct of the plan.

Procedures

Prohibited Gifts and Entertainment.  Employees must electronically disclose gifts and entertainment other than gifts promotional items (i.e., caps, t-shirts, pens, etc.) received or provided during the normal course of business via Compliance11, regardless of how often.  All entertainment must be disclosed within 10 days (unless otherwise permitted) of each event.

May 31, 2013
2-19

Code of Ethics

In addition, if an Employee has been offered a gift with an aggregate value exceeding $100 from any Client, broker, vendor, or other person that does business with the Firm, the Employee must seek approval via Compliance11 prior to accepting or retaining such gift.  If an Employee wishes to provide a gift having a value in excess of $100 (other than an employee of an exchange, which is limited to $50 per calendar year) to any person associated with a securities or financial organization, including brokerage firms or other investment management firms, members of the news media, or to Clients or prospective Clients of the Firm, the Employee must seek pre-approval via Compliance11, per event, regardless of how often, prior to providing such gift.  Other gifts (excluding promotional items) must be disclosed within 10 days if each event.

If there is any question about the appropriateness of any particular gift or entertainment, or when disclosure, or approval are required, Employees should consult the Chief Compliance Officer.

Expense Reports.  The Firm’s Chief Financial Officer (“CFO”) will review all reports or other documentation regarding Employee expense reimbursement monthly to monitor compliance with this policy.

Political Contributions.  See “Marketing Practices – Pay-to-Play Arrangements” below.

May 31, 2013
2-20

Code of Ethics

Outside Business Activities

Law

The Firm’s fiduciary duties to Clients dictate that the Firm and its Employees devote their professional attention to Client interests above their own and those of other organizations.

Policy

Employment with PEAK6 is a full-time responsibility.  PEAK6 must be considered an Employee’s primary employer.  While PEAK6’s policy on Outside Business Activities is not intended to restrict an Employee’s personal rights, PEAK6 employment will take precedence in all matters involving work issues.  Outside employment will not be considered a valid reason for absenteeism, tardiness, or poor job performance.

No Employee will be permitted to be active in any group or organization, receive compensation or hold outside employment when such activity may bring the Employee into a possible conflict of interest with their job at PEAK6.  Compensation may include salary, stock options or warrants, referral fees, or providing of services or products as remuneration.  Generally, remuneration consisting of anything of present or future value for services rendered may be considered compensation.

Outside employment, endeavors or compensation are only permitted when either the CEO, CIO, COO, or their designee as appropriate, and the Chief Compliance Officer determine that it does not constitute a conflict of interest or otherwise interfere with the performance of the Employee’s job or violate any securities industry regulations.

These activities include, but are not limited to, the following:

•	Being an officer of or employed or compensated by any other person for business-related activities;

•	Acting as an independent contractor or in a similar capacity for persons or entities other than the Firm;

•	Serving as an officer, director, partner, managing member or in a similar capacity with entities other than the Firm or PEAK6;

•	Acting as a finder and receiving a finder’s fee;

•	Engaging in activities to an extent that diverts an Employee’s attention from or impairs the performance of his or her duties in relation to the business of the Firm;

•	Having any direct or indirect financial interest or investment in any business (other than a PEAK6 entity) or other current or prospective supplier of goods or services to the Firm or PEAK6 from which the Employee might benefit or appear to benefit materially;

May 31, 2013
2-21

Code of Ethics

•	Serving on the board of directors (or in any similar capacity) of another company, including not-for-profit corporations; or

•	Working part-time or full-time for persons or entities other than the Firm or PEAK6.

Outside business activities may be approved if they do not:

•	Coincide or conflict with hours of scheduled work at the Firm or PEAK6;

•	Conflict with job responsibilities or affect the Employee’s ability to perform satisfactorily at the Firm or PEAK6;

•	Cause an Employee to arrive late for, or leave early from work at the Firm or PEAK6; or

•	Constitute a conflict with the Firm or any PEAK6 interest.

With respect to any outside activities engaged in by an Employee, the following restrictions apply; (i) the Employee is prohibited from implying that he or she is acting on behalf of, or as a representative of, the Firm or PEAK6; (ii) the Employee is prohibited from using the Firm’s or PEAK6’s offices, systems (including communications systems, i.e.; email), equipment or stationery for any purpose not directly related to the Firm’s or PEAK6’s business, unless such employee has obtained prior approval from the Chief Compliance Officer; and (iii) if the activity was required to be and has been approved by the Chief Compliance Officer, the Employee must report any material change with respect to such activity.

Should an unanticipated conflict of interest result from the outside employment, the Director of Human Resources and/or the Chief Compliance Officer, in conjunction with the CEO, CIO, COO or their designee as appropriate will, upon learning of such conflict, instruct the Employee to terminate the outside employment.  Failure to disclose an outside business activity or to cease the outside employment as directed may be grounds for termination from the Firm and/or PEAK6.

Upon employment and before undertaking any of the activities listed above, Employees must submit an Outside Business Activity Request via Compliance11 detailing all aspects of the proposed activity including the following:

1.	Name of the outside employer or association;

2.	Nature of activity or association;

3.	Time spent at this activity per week or month and whether the activity occurs during the Firm’s or PEAK6’s normal business hours; and

4.	Amount and type of compensation.

May 31, 2013

2-22

Code of Ethics

Procedures

Approval.  Before undertaking any of the activities listed above, the Employee must submit via Compliance11 detailed information regarding all aspects of the proposed activity including the following:

•	Name of the outside employer or association;

•	Nature of activity or association;

•	Time spent at this activity per week or month and whether the activity occurs during the Firm’s or PEAK6’s normal business hours;

•	Amount and type of compensation.

The Employee may not undertake such activity until the Employee has obtained approval from the Chief Compliance Officer via Compliance11.

Restrictions on Activities.  With respect to any outside activities engaged in by an Employee, the following restrictions apply: (i) the Employee is prohibited from implying that he or she is acting on behalf of, or as a representative of, the Firm or PEAK6; (ii) the Employee is prohibited from using the Firm’s or PEAK6’s offices, systems (including communications systems, i.e.; email), equipment or stationery for any purpose not directly related to the Firm’s or PEAK6’s business, unless such Employee has obtained prior approval from the Chief Compliance Officer; and (iii) if the activity was required to be and has been approved by the Chief Compliance Officer, the Employee must report any material change with respect to such activity.

May 31, 2013
2-23

Code of Ethics

Confidentiality

Law

During the course of employment with the Firm, an Employee may be exposed to or acquire Confidential Information.  “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning the Firm, its affiliates, their investments (this includes, but is not limited to, the Firm’s positions) and investment strategies (other than general descriptions), or its Clients or any other information received by the Firm from a third party to whom the Firm has an obligation of confidentiality, regardless of when such information was produced or obtained by the Firm.  Confidential Information also includes documentation in any medium or format whatsoever, and all reproductions, copies, notes and excerpts of any documentation comprising or including any Confidential Information, as well as information orally conveyed to the Employee.

Confidential Information does not include (i) any information which the Employee can prove by documentary evidence is generally available to the public or industry other than as a result of a disclosure by the Employee, or (ii) any information that the Employee obtains from a third party who is not subject to a confidentiality agreement with the Firm and who did not obtain that information directly or indirectly from the Firm.

Policy

Employees (including Employees assigned to or providing services to the Firm who are deemed subject to this Manual) may not at any time, while employed or at any time after being employed (i) disclose, directly or indirectly, any Confidential Information to anyone other than personnel of the Firm or appropriate personnel of the Firm’s affiliates, or (ii) use or appropriate any Confidential Information.

In certain instances, Confidential Information may be disclosed subject to a confidentiality or non-disclosure agreement.

Definitions.  Confidential and proprietary Information means any and all information, oral or written, that is confidential or proprietary in nature, including without limitation:

•	Inventions, designs, methods, discoveries, works of authorship, creations, improvements or ideas developed or otherwise produced, acquired or used by the Firm;

•	The Firm’s proprietary programs, processes or software, consisting of but not limited to, computer programs in source or object code and all related documentation and training materials, including all upgrades, updates, improvements, derivatives and modifications thereof and including programs and documentation in incomplete stages of design or research and development;

May 31, 2013
2-24

Code of Ethics

•	The subject matter of the Firm’s patents, design patents, copyrights, trade secrets, trademarks, service marks, trade names, trade dress, manuals, operating instructions, training materials, business and marketing plans and other industrial property, including information in incomplete stages of design or research and development;

•	The Firm’s business operations, business plans and business records, including marketing, research and product and service development plans and strategies which have been implemented or are being considered;

•	The Firm’s pricing information, pricing methods and financial information;

•	The Firm’s list of past, existing Clients or potential clients, customers, members, partners, stockholders and investors; and

•	Any other information or documents which the Firm reasonably regards as confidential.

Procedures

Restrictions on Communications of Confidential Information.  Employees must not at any time, while employed or at any time after being employed (i) disclose, directly or indirectly, any Confidential Information to anyone other than personnel of the Firm or appropriate personnel of the Firm’s affiliates, or (ii) use or appropriate any Confidential Information.

In certain instances, Confidential Information may be disclosed subject to a confidentiality or non-disclosure agreement.  Employees are required to consult the Legal Department for an appropriate non-disclosure agreement prior to releasing Confidential Information.  Further, each Employee agrees to inform the Legal Department promptly if he or she (i) is seeking an exception in order to disclose Confidential Information in contravention of Firm policy, or (ii) discovers that someone else is making or threatening to make unauthorized use or disclosure of Confidential Information.

Physical Security of Information.  Employees should avoid discussions of Confidential Information in hallways, elevators, trains, subways, airplanes, restaurants and other public places generally.  Use of speaker phones or cellular telephones also should be avoided in circumstances where Confidential Information may be overheard by unauthorized persons.  Documents and files that contain Confidential Information must be kept secure in order to minimize the possibility that such Confidential Information will be transmitted to an unauthorized person.  Confidential documents should be stored in locked file cabinets or other secure locations.  Confidential databases and other Confidential Information accessible by computer should be maintained in computer files that are password protected or otherwise secure against access by unauthorized persons.  All Employees should lock their computers at the end of each work day.

Firm Property.  Employees may not physically remove Confidential Information from the premises of the Firm except consistent with and in in furtherance of the performance of their duties to the Firm.  All originals and copies of Confidential Information are the sole property of the Firm.  Upon termination of employment for any reason, or upon the request of the Firm at any time, each Employee promptly will deliver all copies of such materials to the Firm.

May 31, 2013
2-25

Santa Fe Partners LLC

CODE OF ETHICS

INTRODUCTION

As an investment advisor, Santa Fe Partners LLC has a fiduciary duty to perform advisory services on our clients’ behalf in a manner that is always in their best interest.  The cornerstone of our Code of Ethics is based on this fiduciary premise.  In our efforts to ensure that Santa Fe Partners develops and maintains a reputation for integrity and high ethical standards, it is essential not only that the firm and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct.  Our Code of Ethics (“The “Code) is designed to help ensure that we conduct our business consistent with these high standards.

This Code will set forth the fundamental principles of conduct and professionalism expected by all employees, officers and directors in carrying out their duties.  It is not to be considered an all-inclusive document, but a value-laden guide committing such persons to uphold the following general principles:

1.	The duty at all times to place the interests of clients first;
2.	The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;
3.	The principle that investment adviser personnel should not take inappropriate advantage of their positions;
4.	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential.

The purpose is to deter wrongdoing by promoting:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair and accurate disclosure in reporting documents with the appropriate regulatory jurisdiction(s) and in any other public communications made by Santa Fe Partners;
•	Compliance with applicable governing laws, rules and regulations;
•	Prompt internal reporting of any violations to the Code of Ethics;
•	Accountability for adherence to our Code of Ethics.

These principles are crucial to our success, and to that of our clients, employees, and members, as well as to the maintenance of our reputation as a firm of honesty, integrity, professionalism, and a commitment to excellence.  Compliance with the Code is a condition of employment.  Failure to comply with our Code of Ethics may result in disciplinary action, including termination of employment.

You will find definitions of some of the capitalized terms used in this Code of Ethics in Appendix A.
1

1.	SCOPE OF CODE

Santa Fe Partners LLC (the “Adviser”) has established, maintained and enforced this Code of Ethics to set forth the standards of conduct expected of Employees and to require compliance with the federal securities laws and the Adviser’s fiduciary duties.  This Code of Ethics also addresses the personal securities trading activities of Access Persons in an effort to detect and prevent illegal or improper personal securities transactions.

2.	STANDARDS OF BUSINESS CONDUCT FOR THE ADVISER AND ALL EMPLOYEES

A.            Compliance with Federal Securities Laws

The Adviser and all Employees shall comply with all applicable provisions of the federal securities laws and the regulations related to those laws.  In connection with providing investment management services to Clients, this includes prohibiting any activity which directly or indirectly:

•	Defrauds a Client in any manner;
•	Misleads a Client, including any statement that omits material facts;
•	Operates or would operate as a fraud or deceit on a Client;
•	Functions as a manipulative practice with respect to a Client; and
•	Functions as a manipulative practice with respect to securities.

B.            Status as a Fiduciary

The Adviser shall conduct its business at all times consistent with its status as a fiduciary to its Clients.  This means the Adviser has affirmative duties of care, loyalty, honesty, and good faith in connection with all of its activities for its Clients and must act in the best interests of its Clients.  This includes putting Client interests first at all times.

C.            Confidentiality of Information

The Adviser and all Employees have a duty to ensure the confidentiality of Client information, including Client holdings, transactions and securities recommendations.  To ensure this duty is fulfilled, the Adviser has adopted this Code of Ethics and the Privacy Policy.  All Employees are required to adhere to the provisions of these policies.  All Employees are also prohibited from disclosing confidential information concerning the Adviser, including any trade secrets or other proprietary information.

3.	SPECIFIC POLICIES APPLICABLE TO ALL EMPLOYEES

A.            Gifts. Employees shall not accept any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser.  No employee may give or offer any gift or more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without pre-approval by the Chief Compliance Officer.  For purposes of this Code, “de minimis value” is equal to $100 or less.

B.            Entertainment.  Employees shall not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.  Employees may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.
2

C.            Disclosure of Personal Interest.  No Employee shall have any sort of financial arrangement with or ownership or similar interest in any service provider to the Adviser unless disclosed to and approved by the Adviser.

D.            Service on Board of Directors.  Employees are generally prohibited from serving on the boards of directors of publicly traded companies.  An exception may be made only with the approval of the Chief Compliance Officer and only after such person has determined that such service is in the best interests of the Adviser and its Clients.  If an Employee is permitted to serve as a director of a publicly-traded company pursuant to this section, the Adviser shall not transact in the securities of such publicly-traded company.

E.            Other Outside Activities.  The Adviser recognizes that certain outside activities of Employees are permissible and will not interfere with the Employee’s duties to the Adviser and to Clients.  To ensure that such outside activities do not conflict with any duties to the Adviser or to Clients or otherwise harm the Adviser’s reputation, the Adviser requires that all Employees disclose such outside activities at the inception of the activity and annually thereafter.  “Outside activities” include outside employment or directorships of private companies, public/charitable positions and fiduciary appointments (such as executorship, trusteeship or power of attorney) other than with respect to family members. Questions regarding whether any outside activity conflicts with duties or harms the Adviser’s reputation must be promptly directed to and resolved by the Chief Compliance Officer.

F.            Reporting Violations.  Any Employee who discovers a violation or apparent violation of the Code or of an applicable law or regulation must promptly report the matter to the Chief Compliance Officer.  Any Employee who discovers that he or she has violated or apparently violated the Code must promptly report the matter to the Chief Compliance Officer.  All such reports will be treated confidentially to the extent permitted by law and will be investigated promptly and appropriately.  The Adviser prohibits retaliation against individuals who report violation or apparent violation of the Code, applicable law or regulation in good faith and will treat any such retaliation as a further violation of the Code.

G.            Regulatory or Litigation Contact.  Any Employee who is contacted by a regulator or other governmental official concerning the Adviser’s business practices must promptly report the matter to the Chief Compliance Officer.  Any Employee who is contacted by a third party concerning threatened or actual litigation or other adversary proceeding against the Adviser must promptly report the matter to the Chief Compliance Officer.

H.            Initial Certification.  The Adviser will provide this Code to all Employees upon adoption and to all new Employees upon employment. All Employees must certify that they have received, read and understand this Code, recognize that they are subject to it and will comply with it. The form of certificate is attached to the Code.

I.            Acknowledgement of Amendments.  The Adviser will provide any amendments to the Code promptly to all Employees. Similar certifications will be required for all such amendments. The form of certificate is attached to the Code.
3

J.            Annual Certification.  On an annual basis, all Employees must certify that they have received, read and understand this Code, recognize that they are subject to it, have complied with it during the period and will continue to comply with it.

4.	SPECIFIC POLICIES APPLICABLE TO ALL ACCESS PERSONS

A.            Confidentiality.  No Access Person shall divulge to any person any Client holdings, any recommendation made to a Client, or any contemplated or completed securities transactions or trading strategies of a Client, except as required in the performance of his or her duties and only to the extent such other person has a need to know such information to perform his or her duties.

B.            Conflict of Interest.  An Access Person shall use his or her best judgment in giving investment advice to Clients and shall not take into consideration his or her personal financial situation or interests in doing so.

C.            Personal Securities Transactions.  When engaging in a Personal Securities Transaction, an Access Person shall place the interests of Clients first and avoid any actual or potential conflict of interest or abuse of his or her position.  In recognition of the fundamental principle that Access Persons owe their chief duty and loyalty to the Adviser and the Adviser’s Clients, it is the Adviser’s policy that Access Persons are not permitted to transact in Securities that are held by a Client account other than Exchange Traded Funds (ETFs) based on broad market indexes.

D.            Initial Public Offerings.  Access Persons shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

E.            Private Placements.  Access Persons shall not engage in any Personal Securities Transaction that involves a private placement of Securities without the express prior approval of the Chief Compliance Officer.

(1)	Before effecting a Personal Securities Transaction that is a private placement, an Access Person shall notify the Chief Compliance Officer of the proposed transaction, including the amount of the transaction and the Security involved. The Chief Compliance Officer after investigation shall determine whether such transaction is consistent with the Code and shall promptly communicate such determination to the Access Person making the request. Transaction clearances must be obtained no more than two days prior to making a purchase or sale of a Security. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Access Person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such Access Person has been advised by the Chief Compliance Officer that the transaction would be consistent with the Code.

F.            Duplicate Brokerage Statements.  Access Persons whom engage in Personal Securities Transactions shall direct the executing broker to provide duplicate copies of any periodic statements on any account maintained by such person (or any other account in which such Access Person has a Beneficial Ownership interest) to the Chief Compliance Officer.

4

5.	ADDITIONAL POLICIES, PROCEDURES AND RESTRICTIONS TO DETECT AND PREVENT INSIDER TRADING

A.            Material Non-Public Information.  Employees must ensure that Material Non-Public Information remains secure, and must not divulge to any person any Material Non-Public Information, except in the performance of their duties.  Questions regarding whether any information is Material Non-Public Information must be promptly directed to the Chief Compliance Officer.

B.            Insider Trading.  No Employee who becomes an Insider shall engage in Insider Trading on behalf of himself or herself or others.  If an Insider learns of any Material Non-Public Information, he or she shall promptly disclose it to the Chief Compliance Officer.  The Chief Compliance Officer shall promptly notify all Employees of the Adviser to abstain (and to use their best efforts to cause their Immediate Family Members to abstain) from all trading in the applicable security.  This prohibition on trading shall apply until the Chief Compliance Officer notifies the Employees that the Material Non-Public Information has become public or otherwise has ceased to be Material Non-Public Information. The Insider shall not disclose or divulge such Material Non-Public Information, or the fact that Material Non-Public Information exists, to any other person.

6.	ACCESS PERSON REPORTING REQUIREMENTS

A.            Initial Holdings Report; Annual Holdings Report

Each Access Person must provide an initial holdings report to the Chief Compliance Officer within 10 days of becoming an Access Person and thereafter on an annual basis. The form of the report is attached to this Code.  Access Persons need not report holdings that are not “Securities” as defined in Appendix A of this Code.

B.            Quarterly Personal Trading Report

No later than 30 days after the end of each calendar quarter, each Access Person must file a personal trading report with the Chief Compliance Officer.  The form of the report is attached to this Code. The report must give details concerning all transactions during the quarter in any Security in which the Access Person has, or by reason of any transaction acquired, any Beneficial Ownership.  If no reportable transactions occurred during the quarter, the report must say so. The Chief Compliance Officer must review, initial and date the personal trading report of each Access Person before filing it.

An Access Person is not required to submit a report with respect to:

(1)	holdings that are not “Securities” as defined in this Code;
(2)	securities held in accounts over which the Access Person had no direct or indirect influence or control; nor
(3)	transactions effected pursuant to an automatic investment plan.

An Access Person is also not required to submit a transaction report if the report would duplicate information contained in account statements that Adviser keeps in its records so long as the Adviser receives the statements no later than 30 days after the end of the applicable calendar quarter.

5

C.            Confidential Treatment

The Adviser shall maintain all holdings and transaction reports in confidence, except to the extent necessary to implement and enforce the provisions of the Code or to comply with valid requests from regulatory authorities.

7.	ENFORCEMENT AND SANCTIONS

A.            Process and Responsibility

The Chief Compliance Officer has the primary responsibility for determining whether violations of the Code have occurred and if so, for recommending any sanctions with respect to violations.  The ultimate responsibility for determining sanctions shall rest with the Chief Executive Officer.  If the alleged violator is the Chief Compliance Officer, the matter must be reported to the Chief Executive Officer, who shall have responsibility for enforcing the Code and determining any sanctions. The Adviser shall maintain a written record of all such violations and any action taken as a result.

A violator of the Code may be terminated, suspended, reduced in salary or position or sanctioned in any other manner in the discretion of the person or persons enforcing the Code.  In determining appropriate sanctions, the person or persons enforcing the Code may consider any factors they deem relevant, including, without limitation:  (i) the degree of willfulness of the violation; (ii) the severity of the violation; (iii) the extent, if any, to which the violator profited or benefited from the violation; (iv) the adverse effect, if any, of the violation on any Clients; (v) the market value and liquidity of the class of securities involved in the violation; (vi) the prior violations, if any, of this Code by the violator; and (vii) the circumstances of discovery of the violation.  In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

B.            Opportunity to Respond

A person charged with a violation of the Code shall have the opportunity to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.

8.	RESPONSIBILITIES OF CHIEF COMPLIANCE OFFICER RELATED TO PERSONAL TRADING

A.            Initial Holdings Report; Annual Holdings Report

The Chief Compliance Officer shall review and maintain all initial and annual holdings reports.  Completion of the review shall be indicated on the report itself and shall involve such considerations as the Chief Compliance Officer deems necessary to enforce the provisions and intent of this Code.

B.            Quarterly Personal Trading Reports

The Chief Compliance Officer shall review and maintain all quarterly transaction reports.  Completion of the review shall be indicated on the report itself and shall involve such considerations as the Chief Compliance Officer deems necessary to enforce the provisions and intent of this Code.
6

C.            Pre-Clearance of Private Placements and IPOs

The Chief Compliance Officer shall review and approve or disapprove all Access Person requests to pre-clear private placement and IPO securities transactions.  Such review shall involve such considerations as the Chief Compliance Officer deems necessary to enforce the provisions and intent of this Code.  With respect to private placements, the Chief Compliance Officer shall specifically document the reasons for approving or disapproving the request.

D.            Violations or Suspected Violations

If the Chief Compliance Officer becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer shall take whatever steps deemed necessary to enforce the provisions of the Code, including consulting with outside counsel.

E.            Review of Chief Compliance Officer Reports and Requests

To the extent the Chief Compliance Officer submits holdings and transactions reports, pre-clearance requests pursuant to this Code of Ethics, such reports and requests will be reviewed by the Chief Executive Officer, who shall act as the “Chief Compliance Officer” under this Code with respect to all such reports and requests.

F.            Delegation

The Chief Compliance Officer may delegate certain administrative responsibilities under this Code of Ethics.  The Chief Compliance Officer shall retain ultimate responsibility, however, for the administration of the Code of Ethics.

9.	OTHER RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER

A.            Administrative

•	Ensure all Employees receive a copy of the Code of Ethics and sign the certification on an initial and annual basis, as well as for any amendments to the Code of Ethics.
•	Determine whether an Employee has Material Non-Public Information, with such assistance as may be required. Further, upon determining that an Employee possesses Material Non-Public Information, enforce the provisions of this Code.
•	Receive reports of violations and suspected violations of the Code, investigate them promptly, with such assistance as may be required, and determine whether a violation has occurred.
•	Review the operation of the Code on at least an annual basis to determine its adequacy and the effectiveness of its implementation.
•	Update the Code of Ethics as necessary or appropriate in the event of compliance issues, changes in the Adviser’s business activities or regulatory developments.
7

B.	Records Required To Be Kept for Five Years (minimum two years on-site)

•	All initial and annual holdings reports
•	All quarterly personal trading reports
•	A copy of the Code of Ethics currently in effect and any that have been in effect within the past five years
•	A record of any violation of the Code of Ethics and of any action taken as a result of the violation
•	All written acknowledgements of the Code of Ethics for each person who is currently, or within the past five years was, an employee or supervised person of the Adviser
•	A list of persons who are currently, or within the past five years were, Access Persons
•	All records documenting the annual review of the Code of Ethics
•	All records of any approval of investments in private placements and IPOs
8

APPENDIX A

DEFINITIONS

“Access Person” means any Employee who

•	has access to nonpublic information regarding any clients' purchase or sale of securities or nonpublic information regarding the portfolio holdings of any registered fund the Adviser or its affiliates manage, or
•	recommends securities for client accounts, or
•	has access to securities recommendations for client accounts that are nonpublic.

Officers and members of the Adviser are presumed to be Access Persons.

“Beneficial Ownership” of a security means a direct or indirect “financial interest” in the security.  This means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  In addition to obvious instances of Beneficial Ownership, Beneficial Ownership by a person includes, without limitation, the following examples:  securities Beneficially Owned by Immediate Family Members of the person (a presumption rebuttable by evidence to the contrary); securities held by a trust in which the person is a beneficiary; securities held by a partnership in which the person is a general partner or, in some circumstances, owned by a corporation in which the person is a shareholder; securities held in a portfolio from which the person is entitled to a performance-related fee (subject to limited exceptions); and securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

“Client” means any person for whom or which the Adviser serves as an “investment adviser” within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

“Chief Compliance Officer” means the person designated by the Adviser to serve as Chief Compliance Officer pursuant to Rule 206(4)-7.

“Employees” include all directors, officers and employees of the Adviser and any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control.  It is intended that this definition reflect the concept of “Supervised Persons” set forth under the Investment Advisers Act of 1940, as amended.

“Immediate Family Member” of a person includes the person’s spouse, children under the age of 25 years residing with the person, and any trust or estate in which the person or any other Immediate Family Member has a Beneficial Ownership interest.

“Insider” means the Adviser, an Employee of the Adviser and any Immediate Family Member of the Employee.  In addition, a person is an Insider if the person enters into a special confidential relationship in the conduct of the affairs of the Adviser and as a result is given access to Material Non-Public Information.  Examples include, without limitation, accountants, consultants, advisers, attorneys, bank lending officers and the employees of such organizations.

“Insider Trading” means the use of Material Non-Public Information to trade in a security (whether or not one is an Insider) or the communication of Material Non-Public Information to others.  While the meaning of the term is not static, Insider Trading generally includes: (a) trading in a security by an Insider, while in possession of Material Non-Public Information; (b) trading in a security by a person who is not an Insider, while in possession of Material Non-Public Information, where such information either was disclosed to the person in violation of an Insider’s duty to keep it confidential or was misappropriated; and (c) communicating Material Non-Public Information to any person, who then trades in a security while in possession of the information.
9

“Material Non-Public Information” For purposes of this policy, information is “material” if it has “market significance” in the sense that such information, if disclosed, would be likely to affect the market price of any outstanding securities or would be likely to be considered important by reasonable investors in determining whether to purchase or sell such securities.  Information should be deemed “non-public” when it is not yet in general circulation or when the possessor knows or should know that the information is only available to “insiders”.  To show that information is public, one should be able to point to some fact demonstrating that the information is generally available, e.g., by disclosure in a press release or public filing.

Although issuers are generally prohibited from selectively disclosing material non-public information, disclosure of such information may occur in the context a of a formal or informal meeting with a company representative.  Material non-public information may be in the possession of a service provider to the issuer, such as a lawyer, accountant, investment banker, or consultant.  Such information may also be in the possession of friends or relatives of an issuer’s employees or service providers.  A person’s relationship with the company is not determinative of whether that person possesses material nonpublic information.  Rather, it is the nature of the information itself that must be examined.  If the information possessed by an individual satisfies the definition of material non-public information set forth above, that information must be kept confidential and may not be the basis for any securities or other transactions related to the information.

Although it is not possible to identify in a policy all information that could be deemed “material”, some examples relating to issuers would include earnings, dividend actions, mergers and acquisitions, major discoveries, major new products, significant achievements or failures in research or testing activities, major personnel changes, labor negotiations, price changes, major marketing changes, government investigations or significant litigation.

For purposes of this policy, the prohibition on transactions based on the possession of material non-public information includes transactions in all securities and other instruments while in the possession of material non-public information relevant to the transaction.  This includes transactions in equity securities and debt securities, including municipal securities and government-issued securities.

“Personal Securities Transaction” means a transaction in a security in which a person has or thereby acquires Beneficial Ownership.  A person is considered to be “engaging in” or “effecting” a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transaction.

“Security” means (except as set forth below) any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), any Exchange Traded Fund (“ETFs”- whether organized as an open-end fund or a unit investment trust) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.
10

“Security” does not include:

•	Direct obligations of the Government of the United States;
•	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.
11

HOLDINGS REPORT OF ACCESS PERSONS

Please indicate below whether this is an Initial Holdings Report or an Annual Holdings Report.

Initial	Annual

You must submit this Report to the Chief Compliance Officer not later than 10 days after you become an Access Person and thereafter no later than January 31st of each year. You should carefully review the Code of Ethics before completing the Report.  Capitalized terms in this Report have the same meanings as defined in the Code of Ethics.  Please direct questions regarding the completion of this Report to the Chief Compliance Officer.

•	You need not include securities holdings that are not “Securities” as defined in the Code.

•	If you have no reportable securities holdings, put an “X” in the following box ☐, and skip to the signature line.

•	Set forth the following information with respect to reportable securities holdings in which you have any Beneficial Ownership: **

Number of
Shares or
Title and Exchange Ticker/	Principal	Type of	Broker, Dealer
CUSIP	Amount	Security	or Bank Involved

(If you need additional space, please attach additional pages.)

The answers to the foregoing (including any attached statements) are true and correct to the best of my information and belief and the information supplied is current as of a date no more than 45 days before the date of this submission.

Name of Access Person

Dated:	,
Signature of Access Person

**            Alternatively, you may attach broker-dealer or other statements reflecting these holdings as long as the statements contain all the information required by this Report.  If you attach statements, write “See attached statements” on the face of the Report.

Chief Compliance Officer Initials:	Date:

12

QUARTERLY TRANSACTION REPORT OF ACCESS PERSONS

(for the Quarter Ended                                                                                                  ,            )

You must submit this Report to the Chief Compliance Officer not later than 30 days after the end of each calendar quarter. You should carefully review the Code of Ethics before completing the Report.  Capitalized terms in this Report have the same meanings as defined in the Code of Ethics.  Please direct questions regarding the completion of this Report to the Chief Compliance Officer.

•	You need not include transactions of the type described in Section 6.B of the Code or involving securities other than “Securities” as defined in this Code.

•	If you had no reportable transactions during the quarter, put an “X” in the following box ☐, and skip to the signature line.

•	If you wish to make a statement that this Report should not be construed as an admission that you have any Beneficial Ownership in a security listed in the Report, please put an asterisk (*) next to the reported transaction(s) in that Security.

•	Set forth the following information with respect to reportable transactions during the quarter in any security in which you have, or by reason of such transaction acquired, any Beneficial Ownership in the security:**

Date	Title or Description of Security	Number of Shares or Principal Amount	Nature of Transaction (purchase, sale, or other)	Unit Price	Total Price	Broker, Dealer or Bank Involved

(If you need additional space, please attach additional pages.)

The answers to the foregoing (including any attached statements) are true and correct to the best of my information and belief.

Name of Access Person

Dated:	,
Signature of Access Person

**            Alternatively, you may attach broker-dealer or other statements reflecting those transactions as long as the statements contain all the information required by this Report.  If you attach statements, write “See attached statements” on the face of the Report.

Chief Compliance Officer Initials:	Date:

13

REQUEST BY ACCESS PERSON
TO ENGAGE IN A PRIVATE PLACEMENT OR IPO PERSONAL SECURITIES TRANSACTION

I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest.  (If necessary, use approximate dates and amounts of proposed Personal Securities Transaction.)

Record Owner of Account:
Relationship to Access Person:
Proposed Date of Transaction:	,20

PROPOSED TRANSACTION

Name of Issuer/ Title or Description of Security	Number of Shares or Principal Amount	Number of Transaction (purchase, sale or other)	Unit Price	Total Price	Broker, Dealer or Bank

Name of Access Person

Dated:	, 20
Signature of Access Person

☐ PERMISSION GRANTED	☐ PERMISSION DENIED

Dated: _______________, 20____.

Signature of Chief Compliance Officer

14

ACKNOWLEDGMENT OF CODE OF ETHICS

Please indicate below whether this is an initial acknowledgement, an annual acknowledgement, or an acknowledgement of an amended Code of Ethics.

Initial	Annual	Amended

You must review the Adviser’s Code of Ethics before completing this Acknowledgment.  Terms defined in the Code of Ethics have the same meanings in this Acknowledgment.  You must give this Acknowledgment directly to the Chief Compliance Officer.

For the initial and annual acknowledgements, please complete the following:  as of the date below, I participate in the following outside activities (as discussed in the Code of the Ethics).

Name of Organization	Position

I REPRESENT AND CERTIFY THAT I HAVE RECEIVED, READ, UNDERSTOOD AND WILL COMPLY WITH THE CODE OF ETHICS AND UNDERSTAND THAT I AM SUBJECT TO THE CODE.  IF THIS IS AN ANNUAL CERTIFICATION, I FURTHER REPRESENT AND CERTIFY THAT I HAVE COMPLIED WITH THE CODE DURING THE PRECEDING YEAR.

Please direct questions regarding the completion of this Acknowledgment to the Chief Compliance Officer.

Name of Employee

Dated:	,
Signature of Employee

15

York Registered Holdings, L.P.

CODE OF ETHICS

I.	INTRODUCTION

A.            This Code of Ethics (the “Code”) is based on the principle that directors, officers, partners and employees (“Employees”) of York Capital Management Global Advisors, LLC (“YGA”) , York Registered Holdings, LP (“YRH”), collectively the “Firm”) and certain of  their affiliates owe a fiduciary duty to the funds and accounts (the “Clients” or “Client”) which the Firm manages.  Accordingly, Employees must avoid activities, interests and relationships that may potentially interfere or appear to interfere with making decisions in the best interests of the Clients.  Each Employee is under a duty to exercise his or her judgment and responsibility for the benefit of the Clients and may not participate in any activities that may potentially conflict with the interests of the Clients.  The Firm maintains a list of all Employees and notifies Employees of their obligation to follow the Code.

At all times, Employees must:

1.	Place the interests of Clients first. As part of the Firm’s fiduciary duty, Employees must scrupulously avoid serving their own personal interests ahead of the interests of the Clients. Employees may not cause a Client to take action, or not take action for the employee’s benefit rather than the benefit of the Client. For example, an Employee would violate this Code by causing a Client to purchase a security already owned by the Employee for the purpose of increasing the price of the security. Another example would be if an Employee invested in a security that was appropriate for a Client without first considering that investment for that Client.

2.	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Firm could call into question the exercise of independent judgment. Accordingly, Employees may accept such items only in accordance with the limitations of this Code. An Employee should use his or her best judgment and consult with the Chief Compliance Officer (the “CCO”) before accepting a gift from a party associated with the Firm. In addition, Employees may not use any knowledge of Client portfolio transactions to benefit from the market effect of those transactions.

3.	Conduct all personal securities transactions in full compliance with this Code, including all pre-authorization and reporting requirements, and comply fully with each of the Firm’s policies and procedures regarding inside and/or confidential information.

While the Firm encourages Employees and their families to develop personal investment programs, Employees must not take any action that could potentially cause even the appearance that an unfair or improper action has been taken.  Accordingly, Employees must follow the policies set forth below with respect to trading in any employee or related account.  Doubtful situations should be resolved in favor of Clients.  Any questions concerning this Code should be addressed to the CCO.

The Code applies to every Employee of the Firm.  In any instance in which both the Code and the applicable Compliance Manual apply, the more restrictive rule applies.

II.	PERSONAL SECURITIES TRANSACTIONS

A.	Annual Disclosure of Personal Investments. In addition to the trade reporting requirements discussed below, Employees must disclose all of their personal investments annually. This includes all public and private investments, hedge funds, ETFs and brokerage accounts. In addition, all securities of which Employees have direct or indirect Beneficial Ownership must be fully disclosed. Such disclosure must be made initially at the commencement of employment within 10 days of commencing work at the Firm by providing investment information that is less than 45 days old, and annually thereafter. For purposes of this Section IIA, any holdings described in Section IIB3a, b, or e need not be disclosed.

B.	Trade Preauthorization Requirements

1.	General Requirement. Employees may not purchase securities or options in their personal accounts. Employees are permitted to effect up to 20 trades in ETFs or indices in a given calendar year. All transactions in securities of which an Employee has direct or indirect beneficial ownership must be preauthorized except for securities transactions set forth in the following section II.B.3. In addition, transactions in closed end mutual funds, indices, municipal bonds and ETFs must be pre-cleared. (The sales of securities which the employee owned prior to joining York or prior to June 2006 may be made with pre-clearance).

2.	Pre-Clearance does not Protect Wrongdoing. Compliance with this pre-clearance requirement is separate from and in addition to the employee’s other obligations under this Code. Even if an Employee has pre-cleared a transaction in a security subject to this Code, each employee acknowledges that the transaction may be subject to further review by the CCO if the transaction is ultimately determined to have been made in contravention to one or more provisions of the Code. This means that just because compliance says a trade is acceptable does not mean that it is, if it is later determined that there were facts and circumstances not disclosed to compliance.

3.	Exempt Transactions. The following securities transactions are exempt from the preauthorization requirements set forth in Section II.B.1 of this Code:

a.	Transactions in direct obligations of the U.S. Government;

b.	Transactions in:

i.	bankers’ acceptances;
ii.	bank certificates of deposit;
iii.	commercial paper; and
iv.	high quality short-term debt instruments, including repurchase agreements;

c.	Certain Corporate Actions. Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

d.	No Direct or Indirect Influence or Control. Any transaction effected in any account over which you do not have any direct or indirect influence or control; and

e.	Open end mutual funds (other than those managed by the Firm or a control affiliate of the Firm)

f.	Miscellaneous. Other categories of securities transactions as may from time to time be designated in writing by the CCO on the grounds that the risk of abuse is minimal or non-existent.

C.	Preauthorization Requests.

1.	Trade Authorization Request Form. Prior to entering an order for a securities transaction in an employee account or a related account, the Employee must complete, a Trade Authorization Request Form and submit the completed form to the CCO. If the CCO is out of the office or unavailable, another compliance officer will review the Trade Authorization Request Form. These trade authorization request forms are available online at Mycompliance.com.

2.	Review of the Form. After receiving the completed Trade Authorization Request Form, the CCO will review the information and, as soon as practicable, determine whether to authorize the proposed securities transaction. The authorization and date of the authorization must be reflected on the Trade Authorization Request Form. The CCO will keep the completed form, and return a copy to the Employee.

3.	Length of Trade Authorization Approval. The authorization provided by the CCO is effective, unless revoked, until the earlier of (1) the close of business on the day the authorization is granted or, if authorization is granted after 3:00 p.m., then 10:00 a.m. the next business day, or (2) the Employee’s discovery that the information in the Trade Authorization Request Form is no longer accurate. If the securities transaction is not placed within that period, a new authorization must be obtained before the securities transaction is placed.

NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PREAUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE AND TIME OF THE AUTHORIZATION BY THE CCO.  VERBAL APPROVALS ARE GENERALLY NOT PERMITTED. (Under certain circumstances, email clearance is permitted.)

NO EXPLANATION IS REQUIRED FOR REFUSALS.  IN SOME CASES, TRADES MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL.  THE CCO IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

D.	Prohibited Transactions. The following securities transactions are prohibited and will not be authorized absent extraordinary circumstances:

1.	Inside Information. Securities transactions by any Employee while in possession of material non-public information regarding the security or the issuer of the security.

2.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create the false appearance of active trading.

3.	Restricted List Securities. Transactions in securities that appear on the Firm restricted list, except under the limited circumstances .

4.	Seven-Day Blackout. Securities transactions within seven (7) calendar days after purchase or sale of the same securities (or equivalent securities) by a Client, e.g. one of our funds. For example, if a Client trades a security on day one, day eight is the first day an Employee may trade that security for an account in which he or she has a beneficial interest.

5.	Intention to Buy or Sell for Client. Securities transactions at a time when you intend, or know of another Employee’s intention, to purchase or sell that security (or an equivalent security) on behalf of a Client are prohibited. This prohibition applies whether the securities transaction is in the same (e.g. two purchases) or the opposite (a purchase and sale) direction of the transaction of the Client.

6.	Initial Public Offerings. Acquisition of securities in an initial public offering.

7.	Others. Any other securities transaction deemed by the CCO to involve a conflict of interest, possible diversion of a corporate or advisory client opportunity, or the appearance of impropriety.

E.	Treatment of Private Placements and Private Investments.

Absent prior written approval by the CCO, the acquisitions of securities in private placements and other private investments are prohibited.  This approval will not be granted unless the Employee can clearly demonstrate that a) the investment is not presently appropriate for any Client, b) it is unlikely that the investment will be appropriate for any Client in the future, and c) the investment is not being offered to the Employee because of his or her position with the Firm.  The sale of a security acquired in a private placement is similarly restricted.  Written documentation will be maintained to demonstrate the rationale supporting any approval of a private placement.  Similarly, investments by Employees in other hedge funds will not be permitted.

If, after receiving the required approval, the Employee acquires securities in a private placement, the Employee must immediately disclose that investment to the CCO if the Employee begins to play a part in any consideration of an investment in the issuer by any Client.  The decision to purchase securities of the issuer by a Client in such circumstances must be independently reviewed and authorized by the CCO.

F.	Short-Term Trading Activity.

Short-term trading activity (that is, purchases and sales (or sales and purchases) of the same (or equivalent) securities by any Employee within a 14-day period) is prohibited under this Code.  The Firm encourages investment rather than short-term trading by Employees.  Accordingly, all employee accounts will be subject to monitoring.  Exceptions to this prohibition on short-term trading must be pre-cleared by the CCO in accordance with the procedures in Section II.C.

G.	Trade Reporting Requirements

1.	Reporting Requirement. Employees must arrange for the CCO to receive directly (if possible) from their broker, dealer or bank duplicate copies of each monthly or quarterly statement for each employee account within 30 days of month end. If an Employee is not able to arrange for duplicate monthly account statements to be sent or the statements do not cover all securities of which the Employee has beneficial ownership, he or she must immediately notify the CCO so that another arrangement can be made. For purposes of this Section IIG, any transactions described in Section IIB3a, b, d or e need not be disclosed.

2.	Review and Availability. All information supplied under this Code, including holdings and transactions reports, will be reviewed by the CCO or his or her delegate. All information supplied will be available for inspection by any supervisor, the Firm’s outside counsel, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which the Firm is a member and any state securities commission.

H.	Chief Compliance Officer

The Firm’s General Counsel will review all investments and investment activity of the CCO.

I.	Investment Opportunities for Partners of the Firm

Under certain circumstances the compliance department will work with the Firm’s partners, outside legal counsel, and other advisors, in order to structure investment alternatives which will allow the Firm’s partners to diversify their investments.  These opportunities may include investment funds, exclusively for them, handled by outside managers or other pre-approved investment opportunities.  It may also include the purchase of the stocks or bonds of blue chip companies to be held tong-term as an investment.  The details of this arrangement will be documented in writing.  Their ongoing oversight and review will be monitored by the compliance department.

III.	FIDUCIARY DUTIES

A.	Confidentiality. Employees may not reveal any information relating to the investment intentions, activities or portfolios of Clients or securities that are being considered for purchase or sale, except to persons at the Firm or persons outside the Firm to whom disclosure is in the interests of the Firm.

B.	Compliance with Federal Securities laws. Employees are required to comply with applicable securities laws.

C.	Gifts and Entertainment.

1.	Accepting Gifts and Entertainment. On occasion, as a result of an employees position with the Firm, an Employee will be offered, or receive gifts from Clients, brokers, vendors or other persons not affiliated with the Firm. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the CCO. Gifts of nominal value, (i.e., gifts whose reasonable value is no more than $250 annually from a single giver) and promotional items (e.g., pens, mugs) may be accepted. Customary business lunches, dinners and entertainment (e.g., sporting events) are acceptable as long as the employee and his business counterpart both attend (however, if the entertainment appears extremely lavish or too frequent, notify the CCO).

Tickets to a sporting event at which the business counterparty will not be present are not permitted. Present means he or she will be sitting with you and at some point discussing business.  It does not mean that someone from the counterparty’s firm will be somewhere in the stadium.

Gifts of cash and cash equivalents are prohibited.

If the Employee receives or anticipates receiving any gift or entertainment that might be prohibited under this Code, the employee must inform the Compliance Department.
Employees may not accept airfare or air transportation from a business counterparty without the prior approval of the Compliance Department.  In addition, hotel and lodging may not be paid for by business counterparties.

2.	Giving Gifts and Providing Entertainment. Employees may not give any gift in excess of $250 per year to business counterparties associated with securities or financial organizations, including exchanges, news media or clients of the Firm. Employees may provide reasonable entertainment to persons associated with securities or financial organizations provided that both employee and recipient are present. Employees must be aware that there are a large number of laws such as the Foreign Corrupt Practices Act as well as “pay-to-play” and lobbying rules which prevent the Firm or its employees from giving anything of value or entertainment to government employees.

3.	Master Log for Reporting and Approval.All gifts and entertainment given or accepted by an employee (other than those valued at less than $100) must be recorded on the Firm’s Gift and Entertainment Master Log maintained by the CCO. The employee is required to submit the information by email to the CCO. In any event, the giving or receipt of any gift or entertainment of a value exceeding $250 must be approved by the CCO. If possible, this must be approved prior to the giving or receipt of the gift or entertainment.

4.	Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

5.	Embarrassing Situations.Employees must never accept or give any gift or entertainment that would cause the employee or the Firm embarrassment if it were ever made public.

D.	Corporate and Advisory Client Opportunities. You may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This includes, but is not limited to, acquiring securities for your own account that would otherwise be an appropriate investment for the Firm or a Client.

Under certain limited circumstances, and only with the prior written approval of the CCO, an Employee may participate in certain opportunities that might be appropriate for a Client, but are deemed by the CCO not likely to have an adverse effect on any Client.  In making his determination, the CCO will consider the following factors: (i) whether any Client was legally and financially able to take advantage of this opportunity; (ii) whether the Firm or any Client would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to securities to be purchased, sold or held by any Client.  Employees shall not be deemed to have violated this section by virtue of an investment by the Firm or any of its affiliates in any of the Funds.

An Employee may not usurp a corporate opportunity by making an investment that would be appropriate for the Firm or any of its affiliates, unless, in the course of the pre-clearance transaction, the CCO determines that the proposed investment is either inappropriate or undesirable for the Firm or any of its affiliates or that the Firm or any of its affiliates would also be able to participate in the investment on a no less advantageous basis.

E.	Undue Influence. You may not cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit .

If an Employee stands to benefit materially from an investment decision for a Client that you are recommending or participating in, you must disclose that interest to the CCO.  The disclosure must be made before the investment decision and should be documented and provided to the CCO. Based on the information given, a decision will be made on whether or not to restrict the Employee’s participation in causing a Client to purchase or sell a security in which that Employee has an interest.

It is assumed that Employees are aware of the trading activity of the Firm.  It is possible in a particular situation that an Employee is not aware that the Firm is about to trade a security that the Employee owns.  However, the burden is on the Employee to demonstrate his or her lack of knowledge.

F.	Service as a Director. Employees may not serve on the board of directors (or any similar capacity) of another company (other than a company affiliated with the Firm) without prior notification to the CCO. If approval is granted for service on the Board of Directors of a publicly traded company, it will normally require that the director be insulated from those making investment decisions regarding securities issued by the company on whose board the director sits.

G.	Outside Business Activities. Employees may not engage in any of the following outside business activities without the prior written consent of the CCO:

1.	Be engaged in any other business;

2.	Be employed or compensated by any other person for business-related activities;

3.	Serve as an employee of another organization;

4.	Engage in securities transactions to such an extent that the Employee’s attention is diverted from employment responsibilities to the Firm and its Clients.

H.	Political Contributions. All political contributions must be pre-cleared by the compliance department.

IV.	WORK OVER COMPANY SERVER

All York business emails should be sent over the Firm’s email system.  Do not forward work or business emails to your personal email accounts.  If you need to work from home, you can remotely log onto the server from your home computer.  The regulators have asserted that compliance must be able to monitor and store all work related emails and documents.  Those documents must be on our server in order to be maintained.   This rule is for the Employees’ benefit as well as the Firm’s. If regulators believe that emails and work are being forwarded to a personal account, they will subpoena access to the personal account.

V.	ENFORCEMENT OF THE CODE

A.	Investigating Violations of the Code. The CCO will investigate any reported or suspected violation of the Code, recommend sanctions, and report to the Firm’s senior management.

B.	Annual Reports. The CCO will review this Code at least once a year, in light of legal and business developments and experience in implementing the Code. The CCO will prepare an annual written report to the Firm’s Executive Committee and to the Board of any registered fund Client that:

1.	Summarizes any changes in the procedures made during the past year. If any material changes to the Code are made during the year, the CCO will report such changes to the Executive Committee. Within six months of making any material changes applicable to any registered fund Client, the CCO will present such changes for approval by the Board of the fund.

2.	Identifies any violations requiring significant remedial action during the past year.

3.	Identifies any recommended changes in existing restrictions or procedures.

4.	Certifies that the Firm has adopted procedures reasonably necessary to prevent its Employees from violating the Code.

C.	Remedies. If the CCO determines that an Employee has violated the Code, sanctions may be imposed or other actions taken as deemed appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, required disgorgement of short-term trading profits, civil referral to the SEC, criminal referral, and/or termination of employment for cause.

As part of any sanction, the CCO may require the Employee to reverse any trades in question and forfeit any profit or absorb any loss from the trade.

D.	Review. Whenever the CCO determines that an Employee has committed a violation of the Code meriting significant remedial action, he will report to the Executive Committee information relating to the investigation of the violation, including any sanctions imposed. In performing this function, the Executive Committee shall have access to all information considered by the CCO in relation to the case.

E.	Compliance Certification. At least once a year, Employees will be required to certify on the Employee Certification Form set forth in the Appendix that each has read and understands this Code, that each has complied with the requirements of the Code, and that each has disclosed or reported all personal securities holdings and transactions required to be disclosed or reported.

F.	Inquiries Regarding the Code. Please call the CCO if you have any questions about this Code or any other compliance-related matters.

G.	Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Firm’s CCO may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves at most a negligible opportunity for abuse or otherwise merits an exception to the Code and that the exception complies with applicable law. Approval of all such exceptions must be in writing. The CCO will report the exception to the Executive Committee at the next regularly scheduled committee meeting.

H.	Violations of the Code. Any violation of the Code of which an Employee becomes aware must be promptly reported to the CCO.

I.	Maintenance of Records. The CCO shall maintain and cause to be maintained in an easily accessible place, the following records:

1.	A copy of any Code of Ethics adopted by the Firm which is or has been in effect during the past six years;

2.	A list of all Employees who are, or within the preceding five years have been, required to make reports pursuant to this Code;

3.	A copy of each report made by an Employee pursuant to this Code;

4.	A copy of any decision and reasons supporting such decision to approve a pre-clearance transaction pursuant to this Code, made within the past six years preceding the beginning of the fiscal year in which such approval is granted; and

5.	A copy of each report made to the Board of any registered fund Client pursuant to Rule 17j-1 within the preceding six years;

6.	A copy of any record or report of violation of this Code and any action taken as a result of such violation.

DEFINITIONS

“Beneficial ownership” is interpreted in the same manner as it would be under Rule 16a 1(a)(2) of the Securities Exchange Act of 1934.   An employee may be deemed to have beneficial ownership of securities owned by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the employee can share in any profit from the securities or exerts any control over the account.  For example, a person can beneficially own securities if they are held by a Family Member sharing the same household, by a corporation controlled by the Access Person, by a partnership of which the Access Person is a general partner, or by certain trusts of which the access person is a trustee, beneficiary or settlor.

“Control” has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.  In general, a person is presumed to control a company if he or she beneficially owns, directly or indirectly, more than 25% of the voting securities of the company, and a natural person is presumed not to be controlled by any other person.

“Employee” means (i) any director, officer, partner or employee of  the Firm; (ii) any director, officer, general partner or employee of any company in a control relationship to the Firm who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding Securities Transactions, or whose functions relate to the making of any recommendations with respect to Securities Transactions; and (iii) any natural person in a control relationship to the Firm who obtains information concerning such recommendations.

“Equivalent Security” means any security issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

“Fund” means any registered or unregistered investment fund of any type for which the Firm or any of its affiliates serves as an adviser.

“Security” includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, all derivative instruments, such as options and warrants, and any other instrument within the definition of the term “security” in the Securities Act of 1933.

“Securities Transaction” means a purchase or sale of securities.

TRADE AUTHORIZATION REQUEST FOR EMPLOYEES

(1)	Name of employee requesting authorization, and relevant account number:

(2)	If different than #1, name of the person in whose account the trade will occur:

(3)	Relationship of (2) to (1):

(4)	Name of firm at which the account is held:

(5)	Name of security:

(6)	Maximum number of shares or units to be purchased or sold or amount of bond:

(7)	Check those that are applicable:	____Purchase ____Sale

______ Market Order
______Limit Order (Price of Limit Order:_______)

(8)	Do you possess material nonpublic information regarding the security or the issuer of the security?	Yes No

(9)	To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security on behalf of any Client, including but not limited to any fund managed by the Firm?	Yes No

(10)
To your knowledge, has the Firm purchased or sold these securities or equivalent securities for any client within the past five calendar days or do you expect that the Firm will will purchase or sell these securities or equivalent securities on behalf of any client within the next five calendar days?
Yes No

(11)	Are the securities being acquired in an initial public offering?	Yes No

(12)	Has this opportunity been offered to the Firm?	Yes No

(13)	Are the securities being acquired in a private placement?	Yes No

(14)	Have you purchased or sold these securities within the past 14 days?	Yes No

I have read the Code of Ethics for the Firm within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

Employee Signature

Print Name

Date Submitted

Authorized by:

Date:

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received this Code of Ethics (dated November 2012) and represent that:

1.	In accordance with Section II of this Code of Ethics, I will fully disclose any and all securities of which I have Beneficial Ownership (as defined by the Code of Ethics)

2.	In accordance with Section II of this Code of Ethics, I will obtain prior authorization for all securities transactions, except for transactions exempt from preauthorization under Section II of this Code of Ethics.

3.	In accordance with Section II of this Code of Ethics, I will arrange for the CCO to receive duplicate copies of monthly statements for each securities transaction or will make other arrangements with the CCO for the reporting of these transactions.

4.	I will otherwise comply with this Code of Ethics in all respects.

5.	I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of this Code.

Employee Signature

Print Name

Dated:

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past calendar year:

1.	In accordance with Section II of the Code of Ethics, I have fully disclosed any and all securities of which I have Beneficial Ownership (as defined in the Code of Ethics).

2.	In accordance with Section II of the Code of Ethics, I have obtained prior authorization for all securities transactions except for transactions exempt from preauthorization under Section II of the Code of Ethics.

3.	In accordance with Section II of the Code of Ethics, I have arranged for the Compliance Department to receive duplicate copies of each monthly statement for all employee accounts or related accounts or have made other arrangements with the CCO for the reporting of these transactions.

4.	I have otherwise complied with the Code of Ethics in all respects.

Employee Signature

Print Name

Dated: